SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                    ----------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT



                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934

                        Date of Report - January 8, 2001
                       (Date of earliest event reported)


                          METROLOGIC INSTRUMENTS, INC.
             (Exact name of Registrant as specified in its charter)



               New Jersey               0-24172             22-1866172
        (State of incorporation) (Commission file number) (IRS employer identification
                                                                   number)



                  90 Coles Road, Blackwood, New Jersey, 08012
               (Address of principal executive offices, zip code)


                            Area Code (856) 228-8100
                               (Telephone number)

Item 2.       Acquisition or Disposition of Assets.
              ------------------------------------

              On January 8, 2001, Metrologic Instruments, Inc. (the "Company") completed its acquisition of Adaptive Optics Associates, Inc. ("AOA"), a subsidiary of United Technologies Corporation. Under the terms of the acquisition, MTLG Investments, Inc., a wholly owned subsidiary of the Company, acquired all of the issued and outstanding capital stock of AOA from United Technologies Optical Systems, Inc. ("UTOS") for $19 million. Of the $19 million, $2 million was paid directly by the Company in cash, $6 million was financed through bank loans obtained by the Company with PNC Bank, National Association ("PNC Bank") and $11 million consists of promissory notes payable to UTOS. The amount of consideration paid in the transaction was arrived at through arms length negotiations between the parties.

              AOA is engaged in developing, manufacturing, marketing and distributing custom optical systems which include precision laser beam delivery, high speed imaging control and data processing, industrial inspection and scanning and dimensioning systems for the aerospace and defense industry in the United States and Canada.

Item 5.       Other Information.
              -----------------

              Simultaneous with the acquisition of AOA, the Company entered into a Credit Agreement with PNC Bank as agent for the Banks named therein. Both AOA and the Company are borrowers under the Credit Agreement. Under the terms of the Credit Agreement, the Company has secured a $20 million term loan and a $25 million revolving line of credit to fund the acquisition and refinance its existing debt. In exchange therefore, the Company and AOA have granted to PNC Bank a security interest in all of their respective properties and C. Harry Knowles, Chairman of the Board of Directors and Chief Executive Officer of the Company and Janet Knowles, Director and Vice President, Administration of the Company have personally guaranteed $5.5 million of the Company's obligation to PNC Bank. The guarantee is secured in part by a mortgage on the property which serves as the Company's executive offices.

Item 7.       Financial Statements and Exhibits.
              ---------------------------------

              (a) Financial statements of business acquired. Financial statements of Adaptive Optics Associates, Inc. have not been filed with this report on Form 8-K. Such statements will be filed within 60 days of the date hereof.

              (b) Pro forma financial information. Pro forma financial information has not been filed with this report on Form 8-K. Such information will be filed within 60 days of the date hereof.

              (c)     Exhibits

                      (2) Stock Purchase Agreement, dated December 22, 2000, by and among United Technologies Optical S ystems, Inc., Hamilton Sundstrand Corporation, MTLG Investments, Inc. and Metrologic Instruments, Inc.

                      (99.1) Credit Agreement, dated January 8, 2001, by and among Metrologic Instruments, Inc., Adaptive Optics Associates, Inc., the Guarantors named therein, PNC Bank, National Association, as agent to the Banks and the Banks named therein.

                      (99.2) Subordinated Promissory Note in the amount of $5 million, dated January 8, 2001, executed by MTLG Investments, Inc. in favor of United Technology Optical Systems, Inc.

                      (99.3) Subordinated Promissory Note in the amount of $6 million, dated January 8, 2001, executed by MTLG Investments, Inc. in favor of United Technology Optical Systems, Inc.

                      (99.4) Subordination, Nondisturbance and Attornment Agreement, dated January 8, 2001, by and among Metrologic Instruments, Inc., C. Harry Knowles, Janet Knowles, Metrologic Instruments, inc. and PNC Bank, National Association, as Agent

                      (99.5) Security Agreement, dated January 8, 2001, by and among Metrologic Instruments, Inc., C. Harry Knowles and Janet Knowles.





                                   SIGNATURES



              Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




Dated:  January 23, 2001                    Metrologic Instruments, Inc.



                                            By: /s/ Thomas E. Mills, IV
                                               ----------------------------
                                               Thomas E. Mills, IV
                                               President, Chief Operating
                                               Officer and Chief Financial
                                               Officer

                          METROLOGIC INSTRUMENTS, INC.
                           CURRENT REPORT ON FORM 8-K

                                 EXHIBIT INDEX

Exhibit
No.            Exhibit


(2) Stock Purchase Agreement, dated December 22, 2000, by and among United Technologies Optical Systems, Inc., Hamilton Sundstrand Corporation, MTLG Investments, Inc. and Metrologic Instruments, Inc.

(99.1) Credit Agreement, dated January 8, 2001, by and among Metrologic Instruments, Inc., Adaptive Optics
               Associates, Inc., the Guarantors named therein, PNC Bank, National Association, as agent to the Banks and the Banks named therein.

(99.2) Subordinated Promissory Note in the amount of $5 million, dated January 8, 2001, executed by MTLG
               Investments, Inc. in favor of United Technology
               Optical Systems, Inc.

(99.3) Subordinated Promissory Note in the amount of $6 million, dated January 8, 2001, executed by MTLG
               Investments, Inc. in favor of United Technology
               Optical Systems, Inc.

(99.4) Subordination, Nondisturbance and Attornment Agreement, dated January 8, 2001, by and among Metrologic Instruments, Inc., C. Harry Knowles, Janet Knowles, Metrologic Instruments, Inc. and PNC Bank, National Association, as Agent

(99.5) Security Agreement, dated January 8, 2001, by and among Metrologic Instruments, Inc., C. Harry Knowles and Janet Knowles.

EXHIBIT 2
                            STOCK PURCHASE AGREEMENT


                                  by and among


              UNITED TECHNOLOGIES OPTICAL SYSTEMS, INC., as Seller

                 HAMILTON SUNDSTRAND CORPORATION, as Guarantor

                                      and


                      MTLG INVESTMENTS, INC., as Purchaser

                                      and


                          METROLOGIC INSTRUMENTS, INC.


                         Dated as of December 22, 2000

                            STOCK PURCHASE AGREEMENT


         This STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of December 22, 2000, is entered into by and between United Technologies Optical Systems, Inc., a Delaware corporation (the "Seller"), Hamilton Sundstrand Corporation, a Delaware corporation (the "Guarantor") and MTLG Investments, Inc., a Delaware corporation (the"Purchaser") and Metrologic Instruments, Inc., a New Jersey corporation ("Metrologic").


                              W I T N E S S E T H:
                              -------------------

         WHEREAS, the Seller owns all of the outstanding capital stock of Adaptive Optics Associates, Inc., a Delaware corporation (the "Target");

         WHEREAS, upon the terms and subject to the conditions of this Agreement, the Seller desires to sell and the Purchaser desires to acquire all of the outstanding capital stock of the Target; and

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

         Section 1.01. Definitions. The following terms shall have the respective meanings set forth below
                           -----------
throughout this Agreement:

         "Accounting Principles" means generally accepted accounting principles ("US GAAP") used in preparing the Historical Information, all as described in
Schedule 3.05.

         "Affiliate" means, with respect to any person, at the time in question, any other person controlling, controlled by or under common control with such person.

         "Affiliated Group" means any affiliated group within the meaning of Code ss.1504(a) or any similar group defined under a similar provision of state, local or foreign law.

         "Books and Records" means the originals or copies of all financial records, personnel records and other business or operational records of the Target in the possession or control of the Seller and relating to the operation of the Target, including, without limitation, any database or other form of recorded, computer generated or stored information or process, but excluding any such records that are subject to the attorney-client privilege.

         "Business Day" means any day other than a Saturday, Sunday, a day on which banking institutions in the Commonwealth of Massachusetts are permitted or obligated by law to be closed or a day on which the New York Stock Exchange is closed for trading.

         "CSC Assets" shall mean those assets listed on Schedule 1.01(a).

         "Closing" means the closing of the transactions contemplated by this Agreement.

         "Closing Date" means the Business Day following the satisfaction or waiver of the conditions set forth in Sections 7.03, 7.04, 7.05, 7.07, 8.03, 8.04, 8.05 and 8.07 of this Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Confidentiality Agreement" shall have the meaning set forth in
Section 6.02 hereof.

         "Employee Benefit Plan" means "employee benefit plan" (within the meaning of Section 3(3) of ERISA) and all other employee benefit plans, contracts, agreements, practices, policies or arrangements, written or oral and whether or not subject to ERISA, including, without limitation, the following: all employment, severance, change-in-control and fringe benefit plans; all stock option, stock bonus and stock purchase programs; all retirement, incentive, bonus, profit sharing, gain sharing, deferred compensation, retention bonus, or other similar plans.

         "Employee Pension Benefit Plan" has the meaning set forth in ERISA ss.3(2).

         "Employee Welfare Benefit Plan" has the meaning set forth in ERISA ss.3(1).

         "Environmental, Health and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, and all common law concerning public health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means each entity which is treated as a single employer with Seller, the Target or any Subsidiary of Target for purposes of Code ss.414.

         "Fiduciary" has the meaning set forth in ERISA ss.3(21).

         "FTC" shall have the meaning set forth in Section 6.04(b) hereof.

         "Governmental Entity" shall have the meaning set forth in Section 3.03 hereof.

         "Hazardous Substances" shall mean "hazardous substances" as defined pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.ss.9601 et seq., "regulated substances" within the meaning of subtitle I of the Resource Conservation and Recovery Act, 42 U.S.C.ss.6991 et seq. ("RCRA").

         "Historical Information" shall have the meaning set forth in Section
3.05 hereof.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

         "Income Tax" means any federal, state, local, or foreign income tax, including any interest, penalty, or addition thereto, whether disputed or not.

         "Indemnified Party" shall have the meaning set forth in Section 11.02(a) hereof.

         "Indemnifying Party" shall have the meaning set forth in Section 11.02(a) hereof.

         "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and similar confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "knowledge" means, as to the Seller, the actual knowledge, after reasonable investigation, of any of the persons listed on Schedule 1.01(b)(i), and as to the Purchaser, the actual knowledge, after reasonable investigation, of any of the persons listed on Schedule 1.01(b)(ii).

         "Lien" means any pledge, claim, lien, charge, mortgage, encumbrance or security interest of any nature.

         "Losses" shall have the meaning set forth in Section 11.01(a) hereof.

         "material" means any occurrence which shall result in a liability for the Target or the Purchaser and shall reduce the value of the Target or the Purchaser, as the case may be, by more than $100,000.

         "Most Recent Balance Sheet" means the balance sheet contained within the September 30, 2000 financial statements of the Target.

         "Most Recent Fiscal Month End" means November 30, 2000.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Permitted Liens", as to any asset, means (i) Liens for taxes not yet due and payable or being contested in good faith by appropriate proceedings,
(ii) Liens arising by operation of law and (iii) other Liens that do not in the aggregate materially detract from the value or materially interfere with the present use of such asset in the business of the Target.

         "Person" means any individual, corporation, partnership, firm, joint venture, association, limited liability company, limited liability partnership, joint-stock company, trust, unincorporated organization, governmental, judicial or regulatory body, business unit, division or other entity.

         "Purchaser Material Adverse Change" means any material adverse change in the business, financial condition or results of operations of the Purchaser or in the ability of the Purchaser to perform its obligations under this Agreement.

         "Purchaser Material Adverse Effect" means a material adverse effect on the business, financial condition or results of operations of the Purchaser or on the ability of the Purchaser to perform its obligations under this Agreement.

         "Purchase Price" shall have the meaning set forth in Section 2.01 hereof.

         "Purchaser's Notes" shall have the meaning set forth in Section 2.02 hereof.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

         "Shares" means all of the issued and outstanding shares of capital stock of the Target on the date hereof.

         "Subsidiary" means, with respect to any person on a given date, any other person of which a majority of the voting power of the equity securities or equity interests is owned directly or indirectly by such person.

         "Target Material Adverse Change" means any material adverse change in the business, financial condition or results of operations of the Target, considered as a whole; provided, that for purposes of this definition the threshold for materiality shall be $200,000.

         "Target Material Adverse Effect" means any material adverse effect on the business, financial condition or results of operations of the Target, considered as a whole, or on the ability of the Seller to perform its obligations under this Agreement; provided, that for purposes of this definition the threshold for materiality shall be $200,000.

         "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "UTC" means United Technologies Corporation, a Delaware corporation.

         "UTC Affiliated Group" shall have the meaning set forth in Section 4.07(e).

         "Working Capital" means current assets less current liabilities.


                                   ARTICLE II
                       TRANSFER AND ACQUISITION OF STOCK

         Section 2.01. Transfer and Acquisition. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, the Seller shall sell, assign and transfer, and the Purchaser shall purchase, the Shares. Any transfer, sales or use tax or other governmentally imposed fees or governmentally imposed charges imposed in connection with the transfer, sale or recording of the Shares shall be paid by the Purchaser including, without limitation, any of the foregoing related solely to any 338(h)(10) Election made by the parties as contemplated by Section 407(k).

         Section 2.02. Purchase Price. The Purchaser shall pay to the Seller, in consideration for the Shares an aggregate purchase price of $19,000,000.00 (the "Purchase Price"). At execution of this Agreement, the Purchaser shall pay a non-refundable, except as provided for in Section 13.03 hereof, deposit of $2,000,000.00 (the "Deposit") by wire transfer of immediately available funds to the bank account designated by Seller. At the Closing, (i) $6,000,000.00 shall be paid by the Purchaser to the Seller by wire transfer of immediately available funds to the bank account designated by Seller and (ii) the Purchaser's $5,000,000 promissory note, in substantially the form of Exhibit A-1 attached hereto and the Purchaser's $6,000,000 promissory note, in substantially the form of Exhibit A-2 attached hereto (the "Purchaser's Notes"), shall be delivered to the Seller (the "Purchase Price Balance").

         Section 2.03 Purchase Price Adjustment. Within 45 days after the Closing Date, or as soon as practicable thereafter, the Seller shall deliver to the Purchaser an audited balance sheet for the Target as of the Closing Date (the "Closing Date Balance Sheet"). The Closing Date Balance Sheet shall be prepared by PricewaterhouseCoopers at Purchaser's sole expense in accordance with the Accounting Principles applied on a basis consistent with the Historical Information. Upon the final determination of the Working Capital as reflected by the Closing Date Balance Sheet (the "Closing Date Working Capital") the Purchase Price shall be adjusted as follows:

                  (a) if the amount of Closing Date Working Capital is less than the Working Capital as of the Most Recent Balance Sheet, the Seller shall pay (i) fifty percent (50%) of the amount of any such decrease as an adjustment in the Purchase Price to the Purchaser in cash no later than 45 days after the date of delivery of the Closing Date Balance Sheet, and (ii) the remaining fifty percent of such decrease in cash no later than 135 days after the date of delivery of the Closing Date Balance Sheet, each such payment by wire transfer of immediately available funds to an account designated by Purchaser; and


                  (b) if the amount of Closing Date Working Capital is greater than the Working Capital as of the Most Recent Balance Sheet, the Purchaser shall pay (i) fifty percent (50%) of the amount of any such increase as an adjustment in the Purchase Price to the Seller in cash no later than 45 days after the date of delivery of the Closing Date Balance Sheet, and (ii) the remaining fifty percent of such increase in cash no later than 135 days after the date of delivery of the Closing Date Balance Sheet, each such payment by wire transfer of immediately available funds to an account designated by Seller.

         Section 2.04. Place and Date of Closing. The Closing shall take place at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., Goodwin Square, 225 Asylum Street, Hartford, Connecticut, at 10:00 a.m. Eastern Standard Time on the Closing Date or such other time or place as the parties may mutually agree.

         Section 2.05. Transactions to be Effected at the Closing. (a) At the Closing, the Seller shall execute and deliver to the Purchaser certificates representing the Shares, duly endorsed in blank or with stock powers duly endorsed in blank, in proper form for transfer and such other agreements, instruments and documents as are required by this Agreement to be delivered by the Seller at the Closing.

                  (b) At the Closing, the Purchaser shall deliver to the Seller the remaining cash portion of the Purchase Price, by wire transfer to a bank account designated in writing by the Seller prior to the Closing Date, immediately available funds and the Purchaser's Notes. At the Closing, the Purchaser shall also execute and deliver to the Seller such agreements, instruments and documents as are required by this Agreement to be delivered by the Purchaser at the Closing.


                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         The Seller hereby represents and warrants to the Purchaser that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement with respect to this Article III), except as set forth in the Schedules attached hereto.

         Section 3.01. Organization, Standing and Authority. The Seller is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted.

         Section 3.02. Authorization. The Seller has the requisite power and authority, corporate and otherwise, to execute, deliver and perform its obligations under this Agreement. The execution and delivery by the Seller of this Agreement and the performance by the Seller of its obligations hereunder have been duly authorized by all necessary corporate action on the part of the Seller. This Agreement has been duly executed and delivered by the Seller and, subject to the due execution and delivery hereof by the Purchaser, this Agreement is a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

         Section 3.03. No Conflict or Violation, etc. Except as disclosed in
Schedule 3.03, the execution and delivery by the Seller of this Agreement and the consummation by the Seller of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, (a) conflict with any of the provisions of the Certificate of Incorporation or By-laws of the Seller or Target, (b) subject to the matters referred to in the next sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, require the consent of any person under, or result in the creation of any Lien on any property or asset of the Seller or the Target under, any indenture or other agreement, permit, franchise, license or other instrument or undertaking to which any of them is a party or by which any of them or any of their respective assets is bound or affected, or (c) subject to the matters referred to in the next sentence, contravene any statute, law, ordinance, rule, regulation, order, judgment, injunction, decree, determination or award applicable to the Seller or the Target or any of their respective properties or assets, which, in the case of clauses (b) and (c) above, singly or in the aggregate, would reasonably be expected to have a Target Material Adverse Effect. No consent, approval or authorization of, or declaration or filing with, or notice to, any court or governmental or regulatory authority or agency, domestic or foreign (a "Governmental Entity"), is required to be obtained or made by or with respect to the Seller or the Target in connection with the execution and delivery of this Agreement by the Seller or the consummation by the Seller of the transactions contemplated hereby, except for
(i) the filing of premerger notification and report forms under the HSR Act,
(ii) such other consents, approvals, authorizations, declarations, filings or notices as are set forth in Schedule 3.03 and (iii) such other consents, approvals, authorizations, declarations, filings or notices the failure to obtain or make which, in the aggregate, would not have a Target Material Adverse Effect.

         Section 3.04. The Shares. Schedule 3.04 accurately sets forth the authorized capital stock of the Target and the number of shares of each class of such capital stock that are issued and outstanding as of the date hereof. The Shares have been duly authorized, validly issued and are fully paid and are nonassessable. The Shares are owned beneficially and of record by the Seller, free and clear of all Liens. Upon delivery of payment for the Shares as herein provided, the Purchaser will acquire good and valid title to the Shares, free and clear of all Liens, other than (i) any Liens arising from acts of the Purchaser and (ii) the requirements of any applicable laws or regulations regarding the subsequent transfer of the Shares. There are no outstanding warrants, options, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) pursuant to which the Seller or the Target may become obligated to issue, sell, purchase or redeem any shares of capital stock or other securities of the Target. The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Target.

         Section 3.05. Financial Information. Attached hereto as Schedule 3.05 are the following financial statements: (i) audited balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 1998 and 1999, and (ii) unaudited balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the months ended September 30, 2000 (the "Historical Information"). Subject to the qualifications, assumptions and other limitations specified in Schedule 3.05, the Historical Information has been prepared in accordance with the Accounting Principles, consistently applied and is in accordance with the books and records of the Target and present fairly the financial position and the results of operations of the Target as of the dates and for the periods indicated.

         Section 3.06. Approvals and Permits. The Seller has no reason to believe that it will not be able to obtain as promptly as practicable all necessary approvals, authorizations and consents of Governmental Entities required to be obtained to consummate the transactions contemplated by this Agreement.

         Section 3.07. Brokers. Except as disclosed on Schedule 3.07, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller or the Target.

         Section 3.08. Disclaimer of Other Representations and Warranties. Except as expressly set forth in this Agreement, the Seller makes no representation or warranty, express or implied, at law or in equity, in respect of the Seller, its subsidiaries, or any of their respective assets, liabilities or operations, including, without limitation, with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed. The Purchaser hereby acknowledges and agrees that, except to the extent specifically set forth in Article XI, the Purchaser is purchasing the Shares on an "as-is, where-is" basis.


                                   ARTICLE IV
              REPRESENTATIONS AND WARRANTIES CONCERNING THE TARGET

         The Seller represents and warrants to the Purchaser that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV), except as set forth in the Schedules attached hereto.

         Section 4.01. Organization, Qualification, and Corporate Power. The Target is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Target is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where failure to be so qualified would not be likely to have a Target Material Adverse Effect. The Target has full power and authority, corporate and otherwise, and all material licenses, permits, government clearances and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. The Seller has delivered to the Purchaser correct and complete copies of the charter and bylaws of the Target (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of the Target are correct and complete. The Target is not in default under or in violation of any provision of its charter or bylaws, or to its knowledge (without investigation) any material licenses, permits, government clearances or authorizations referenced above

         Section 4.02. Title to Assets. The Target has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Liens (except Permitted Liens), except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

         Section 4.03. Subsidiaries. The Target does not have any subsidiaries.

         Section 4.04. Events Subsequent to September 30, 2000. Since September 30, 2000, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Target. Without limiting the generality of the foregoing, since that date or except as set forth on Schedule 4.04:

                  (a) the Target has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                  (b) the Target has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $500,000 or outside the Ordinary Course of Business;

                  (c) no party (including the Target) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $50,000 to which the Target is a party or by which is bound;

                  (d) the Target has not imposed any Liens, other than Permitted Liens, upon any of its assets, tangible or intangible;

                  (e) the Target has not made any capital expenditure (or series of related capital expenditures) either involving more than $100,000 or outside the Ordinary Course of Business;

                  (f) the Target has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $100,000 or outside the Ordinary Course of Business;

                  (g) the Target has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $50,000 singly or $500,000 in the aggregate;

                  (h) the Target has not delayed or postponed the paymentof accounts payable and other liabilities outside the Ordinary Course of Business;

                  (i) the Target has not cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $100,000 or outside the Ordinary Course of Business;

                  (j) the Target has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

                  (k) there has been no change made or authorized in the charter or bylaws of the Target;

                  (l) the Target has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                  (m) the Target has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

                  (n) the Target has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (o) the Target has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                  (p) the Target has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (q) the Target has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

                  (r) the Target has not made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (s) the Target has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

                  (t) there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Target that would result in a Target Material Adverse Effect; and

                  (u) the Target has not committed to any of the foregoing.

         Section 4.05. Undisclosed Liabilities. The Target has no material liabilities (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for Taxes), except for (i) liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) liabilities which have arisen after the date of the Most Recent Balance Sheet in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any material breach of contract, breach of warranty, tort, infringement, or violation of law).

         Section 4.06. Legal Compliance. The Target, Guarantor and Seller have complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply except to the extent that any of the foregoing would not have a Target Material Adverse Effect.

         Section 4.07.     Tax Matters.
                           -----------

                  (a) The Target has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by the Target (whether or not shown on any Tax Return) have been properly accrued. The Target currently is not the beneficiary of any extension of time within which to file any Tax Return. There are no Liens, other than Permitted Liens, on any of the assets of the Target that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (b) The Target has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                  (c) Neither the Seller nor any director or officer (or employee responsible for Tax matters) of the Target expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed in excess of the revenues set forth in The Historical Information. To Seller's knowledge (without investigation), there is no material dispute or claim concerning any Tax Liability of the Target either (A) claimed or raised by any authority in writing or
         (B) as to which any of the Seller and the directors and officers (and employees responsible for Tax matters) of the Target has knowledge based upon personal contact with any agent of such authority. Schedule 4.07(c) lists all federal, state, local, and foreign income Tax Returns filed with respect to any of the Target and its Subsidiaries for taxable periods ended on or after December 31, 1994, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Seller has delivered to the Purchaser correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Target since December 31, 1999.

                  (d) The Target has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (e) The Target has not filed a consent under Code ss.341(f) concerning collapsible corporations. Except as set forth on Schedule 4.07(e), the Target has not made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code ss.280G. The Target has not been a United States real property holding corporation within the meaning of Code ss.897(c)(2) during the applicable period specified in Code ss.897(c)(1)(A)(ii). Except as disclosed on Schedule 4.07(e), the Target is not a party to any Tax allocation or sharing agreement. The Target (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than the UTC Affiliated Group or a group the common parent of which was the Target) and (B) has no liability for the Taxes of any Person (other than any current or former member of the UTC Affiliated Group) under Reg. ss.1.1502 6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise. If the Target has been a member of an Affiliated Group filing a consolidated federal income Tax Return, the Seller shall: (a) notify the Purchaser of deficiency notices received by the common parent of the UTC Affiliated Group with respect to the Target or any subsidiary of the Target after the Closing Date; (b) be responsible for preparing and filing the final Tax Returns for the Target within the time period set by the Income Tax regulations provided that, the Purchaser reserves the right to review such final Tax Return prior to filing; and (c) allow Purchaser the right to participate in any Tax audits of Target's (or any predecessor entity's) Tax Returns and in any decision with respect to elections made on behalf of Target or any subsidiary of Target while such corporation was a member of the UTC Affiliated Group. For purposes of this Agreement, the Term "UTC Affiliated Group" shall mean the affiliated group of corporations (as defined in Section 1504(a) of the Code) of which UTC is currently the common parent.

                  (f) The unpaid Taxes of the Target (A) did not, as of the Most Recent Fiscal Month End, exceed by any material respect the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) do not exceed by any material respect that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Target in filing their Tax Returns.

                  (g) The Target has not agreed, nor is the Target required, to make any adjustment under Section 481(a) of the Code by reason of a change in account method or otherwise. The Target has not requested permission to, or been required by any taxing authority to, change its method of account for any material item.

                  (h) None of the assets of the Target is either "tax exempt use property" within the meaning of Section 168(h) of the Code or securities, directly or indirectly, any debt the interest on which is tax exempt under Section 103 of the Code.

                  Section 4.08.     Real Property.
                                    -------------

                  (a) Schedule 4.08 lists and describes briefly all real property leased or subleased to the Target. The Sellers have delivered to the Purchaser correct and complete copies of the leases and subleases listed in Schedule 4.08 (as amended to date). With respect to each lease and sublease listed in Schedule 4 08 and except as indicated on Schedule 4.08:

                           (i)  the lease or sublease is legal, valid,
                  binding,  enforceable, and in full force and effect;

                           (ii) the lease or sublease will continue to be
                  legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                           (iii) no party to the lease or sublease is in breach
                  or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                           (iv)  no party to the lease or sublease has
                  repudiated any provision thereof;

                           (v) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

                           (vi) with respect to each sublease, the
                  representations and warranties set forth in subsections (i) through (v) above are true and correct with respect to the underlying lease;

                           (vii) the Target has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                           (viii) all facilities leased or subleased thereunder
                  have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

                           (ix) all facilities leased or subleased thereunder
                  are supplied with utilities and other services necessary for the operation of said facilities; and

                  (b)      The Target does not own any real property.

         Section 4.09.     Intellectual Property.
                           ---------------------

                  (a) The Target owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of the business of the Target as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by the Target immediately prior to the Closing hereunder will be owned or available for use by the Target on identical terms and conditions immediately subsequent to the Closing hereunder. The Target has taken all reasonable action necessary to maintain and protect each item of Intellectual Property that it owns or uses.

                  (b) Except as is disclosed in Schedule 4.09(b), the Target has not received a judgment from a court of competent jurisdiction, has admitted it has, or has knowledge that it has infringed upon or misappropriated any Intellectual Property rights of third parties. Except as disclosed in Schedule 4.09(b), none of the Seller and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Target has ever received any charge, complaint, claim, demand, or notice alleging any such infringement or misappropriation. Except as disclosed in Schedule 4.09(b), to the knowledge of any of the Seller and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Target, no third party has, infringed upon or misappropriated any Intellectual Property rights of the Target.

                  (c) Schedule 4.09(c) identifies each patent or registration which has been issued to the Target with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which the Target has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which the Target has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Seller has delivered to the Purchaser correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to the Purchaser correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Schedule 4.09(c) also identifies each trade name or unregistered trademark used by the Target in connection with its business. With respect to each item of Intellectual Property required to be identified in Schedule 4.09(c) and except as disclosed in Schedule 4.09(c):

                           (i) the Target possesses all right, title, and
                  interest in and to the item, free and clear of any Liens (except Permitted Liens), license, or other restriction;

                           (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                           (iii) no action, suit, proceeding, hearing,
                  investigation, charge, complaint, claim, or demand is pending or, to the knowledge of any of the Seller and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Target, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                           (iv) the Target has never agreed to indemnify any
                  Person for or against any infringement or misappropriation with respect to the item.

                  (d) Schedule 4.09(d) identifies each item of Intellectual Property that any third party owns and that the Target uses pursuant to license, sublicense, agreement, or permission. The Sellers have delivered to the Purchaser correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Schedule 4.09(d) and except as disclosed on Schedule 4.09(d):

                           (i)  the license, sublicense, agreement, or
                  permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

                           (ii) the license, sublicense, agreement, or
                  permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                           (iii) no party to the license, sublicense,
                  agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                           (iv)  no party to the license, sublicense,
                  agreement, or permission has repudiated any provision thereof;

                           (v) with respect to each sublicense, the
                  representations and warranties set forth in subsections (i) through (iv) above are true and correct with respect to the underlying license;

                           (vi) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                           (vii) no action, suit, proceeding, hearing,
                  investigation, charge, complaint, claim, or demand is pending or, to the knowledge of any of the Seller and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Target, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                           (viii) the Target has not granted any sublicense or
                  similar right with respect to the license, sublicense, agreement, or permission.

                  (e) Except as set forth on Schedule 4.09(e), to the knowledge of any of the Seller and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Target, the Target will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted and as presently proposed to be conducted.

                  (f) None of the Seller and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Target has any knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of the Target.

         Section 4.10. Tangible Assets. The Target owns or leases such buildings, machinery, equipment, and other tangible assets (including the CSC Assets) as are necessary for the conduct of its business as presently conducted and as presently proposed to be conducted.

         Section 4.11. Inventory. The inventory of the Target consists of purchased parts, work-in-process and finished goods, none of which is obsolete, damaged, or defective, subject only to the reserve for inventory writedown set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Target.

         Section 4.12. Contracts. Schedule 4.12 contains a complete and correct list of all material contracts, agreements and binding commitments to which the Target is a party as of the date hereof. True and complete copies of each such contract, agreement or commitment listed on any Schedule hereto have been made available to the Purchaser for its review, other than the customer proprietary contracts listed on Schedule 4.12. Each of the contracts, agreements and commitments listed on Schedule 4.12 is in full force and effect and is valid, binding and enforceable, except where failure to be valid, binding, enforceable and in full force and effect would not have a Target Material Adverse Effect, and except as the enforceability of any thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing. Except as set forth on Schedule 4.12, neither the Target nor, to its knowledge (without investigation), any other person is (or, with the giving of notice or the lapse of time or both, will be) in violation or breach of or default under any of the contracts, agreements and commitments listed on nor has any party repudiated any provision of any such contracts, agreements and commitments listed on Schedule 4.12, except for such violations, breaches, defaults or repudiations as would not in the aggregate have a Target Material Adverse Effect.

         Section 4.13. Notes and Accounts Receivable. All notes and accounts receivable (including billed and unbilled) of the Target are reflected properly on its books and records.

         Section 4.14. Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Target.

         Section 4.15. Insurance. Schedule 4.15 sets forth the following information with respect to each material insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) maintained by the Target or its Affiliates to which the Target has been a party, a named insured, or otherwise the beneficiary of coverage:

                  (a) the name of the insurer, the name of the policyholder, and the name of each covered insured;

                  (b) the policy number and the period of coverage;

                  (c) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                  (d) a description of any retroactive premium adjustments or other material loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is to the Seller's knowledge (without investigation) legal, valid, binding, enforceable, and in full force and effect in all material respects; (B) neither the Target nor, to the Seller's knowledge (without investigation), any other party to the policy is in material breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination, modification, or acceleration, under the policy; and (C) no party to the policy has to Seller's knowledge repudiated any material provision thereof. The Target has been covered during the past 3 years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Schedule 4.15 describes any self-insurance arrangements affecting the Target.

         Section 4.16. Litigation; Orders. Except as disclosed in Schedule 4.16, there is no action, suit, proceeding, investigation or arbitration pending or, to the knowledge of the Seller, threatened against or affecting the Target that, singly or in the aggregate, would reasonably be expected to have a Target Material Adverse Effect, nor is there any judgment, decree, injunction or order of any Governmental Entity or arbitrator outstanding against any of such persons having, or which would reasonably be expected to have, any such effect.

         Section 4.17. Employees. To the knowledge of the Seller and the directors and officers (and employees with responsibility for employment matters) of the Target, (i) except as otherwise set forth on Schedule 4.17, no executive, key employee, or group of employees has terminated their employment within the ninety day period ending on the date of this Agreement or has any plans to terminate employment with the Target; (ii) the Target is not a party to or bound by any collective bargaining agreement, nor has experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes; (iii) the Target has not committed any unfair labor practice; and (iv) there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Target.

         Section 4.18.     Employee Benefits.
                           -----------------

                  (a) Schedule 4.18 lists each Employee Benefit Plan that, as of the Closing Date, Seller, the Target or Subsidiaries of the Target maintains, contributes to, is a party to or otherwise has or could have any obligation under, with respect to any current or former director, officer or employee of the Target or any Subsidiary of the Target.

                           (i) Except as would not, individually or in the
                  aggregate, have a Target Material Adverse Effect, each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies and has always complied in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                           (ii) Except as would not, individually or in the
                  aggregate, have a Target Material Adverse Effect, all required reports and descriptions (including, without limitation, Form 5500 Annual Reports, summary annual reports, notices required under Section 204(h) of ERISA, PBGC-1's, and summary plan descriptions) have been timely filed and distributed appropriately with respect to each such Employee Benefit Plan. Except as would not reasonably be expected, individually or in the aggregate, to have a Target Material Adverse Effect, the requirements of ERISA ss. 601 et seq. and Code ss. 4980B ("COBRA") have been met with respect to each such Employee Benefit Plan to which such requirements are applicable.

                           (iii) Except as would not, individually or in the
                  aggregate, have a Target Material Adverse Effect, all contributions (including all premiums, employer contributions and employee salary reduction contributions) which are due have been paid with respect to each such Employee Benefit Plan and all contributions (including all premiums and employer contributions) for any period ending on or before the Closing Date which are not yet due have been paid with respect to each such Employee Benefit Plan or accrued in accordance with the past custom and practice of the Target and its Subsidiaries.

                           (iv) Each such Employee Benefit Plan and each trust
                  or other funding medium in connection therewith, which is intended to be qualified under Section 401(a) of the Code and/or tax exempt under Section 501(a) of the Code is designated as such on Schedule 4.18, has received a favorable determination or exemption letter from the Internal Revenue Service, has been amended as required by applicable law, and Seller is not aware of any facts or circumstances that could result in the revocation of such determination or exemption letter.

                           (v) The market value of assets under each such
                  Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan or nonqualified plan) equals or exceeds the present value of all vested and nonvested liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

                           (vi) The Seller has delivered to the Purchaser
                  correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements with respect to each such Employee Benefit Plan.

                  (b) With respect to each Employee Benefit Plan that the Target, and any ERISA Affiliate maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

                           (i) Except as would not, individually or in the
                  aggregate, have a Target Material Adverse Effect, no such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. Except as would not, individually or in the aggregate, have a Target Material Adverse Effect, no proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or, to the knowledge of any of the Seller and the directors and officers (and employees with responsibility for employee benefits matters) of the Target, threatened.

                           (ii) Except as would not, individually or in the
                  aggregate, have a Target Material Adverse Effect, there have been no prohibited transactions under Section 4975 of the Code and/or Section 408 of ERISA with respect to any such Employee Benefit Plan. and no Fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply with respect to any such Employee Benefit Plan. Except as would not, individually or in the aggregate, have a Target Material Adverse Effect, no action, suit, proceeding, hearing, or investigation with respect to any such Employee Benefit Plan (other than appeals of denied claims for benefits and routine claims for benefits) is pending or, to the knowledge of the Seller and the directors, officers and employees of the Target or any Subsidiary of the Target, threatened. Except as would not, individually or in the aggregate, have a Target Material Adverse Effect, neither the Seller nor the directors, officers and employees of the Target or any Subsidiary of the Target has any knowledge of any basis for any such action, suit, proceeding, hearing, or investigation.

                           (iii) The Target has not incurred, and neither the
                  Seller nor the directors, officers and employees of the Target or any Subsidiary of the Target has any reason to expect that the Target or any Subsidiary of the Target will incur, any liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability as defined in ERISA ss.4201) or under the Code with respect to or in connection with any such Employee Benefit Plan.

                  (c) Neither the Seller, the Target, nor any Subsidiary of the Target contributes to, ever has contributed to, or ever has been required to contribute to or has or has ever had any liability (including withdrawal liability as defined in ERISA ss.4201), with respect to any "multiemployer plan" (as defined in Section 3(37) of ERISA).

                  (d) Except to the extent required under COBRA, or as otherwise set forth on Schedule 4.18 hereto, neither the Target nor any Subsidiary of the Target provides or is obligated to provide health or welfare benefits, including health and welfare benefits provided under an Employee Welfare Benefit Plan, for any retired or former employee, or to any active employee following such employee's retirement or other termination of service.

                  (e) The execution of, and performance of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Employee Benefit Plan or other agreement that will or may reasonably be expected to result in any payment (whether of severance pay or otherwise), acceleration, vesting or increase in benefits with respect to any employee, former employee or director of the Target or any Subsidiary of the Target, whether or not any such payment would be an "excess parachute payment" (within the meaning of Section 280G of the Code), for which Purchaser will be liable.

                  (f) Except as otherwise set forth on Schedule 4.18, neither the Target nor any Subsidiary of the Target, alone or in the aggregate, have any material unfunded liabilities for benefits or claims accrued pursuant to any Employee Benefit Plan that is not intended to be qualified under Code ss. 401(a).

                  (g) The Target and the Subsidiaries of the Target may immediately withdraw participating in any Employee Benefit Plan or may cease contributions with respect to any Employee Benefit Plan without incurring any liability.

         Section 4.19. Guaranties. The Target is not a guarantor or otherwise is liable for any liability or obligation (including indebtedness) of any other Person.

         Section 4.20. Environmental, Health, and Safety Matters. Except as disclosed on Schedule 4.20 or as would not result in a Target Material Adverse
Effect:

                  (a) The Target does not know (without investigation) of any activity at its properties which has been conducted, or is being conducted, except in compliance with all Environmental, Health, and Safety Requirements.

                  (b) Without limiting the generality of the foregoing, the Target has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business; a list of all such permits, licenses and other authorizations is set forth in
         Schedule 4.20(b).

                  (c) The Target has not received any written notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

                  (d) The Target does not know (without investigation) that any of the following exist in contravention of Applicable Environmental Health and Safety Requirements at any portion of any property or facility owned, operated, or leased by the Target: (1) underground storage tanks, (2) asbestos-containing material in any form or condition, (3) materials or equipment containing polychlorinated biphenyls, or (4) landfills, surface impoundments, or disposal areas.

                  (e) The Target has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any Hazardous Substance in contravention of applicable Environmental, Health and Safety Requirements, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to liabilities, including any such liability for response or remedial costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Solid Waste Disposal Act, as amended ("SWDA") or any other Environmental, Health, and Safety Requirements, including Massachusetts' Chapter 21E.

                  (f) The consummation of the transaction that is the subject of this Agreement will not trigger any obligations by the Target for site investigation or cleanup, or notification to or consent of government agencies, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" requirements under Massachusetts' Environmental, Health, and Safety Requirements.

                  (g) The Target does not know (without investigation) of any facts, events or conditions, including poor "housekeeping practices," relating to the facilities, properties or operations of the Target that will prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements or give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental, Health, and Safety Requirements, including without limitation any liabilities relating to offsite transportation, onsite or offsite releases or threatened releases, of Hazardous Substances, or personal injury, property damage or natural resources damage.

                  (h) The Target does not know (without investigation) of any investigation of its properties for the presence of radon gas.

         Section 4.21. Certain Business Relationships with the Target. Except as set forth on Schedule 4.21, neither the Seller nor its Affiliates has been involved in any business arrangement or relationship with the Target within the past 12 months, and neither the Seller nor its Affiliates owns any material asset, tangible or intangible, which is used in the business of the Target.

         Section 4.22. Brokers' Fees. The Target has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         Section 4.23. Product Liability. The Seller has no knowledge (without investigation) of any liability of the Target, or any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Target arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased or delivered by the Target.

         Section 4.24. Disclaimer of Other Representations and Warranties. Except as expressly set forth in Article III and Article IV, the Seller makes no representation or warranty, express or implied, at law or in equity, in respect of the Target, its assets, liabilities or operations, including, without limitation, with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed. The Purchaser hereby acknowledges and agrees that, except to the extent specifically set forth in this Agreement, the Purchaser is purchasing the Shares on an "as-is, where-is" basis.


                                   ARTICLE V
         REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND METROLOGIC

         The Purchaser and Metrologic hereby represent and warrant to the Seller as follows:

         Section 5.01. Organization, Standing and Authority. The Purchaser is duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the requisite authority, corporate and otherwise, to carry on the operations of its business as it is now being conducted.

         Section 5.02. Authorization. The Purchaser has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution and delivery by the Purchaser of this Agreement and the performance by the Purchaser of its obligations hereunder has been duly authorized by all necessary corporate action on the part of the Purchaser or its stockholders. This Agreement has been duly executed and delivered by the Purchaser and, subject to the due execution and delivery hereof by the Seller, this Agreement is a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

         Section 5.03. No Conflict or Violation, etc. The execution and delivery by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, (a) conflict with any of the provisions of the Certificate of Incorporation or By-laws of the Purchaser or the comparable documents of any subsidiary of the Purchaser, (b) subject to the matters referred to in the next sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, require the consent of any person under, or result in the creation of any Lien on any property or asset of the Purchaser or any of its subsidiaries under, any indenture or other agreement, permit, franchise, license or other instrument or undertaking to which any of them is a party or by which any of them or any of their assets is bound or affected, or (c) subject to the matters referred to in the next sentence, contravene any statute, law, ordinance, rule, regulation, order, judgment, injunction, decree, determination or award applicable to the Purchaser or any of its subsidiaries or any of their respective properties or assets, which, in the case of clauses
(b) and (c) above, singly or in the aggregate, would reasonably be expected to have a Purchaser Material Adverse Effect. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity, is required to be obtained or made by or with respect to the Purchaser or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Purchaser or the consummation by the Purchaser of the transactions contemplated hereby, except for (i) the filing of premerger notification and report forms under the HSR Act, (ii) such other consents, approvals, authorizations, declarations, filings or notices as are set forth in
Schedule 5.03 and (iii) such other consents, approvals, authorizations, declarations, filings or notices the failure to obtain or make which, in the aggregate, would not have a Purchaser Material Adverse Effect.

         Section 5.04. Litigation; Orders. There is no action, suit, proceeding or arbitration pending or, to the knowledge of the Purchaser, threatened against or affecting the Purchaser or any of its Affiliates that, singly or in the aggregate, would reasonably be expected to prevent Purchaser from consummating the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction or order of any Governmental Entity or arbitrator outstanding against any of such persons having, or which would reasonably be expected to have, any such effect.

         Section 5.05. Compliance with Laws. The Purchaser, to the best of its knowledge, is in compliance with all applicable statutes, laws, ordinances, rules, regulations and orders of any Governmental Entity, except for such noncompliance which individually or in the aggregate would prevent Purchaser from consummating the transactions contemplated by this Agreement.

         Section 5.06. Approvals and Permits. The Purchaser has no reason to believe that it will not be able to obtain as promptly as practicable all necessary approvals, authorizations and consents of Governmental Entities required to be obtained to consummate the transactions contemplated by this Agreement.

         Section 5.07. Financing. The Purchaser has made application to obtain binding written commitments from responsible banks and/or other financial institutions to provide any required financing, in an aggregate amount of not less than the cash portion of the Purchase Price and all contemplated fees and expenses related to the transactions contemplated by this Agreement, which funds or commitments will be available at the Closing to pay the cash portion of the Purchase Price and all such fees and expenses. The Purchaser will make available to the Seller copies of all binding commitments and such copies will be true, complete and correct.

         Section 5.08. Purchase Not for Distribution. The Shares to be acquired under the terms of this Agreement will be acquired by the Purchaser for its own account and not with a view to distribution. The Purchaser will not resell, transfer, assign or distribute the Shares, except in compliance with the registration requirements of the Securities Act or pursuant to an available exemption therefrom.

         Section 5.09. Brokers. Except as disclosed on Schedule 5.09, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser or any Affiliate thereof.

                                   ARTICLE VI
                                   COVENANTS

         Section 6.01. Conduct of Business. During the period from the date of this Agreement to the Closing Date, except as contemplated by this Agreement, without the consent of the Purchaser, the Seller shall not permit the Target to:

                  (a) (i) transfer or otherwise dispose of any material assets, other than in the ordinary course of business or (ii) terminate, modify or change in any material respect any material contract, other than in the ordinary course of business;

                  (b) (i) permit or allow any material assets to become subject to any Liens except for Permitted Liens, (ii) waive any material claims or rights relating to their business, except in the ordinary course of business and except for waivers of intercompany obligations or (iii) grant any increase in the compensation of employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment), except for increases in the ordinary course of business or as a result of contractual arrangements existing or the subject of existing negotiations on the date hereof, and reasonable bonuses;

                  (c) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its outstanding capital stock;

                  (d) issue, sell, grant, repurchase or redeem any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

                  (e) amend its organizational documents;

                  (f) (i) incur any indebtedness for borrowed money or guarantee or otherwise become responsible for any such indebtedness of another person or (ii) make any loans, advances or capital contributions to, or investments in, any other person, other than routine, immaterial advances to employees;

                  (g) acquire any business or any corporation, partnership, joint venture, association or other business organization or division thereof;

                  (h) make any material change in its accounting methods, principles or practices, including but not limited to any material change with respect to establishment of reserves for losses and loss adjustment expenses, except insofar as may be required by a change in generally accepted accounting principles or tax accounting principles or as may be required by law or any Governmental Entity; or

                  (i) commit or agree to take any of the foregoing actions.

         Section 6.02. Tax Returns. UTC and Seller shall cooperate in any request made by Purchaser or Target to a District Director of the Internal Revenue Service (or Territory Manager or other governmental official delegated similar authority) to limit the assessment and collection of any deficiency with respect to a Pre-Closing Return to that portion of such deficiency that is allocable to Target (as described in Section 1.1502-6(b) of the Treasury Regulations.

         Section 6.03. Access to Information; Confidentiality. The Seller shall afford to the Purchaser and to the officers, employees, counsel, financial advisors, accountants, actuaries and other representatives of the Purchaser reasonable access during normal business hours during the period prior to the Closing Date to all of the contracts, books and records and other assets of the Target. The Purchaser agrees that it will hold, and will cause its Affiliates and each of their respective directors, officers, employees, partners, counsel, financial advisors, accountants, actuaries and other representatives and affiliates to hold, any information so obtained in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement, dated June 15, 2000 (the "Confidentiality Agreement"), between the Seller and the Purchaser.

         Section 6.04. Reasonable Best Efforts. Upon the terms and subject to the conditions and other agreements set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

         Section 6.05. Notice of Developments. The Seller will give prompt written notice to the Purchaser of any Target Material Adverse Change accruing prior to Closing that causes a breach of any of the representations and warranties in Articles III and IV above. The Purchaser will give prompt written notice to the Seller of any Purchaser Material Adverse Change accruing prior to Closing that causes a breach of any of the representations and warranties in
Article V above. No disclosure by any Party pursuant to this Section 6.05, however, shall be deemed to amend or supplement the Schedules attached hereto or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant except as agreed in writing between Seller and Purchaser.

         Section 6.06.     Consents, Approvals and Filings.
                           -------------------------------

                  (a) The Seller and the Purchaser will make and cause their respective subsidiaries to make all necessary filings, as soon as practicable, in order to facilitate prompt consummation of the transactions contemplated by this Agreement. In addition, the Seller and the Purchaser will each use their reasonable efforts (without the payment of money or the commencement of litigation), and will cooperate fully with each other (i) to comply as promptly as practicable with all governmental requirements applicable to the transactions contemplated by this Agreement and (ii) to obtain as promptly as practicable all necessary consents, approvals, permits or authorizations of Governmental Entities and consents or waivers of all third parties necessary or advisable for the consummation of the transactions contemplated by this Agreement. Each of the Seller and the Purchaser shall use its best efforts to provide such information and communications to Governmental Entities as such Governmental Entities may reasonably request.

                  (b) If required, the Seller and the Purchaser will, as promptly as practicable, file, or cause to be filed, Notification and Report Forms under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "Antitrust Division") in connection with the transactions contemplated by this Agreement, and will use their respective reasonable efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation and to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date. The Seller and the Purchaser will each furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of necessary filings or submissions to any governmental or regulatory agency, including, without limitation, any filings necessary under the provisions of the HSR Act.

                  (c) Each of the parties shall provide to the other party copies of all applications or other correspondence or materials in advance of filing or submission thereof to Governmental Entities in connection with the transactions contemplated by this Agreement.

         Section 6.07. Notification. The Seller and the Purchaser shall each notify the other and keep it advised as to (a) any litigation or administrative proceeding pending and known to it or, to its knowledge, threatened which challenges or seeks to restrain or enjoin the consummation of any of the transactions contemplated hereby and (b) the occurrence of any Target Material Adverse Change or Purchaser Material Adverse Change.

         Section 6.08. Further Assurances. On and after the Closing Date, the Seller and the Purchaser shall take all reasonably appropriate action and execute any additional documents, instruments or conveyances of any kind which may be reasonably necessary to carry out any of the provisions of this Agreement or consummate any of the transactions contemplated by this Agreement.

         Section 6.09. Expenses. Except as otherwise specifically provided in this Agreement, the parties to this Agreement shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and consummation of the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel, financial advisors, actuaries and accountants.

         Section 6.10.     Covenants Regarding Employee Benefits.
                           -------------------------------------

                  (a) As of the Closing Date, Target shall withdraw as a participating employer from each Employee Benefit Plan maintained by UTC, the Seller or their ERISA Affiliates and the active participation in each such plan of Target Employees shall cease as of the Closing Date. UTC, the Seller and their ERISA Affiliates shall take all actions necessary to ensure that no additional benefits, except as otherwise described in this Section 6.10, shall be accrued thereunder for such employees.

                  (b) UTC shall retain all assets and liabilities accrued through the Closing Date under the UTC Employee Pension Benefit Plans in which employees of the Target participate, and shall make all contributions required to be made under the terms of each such plan.

                  (c) UTC shall retain all assets relating to the Employee Welfare Benefit Plans in which employees of the Target participate, and except as otherwise provided in paragraph (h) hereof regarding continuation coverage, shall be liable for all claims for benefits described below by participants of such plans which are incurred on or prior to the Closing Date; provided, that, with respect to claims described in (i) or (ii) below, such claims are submitted for reimbursement in accordance with the terms of the plans. For purposes of this Agreement, the following claims shall be deemed to be incurred as follows: (i) life, accidental death and dismemberment and business travel accident insurance benefits, upon the death or accident giving rise to such benefits; (ii) health, dental and/or prescription drug benefits, upon provision of such services, materials or supplies;
         (iii) long-term disability benefits, upon the commencement of the period of the continuing disability; and (iv) workers' compensation claims, upon the event giving rise to the claim. UTC shall retain all assets relating to health care reimbursement accounts and dependent care reimbursement accounts of Target employees. UTC shall be liable for the payment of claims under health care reimbursement accounts and dependent and reimbursement accounts for eligible expenses incurred on or before the Closing Date. Target employees shall be eligible to submit such claims for payment in accordance with the terms of the plans.

                  (d) With respect to those employees of the Target who, as of the Closing Date, are either (i) between the ages of 50 and 54, inclusive, and whose years of continuous service plus age, as of the Closing date, equals or exceeds 65 ("Rule of 65"); or (ii) at least age 55, such employees shall remain eligible for retiree medical coverage under the UTC retiree medical plan, provided they apply to UTC for coverage upon termination of employment with the Purchaser or attainment of age 55, whichever is later, and provided further, that they meet the UTC retiree medical plan's eligibility requirements at the time of application.

                  (e) Seller shall cause the employees of the Target who participate in the UTC defined contribution Employee Pension Benefit Plan to be fully vested in their account balances under such defined contribution plan as of the Closing Date.

                  (f) Seller shall cause the employees of the Target who participate in the UTC defined benefit Employee Pension Benefit Plan to receive credit for vesting service (including Rule of 65 eligibility) [note: the shared $400,000 cost of vesting includes regular 5 year cliff vesting as well as vesting for early retirement purposes. Seller is not vesting Target employees in their accrued benefit under the defined benefit plan prior to closing.] under such UTC plan for future years of service with Purchaser, up to a maximum of five years of future vesting service credit. Purchaser agrees to share equally with Seller the cost of such vesting service recognition. Seller and Purchaser agree to cooperate as necessary to effect the provision of this Section 6.10(f).

                  (g) Purchaser agrees that for a period of at least 2 years after the Closing Date it will provide Target employees with welfare benefits that are set forth on Schedule 6.10(g). Purchaser agrees to waive any limitations regarding pre-existing condition exclusions with respect to welfare benefits coverage and to give full credit for any copayments made and deductibles fully or partially satisfied for the calendar year in which the Closing Date occurs with respect to Employee Welfare Benefit Plans maintained by the Purchaser or any of its subsidiaries in which employees of the Target participate after the Closing Date. Purchaser agrees to give Target employees service credit for all periods of employment with UTC or its Affiliates (including Seller and Target) prior to the Closing Date, for purposes of eligibility, vesting and benefit accrual, under any Employee Welfare Benefit Plan adopted or maintained by Purchaser, any of its subsidiaries, in which employees of the Target participate following the Closing Date. After the Closing Date, Purchaser shall be solely responsible for all termination and severance benefits, costs, charges and liabilities of any nature incurred with respect to a Target employee after the Closing Date.

                  (h) In lieu of providing Target employees with a defined benefit plan, Purchaser agrees that for a period of at least 2 years after the Closing Date it will establish and maintain for Target employees a tax-qualified money purchase pension plan under Section 401(a) of the Code with a 3% Employer contribution, subject to the limits of the Code. In lieu of continuing the UTC defined contribution plan, Purchaser agrees that for a period of at least 2 years after the Closing Date, Purchaser will establish and maintain for Target employees a tax-qualified 401(k) Plan under Section 401(a) of the Code. Purchaser agrees to give Target employees service credit for all periods of employment with UTC or its Affiliates (including Seller and Target) prior to the Closing Date, for purposes of eligibility and vesting but not benefit accrual, under any Employee Pension Benefit Plan adopted or maintained by Purchaser, any of its subsidiaries, in which employees of the Target participate following the Closing Date.

                  (i) Seller shall be responsible for the administration of and shall retain and/or assume any and all obligations arising under the continuation coverage requirements of Section 4980B of the Code and
         Part 6 of Title I of ERISA and applicable state law continuation coverage provisions for those Target former employee participants and beneficiaries who are eligible for and/or receiving continuation coverage as of the Closing Date. Purchaser shall be responsible for the administration of and shall assume any and all obligations arising under the continuation coverage requirements of Section 4980B of the Code and Part 6 of Title I of ERISA, and applicable state law continuation coverage provisions, for those participants in and beneficiaries under, the Employee Welfare Benefit Plans of Target who are eligible to exercise their rights to such coverage following the Closing Date.

                  (j) Purchaser will permit Target employees to carry over and take accrued but unused vacation days with pay, with respect to days accrued prior to the Closing Date.

                  (k) Seller shall retain liability for short term disability payments for Target employees who satisfy the requirements of Seller's short-term disability program on or prior to the Closing Date.

                  (l) Seller shall retain liability for long term disability payments for Target employees who satisfy the requirements of Seller's long term disability program on or prior to the Closing Date.

                  (m) Seller shall continue on and after the Closing Date to retain obligations arising under Seller's workers' compensation program with respect to any Target who satisfies the eligibility requirements for Seller's workers' compensation program on or prior to the Closing Date.

                  (n) Subject to the limitations set forth in Article XI, the Seller agrees to indemnify and hold harmless the Purchaser and its Affiliates from and against all Losses arising from the subject matter of Sections 4.20(b)(ii), 4.20(c) or 4.20(d) of this Agreement, to the extent arising from the Target's ERISA Affiliate relationship with UTC.

         Section 6.11.     Section 338(h)(10) Election.
                           ---------------------------

                            (i) At the option of Purchaser (which option may be
                  exercised by reasonable notice to UTC, UTC shall join Purchaser in making an election under Section 338(h)(10) of the Code (and UTC and Seller shall join Purchaser, as necessary, in making any corresponding elections under state, local, or foreign tax law) with respect to the acquisition of Target (sometimes hereinafter referred to as the "338(h)(10) Election") UTC, Seller and Purchaser shall jointly prepare the Section 338 Forms (as defined below) and shall timely make any required filings and take any and all other actions necessary to effect the 338(h)(10) Election. "Section 338 Forms" shall mean all returns, documents, statements, and other forms that are required to be submitted to the Internal Revenue Service or other taxing authority by a selling consolidated return group or a purchasing corporation in connection with a 338(h)(10) Election, including, without limitation, the IRS Form 8023 (together with any schedules or attachments thereto) required pursuant to Treasury Regulations Section 1.338(h)(10)-1T(c)(2) or any forms required to be filed by Treasury Regulations promulgated under Section 338(h)(10)(C) of the Code.

                           (ii) UTC shall include in its consolidated federal
                  income tax return for its taxable period which includes the "acquisition date" (as defined in Section 338(h)(2) of the Code) any Section 338 Forms that are required to be so included on account of the 338(h)(10) Election, shall pay any federal income tax attributable to the making of Section 338(h)(10) Election, and shall indemnify Purchaser and Target against any liability (including, but not limited to, taxes, interest and penalties) arising out of a failure to pay such federal income tax. Seller and UTC shall also pay any state, local or foreign tax (and shall indemnify Purchaser and Target against any liability (including, but not limited to, taxes, interest and penalties) arising out of a failure to pay such state, local or foreign tax) attributable to the federal Section 338(h)(10) Election where the state, local or foreign jurisdiction (a) does not provide or recognize a
                  Section 338(h)(10) Election; or (b) does not apply its tax provisions corresponding to Section 338(h)(10) of the Code for any reason to the purchase and sale of the stock of Target.

                           (iii) UTC, Seller and Purchaser shall cooperate
                  fully, and in good faith, with each other in making the 338(h)(10) Election and in allocating the "adjusted grossed-up basis" (as defined in Treasury Regulations Section 1.338-5T) among Target's assets in accordance with Section 338 of the Code and the Treasury Regulations thereunder. UTC and Seller shall, unless it would be unreasonable to do so, accept Purchaser's good faith determination of such allocation, and each of the parties shall report, act, file in all respects and for all purposes consistent with such determination of Purchaser.

         Section 6.12. Cash and Intercompany Debt. Immediately prior to the Closing, UTC shall ensure that there is no cash held by the Target and that the Target does not have any intercompany debt.

                                  ARTICLE VII
            CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASER

         The obligations of the Purchaser under this Agreement are subject to the satisfaction on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Purchaser to the extent permitted by law:

         Section 7.01.     Representations and Covenants.
                           -----------------------------

                  (a) The representations and warranties of the Seller and the Target contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except to the extent that any such representation and warranty is made as of a particular date, in which case such representation and warranty shall have been true and correct as of such date, and except to the extent that the failure of any such representations and warranties to be true and correct shall not result, individually or in the aggregate, in a Target Material Adverse Effect.

                  (b) The Seller shall have performed or complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Seller on or prior to the Closing Date.

                  (c) On the Closing Date, the Seller shall have delivered to the Purchaser a certificate of the Seller, dated as of the Closing Date and signed by an executive officer of the Seller, as to the matters set forth in this Section 7.01.

         Section 7.02.     Other Agreements.
                           ----------------

                  (a) Each of the other agreements, assignments and instruments contemplated hereby to which the Seller is a party shall have been duly executed and delivered by the Seller on the Closing Date and each of such agreements, assignments and instruments shall be in full force and effect with respect to the Seller on the Closing Date.

(b) Seller and Purchaser shall have entered into a lease, substantially in the form attached as Exhibit B hereto, for space in the property located at 400 Main Street, East Hartford, Connecticut.

                  (c) Seller and Purchaser shall have entered into a sublease, substantially in the form attached as Exhibit C hereto, for space in the property located at 10 Wilson Road, Cambridge, Massachusetts.

                  (d) Seller shall have caused such of the directors and officers of the Target as have been designated by Purchaser to have tendered to the Target, effective as of the Closing Date, their resignations as officers or directors, as the case may be, of the Target, or shall provide for their removal.

                  (e) Target shall have entered into a License Agreement with UTC, substantially in the form attached as Exhibit F hereto, whereby UTC shall grant a non-exclusive, non-transferable, royalty-free paid up license to Seller to use certain patents pertaining to "Bragg Grating technology", as fully described therein.

         Section 7.03.     Governmental and Regulatory Consents and Approvals.
                           --------------------------------------------------

                  (a) All filings required to be made prior to the Closing Date with, and all consents, approvals, permits and authorizations required to be obtained prior to the Closing Date from, Governmental Entities, including, without limitation, those set forth in Schedules 3.03 and 5.03, in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained (as the case may be).

                  (b) The waiting period prescribed by the HSR Act shall have expired or been terminated.

         Section 7.04. Third Party Consents. All consents or waivers of third parties to the consummation of the transactions contemplated by this Agreement shall have been obtained, other than those that, if not obtained, would not have a Target Material Adverse Effect or a Purchaser Material Adverse Effect.

         Section 7.05. No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of any of the transactions contemplated hereby shall be in effect; provided, however, that prior to invoking this condition, the Purchaser shall have used reasonable efforts to have any such order or injunction vacated.

         Section 7.06. Opinion of Counsel to the Seller. The Purchaser shall have received the opinions of LeBoeuf, Lamb, Greene & MacRae, L.L.P., and of the in-house counsel to the Seller, each dated as of the Closing Date, addressed to the Purchaser and substantially in the form of Exhibits D-1 and D-2 hereto.

         Section 7.07. Financing. On or before the Closing Date, the Purchaser shall have received the requisite financing (as described in Section 5.07) to consummate the transactions contemplated by this Agreement.


                                  ARTICLE VIII
             CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE SELLER

         The obligations of the Seller under this Agreement are subject to the satisfaction on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Seller to the extent permitted by law:

         Section 8.01.     Representations and Covenants.
                           -----------------------------

                  (a) The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except to the extent that any such representation and warranty is made as of a particular date, in which case such representation and warranty shall have been true and correct as of such date.

                  (b) The Purchaser shall have performed or complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Purchaser on or prior to the Closing Date.

                  (c) On the Closing Date, the Purchaser shall have delivered to the Seller a certificate of the Purchaser, dated as of the Closing Date and signed by an executive officer of the Purchaser, as to the matters set forth in this Section 8.01.

         Section 8.02. Other Agreements. Each of the other agreements and instruments contemplated hereby to which the Purchaser is a party shall have been duly executed and delivered by the Purchaser on the Closing Date and each of such agreements and instruments shall be in full force and effect with respect to the Purchaser on the Closing Date.

         Section 8.03.     Governmental and Regulatory Consents and Approvals.
                           --------------------------------------------------

                  (a) All filings required to be made prior to the Closing Date with, and all consents, approvals, permits and authorizations required to be obtained prior to the Closing Date from, Governmental Entities, including, without limitation, those set forth in Schedules 3.03 and 5.03, in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained (as the case may be).

                  (b) The waiting period prescribed by the HSR Act shall have expired or been terminated.

         Section 8.04. Third Party Consents. All consents or waivers of third parties to the consummation of the transactions contemplated by this Agreement shall have been obtained, other than those that, if not obtained, would not have a material adverse effect on the business, financial condition or results of operations of the Seller or any Affiliate, a material adverse effect on the ability of the Seller or any Affiliate to perform its respective obligations under this Agreement or a Purchaser Material Adverse Effect.

         Section 8.05. No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of any of the transactions contemplated hereby shall be in effect; provided, however, that prior to invoking this condition, the Seller shall have used reasonable efforts to have any such order or injunction vacated.

         Section 8.06. Opinion of Counsel to the Purchaser. The Seller shall have received the opinion of Ballard Spahr Andrews & Ingersoll, LLP, counsel for the Purchaser, dated as of the Closing Date, addressed to the Seller and substantially in the form of Exhibit E hereto.

         Section 8.07. Financing. The Seller shall have received, on or before December 28, 2000, evidence satisfactory to it, in its sole discretion, that the Purchaser has in place the requisite financing (as described in Section 5.07) to consummate the transactions contemplated by this Agreement.

         Section 8.08. Guaranty and Security Agreement. On the Closing Date Seller shall have received (i) a Guaranty from the Target guaranteeing Purchaser's obligations under the Purchaser's Notes and (ii) a Security Agreement from Metrologic and the Target to the Seller granting a security interest in all of their respective assets to secure their guaranty of the Purchaser's Notes. Each of said Guaranty and Security Agreement shall be in form satisfactory to Seller, and Seller acknowledges that the security interests created thereby shall be subordinate to the interests of the banks or other financial institutions arising as a result of the financing referenced in
Section 5.07 above.


                                   ARTICLE IX
                               FURTHER AGREEMENTS

         Section 9.01. Access to Books and Records. Following the Closing Date, the Purchaser shall afford, and will cause its Affiliates to afford, to the Seller and any Affiliates of the Seller, its counsel and its accountants, during normal business hours, reasonable access to the Books and Records with respect to the period prior to the Closing Date to the extent that such access may be reasonably required by the Seller or any Affiliate of the Seller for any lawful business purpose, including (i) the preparation of tax returns or in connection with any audit, amended return, claim for refund or any proceeding with respect thereto and (ii) the investigation, litigation and final disposition of any claims which may have been or may be made against the Seller or such Affiliate. The Purchaser will not, and will cause its Affiliates to not, dispose of, alter or destroy any such Books and Records and other materials without giving 30 days' prior notice to the Seller to permit it, at its expense, to examine, duplicate or repossess such records, files, documents and correspondence.

         Section 9.02.     Cooperation.
                           -----------

                  (a) Employee Matters. Following the Closing Date, the Purchaser shall cause employees of the Purchaser who prior to employment therewith were employed by the Seller or any Affiliate of the Seller in connection with the Business, to cooperate, to the fullest extent practicable, with the Seller and any Affiliate of the Seller in (a) the defense of any litigation or arbitration arising out of any event that occurred on or prior to the Closing Date, (b) connection with any tax matter, (c) the defense or prosecution, as the case may be, of any Third Party Claim in accordance with Section 11.02(b) hereof, and (d) such other reasonable requests as shall be made by the Seller in connection with the transactions contemplated by this Agreement. Any time expended by any of the employees of the Purchaser pursuant to this Section 9.02 shall be at no cost to the Seller; provided, however, that the Seller shall promptly pay to the Purchaser all reasonable out-of-pocket expenses of the Purchaser as a result of its obligations hereunder.

                  (b) Other Matters. Each party hereto shall cooperate fully with the other in all reasonable respects in order to accomplish the objectives of this Agreement, including, without limitation, making available to each other their respective officers and employees for interviews, depositions, testimony and meetings with governmental authorities and furnishing any additional assistance, information and documents as may be reasonably requested by the other party from time to time.

         Section 9.03. Memorandum; Disclaimer of Projections. The Purchaser acknowledges that neither the Seller nor any Affiliate or representative or advisor of any of them makes or has made any representation or warranty to the Purchaser except as specifically made in this Agreement. In particular, no such person makes or has made any representation or warranty to the Purchaser with respect to (a) any information set forth in the Confidential Information Memorandum distributed by Donaldson, Lufkin & Jenrette in connection with the transactions contemplated by this Agreement or (b) any financial projection or forecast relating to the Target. With respect to any such projection or forecast delivered by or on behalf of the Seller to the Purchaser, the Purchaser acknowledges that (i) there are uncertainties inherent in attempting to make such projections and forecasts, (ii) it is familiar with such uncertainties, (iii) it is taking full responsibility for making its own evaluation of the adequacy and accuracy of all such projections and forecasts so furnished to it and (iv) it shall have no claim against any person with respect thereto.

         Section 9.04. Use of Names. Notwithstanding any inference or prior course of conduct to the contrary, in no event shall the Purchaser or any Affiliate of the Purchaser have any right to use any corporate name or acronym of the Seller or any of its Affiliates in any jurisdiction, or any registered or unregistered trademark, trade name, or any registered or unregistered service mark or any application or registration therefor, owned by, licensed to or used by the Seller or any of its Affiliates or any other name, term or identification that suggests, simulates or is confusing due to its similarity to any of the foregoing.

         Section 9.05. Motion Capture License. Purchaser acknowledges that prior to the Closing Date, Target will be entering into a License Agreement with UTC, substantially in the form attached as Exhibit G hereto, whereby Target shall grant a nonexclusive, fully-paid, royalty free license to UTC to use certain "motion capture technology," as more fully described therein.


                                   ARTICLE X
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         All representations and warranties contained in this Agreement shall survive the Closing solely for purposes of Article XI hereof and shall terminate and expire at the close of business on the second anniversary of the Closing Date, except for such representations and warranties which relate to environmental matters, which representations and warranties shall terminate and expire at the close of business on the fifth anniversary of the Closing Date.

                                   ARTICLE XI
                                INDEMNIFICATION

         Section 11.01.    Obligation to Indemnify.
                           -----------------------

                  (a) Subject to the limitations set forth in this Article XI, the Seller agrees to indemnify and hold harmless the Purchaser and its Affiliates from and against all losses, liabilities, claims, expenses (including reasonable attorneys' fees and expenses) and damages ("Losses") to the extent arising from (i) any breach of the representations and warranties of the Seller contained in this Agreement, (ii) any breach of any of the covenants and agreements of the Seller and/or UTC contained in this Agreement which survive the Closing or (iii) any Losses arising from or relating to any taxes owing for the Target in respect of periods prior to the Closing Date and all members of the UTC Affiliated Group; provided, however, that the Seller shall not have any liability under clause (i) above unless the aggregate of all Losses relating thereto for which the Seller would, but for this proviso, be liable exceeds on a cumulative basis an amount equal to $175,000, and then only to the extent of any such excess; provided, further, however, that the Seller shall not have any liability under clause (i) above for any individual items where the Loss relating thereto is less than $7,500 and such items shall not be aggregated for purposes of the first proviso to this Section 11.01(a); and provided, further, however, that the Seller shall not have any liability under clause (i) above for any breach of a representation or warranty if the Purchaser had actual knowledge of such breach at the time of the Closing. In any event, the maximum amount for which the Seller shall be liable under Section 11.01(a)(i) relating to breach of the representations and warranties in Sections 3.04 and 4.20 shall not, when aggregated with all other amounts for which the Seller shall at any time be liable under Section 11.01(a)(i), exceed 100% of the Purchase Price; and the maximum aggregate amount for which the Seller shall be liable under Section 11.01(a)(i) for breaches other than as specified in the first clause of this sentence shall not exceed 50% of the Purchase Price.

                  (b) Subject to the limitations set forth in this Article XI, the Purchaser agrees to indemnify and hold harmless the Seller and its Affiliates from and against all Losses to the extent arising from (i) any breach of the representations and warranties of the Purchaser contained in this Agreement, or (ii) any breach of any of the covenants and agreements of the Purchaser contained in this Agreement which survive the Closing; provided, however, that the Purchaser shall not have any liability under clause (i) above for any breach of representation or warranty if the Seller had actual knowledge of such breach at the time of the Closing provided, further, however, that the Purchaser shall not have any liability under clause (i) above unless the aggregate of all Losses relating thereto for which the Purchaser would, but for this proviso, be liable exceeds on a cumulative basis an amount equal to $175,000, and then only to the extent of any such excess; provided, further, however, that the Purchaser shall not have any liability under clause (i) above for any individual items where the Loss relating thereto is less than $7,500 and such items shall not be aggregated for purposes of the second proviso to this Section 11.01(b); and provided, further, however, that the Purchaser shall not have any liability under clause (i) above for any breach of a representation or warranty if the Seller had actual knowledge of such breach at the time of the Closing. In any event, the maximum amount for which the Seller shall be liable under Sections 11.01(b)(i) and
         (ii) shall not, when aggregated with all other amounts for which the Seller shall at any time be liable under Sections 11.01(b)(i) and
         (ii), exceed 100% of the Purchase Price.

         Section 11.02.    Indemnification Procedures.
                           --------------------------

                  (a) In order for a party (the "Indemnified Party") to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand made by, or an action, proceeding or investigation instituted by, any person not a party to this Agreement (a "Third Party Claim"), such Indemnified Party must notify the other party (the "Indemnifying Party") in writing, and in reasonable detail, of the Third Party Claim within twenty Business Days after such Indemnified Party learns of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnified Party failed to give such notice). Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within ten Business Days after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

                  (b) If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party will be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party will not be liable to the Indemnified Party for legal expense subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof (other than during any period in which the Indemnified Party shall have failed to give notice of the Third Party Claim as provided above). If the Indemnifying Party chooses to defend or prosecute any Third Party Claim, all of the parties hereto shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnifying Party shall have assumed the defense of a Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent (which consent shall not be unreasonably withheld).

                  (c) The indemnities provided in this Agreement shall survive the Closing; provided, however, that the indemnities provided under Sections 11.01(a)(i) and 11.01(b)(i) shall terminate when the applicable representation or warranty terminates pursuant to Article X, except as to any item as to which the person to be indemnified or the related party to this Agreement shall have, before the expiration of the applicable period, previously made a claim by delivering a notice (stating in reasonable detail the basis of such claim) to the Indemnifying Party. The indemnities provided in Sections 11.01(a) and 11.01(b) shall be the sole and exclusive remedy of the Indemnified Party against the Indemnifying Party at law or equity for any matter covered by such sections.

                  (d) Insurance Proceeds and Tax Limitations. The amount of any Losses or other liability for which indemnification is provided under this Agreement shall be net of any amounts recovered or recoverable by the Indemnified Party under insurance policies with respect to such Losses or other liability and shall be (i) increased to take account of any tax cost incurred (grossed up for such increase) by the Indemnified Party arising from the receipt of indemnity payments hereunder and (ii) reduced to take account of any tax benefit realized by the Indemnified Party arising from the incurrence or payment of any such damages or other liability. Such tax cost or tax benefit, as the case may be, shall be computed for any year using the Indemnified Party's actual tax liability with and without (i) the receipt of any indemnification payments made pursuant to this Agreement and (ii) the incurrence or payment of any Losses or other liability for which indemnification is provided under this Agreement in such year. In the event that the Indemnified Party actually realizes a tax cost or tax benefit for a year(s) subsequent to the year in which the indemnity payment is made, the Indemnifying Party shall pay the amount of such tax cost or the Indemnified Party shall pay the amount of such tax benefit, as the case may be, in such subsequent year(s).

                                  ARTICLE XII
                                    GUARANTY

         Section 12.01. Guaranty. Guarantor hereby irrevocably and unconditionally guarantees to Purchaser, the due and punctual payment and performance of Seller's indemnification obligations under Section 11.01(a) of this Agreement.

         Section 12.02. Representations and Warranties of Guarantor. The Guarantor hereby represents and warrants to the Purchaser that the statements contained in this Section 12.02 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this
Agreement:

(a) The Guarantor is a corporation duly formed and validly existing under the laws of the jurisdiction of its formation, and has the requisite power and authority to make and perform this Agreement.

(b) This Agreement has been duly authorized, executed and delivered by the Guarantor and such execution and delivery and the performance by the Guarantor of its obligations hereunder will not violate any applicable provision of law or any rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Guarantor nor conflict with or constitute a breach of or a default under the certificate of incorporation or By-laws of the Guarantor or any instrument to which the Guarantor is a party or by which the Guarantor or the Guarantor's property is bound, and this Agreement is a valid and binding obligation of the Guarantor enforceable in accordance with its terms.

         Section 12.03. Negative Covenants. The Guarantor covenants and agrees that so long as Seller's indemnification obligations under Section 11.01(a)(i) are in effect, the Guarantor will not (a) wind up, liquidate or dissolve its affairs, or (b) convey, sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its properties or assets (whether now owned or hereafter acquired), unless the obligations referred to above are expressly assumed by an entity with a net worth in excess of Guarantor's net worth immediately prior to such transaction or series of transactions.

         Section 12.04. Binding Obligation. This Agreement shall be binding upon the Guarantor and the Guarantor's heirs, executors, administrators, successors and assigns and shall inure to the benefit of Purchaser and Metrologic and their respective heirs, executors, administrators, successors and assigns.

         Section 12.05. Metrologic Guarantee. Metrologic hereby irrevocably and unconditionally guarantees to Seller, the due and punctual payment and performance of Purchaser's indemnification obligations under Section 11.01(a) of this Agreement and its payment obligations under the Purchaser's Notes.

         Section 12.06. Representations and Warranties of Metrologic. Metrologic hereby represents and warrants to the Seller that the statements contained in this Section 12.06 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this
Agreement:

(a) Metrologic is a corporation duly formed and validly existing under the laws of the jurisdiction of its formation, and has the requisite power and authority to make and perform this Agreement.

(b) This Agreement has been duly authorized, executed and delivered by Metrologic and such execution and delivery and the performance by Metrologic of its obligations hereunder will not violate any applicable provision of law or any rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to Metrologic nor conflict with or constitute a breach of or a default under the certificate of incorporation or By-laws of Metrologic or any instrument to which Metrologic is a party or by which Metrologic or Metrologic's property is bound, and this Agreement is a valid and binding obligation of Metrologic enforceable in accordance with its terms.

         Section 12.07. Metrologic Negative Covenants. Metrologic covenants and agrees that so long as Purchaser's indemnification obligations under Section 11.01(a)(i) or the Purchaser's Notes are in effect, Metrologic will not (a) wind up, liquidate or dissolve its affairs, or (b) convey, sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its properties or assets (whether now owned or hereafter acquired), unless the obligations referred to above are expressly assumed by an entity with a net worth in excess of Metrologic's net worth immediately prior to such transaction or series of transactions.

         Section 12.08. Metrologic Binding Obligation. This Agreement shall be binding upon Metrologic and Metrologic's heirs, executors, administrators, successors and assigns and shall inure to the benefit of Seller and its heirs, executors, administrators, successors and assigns.


                                  ARTICLE XIII
                          TERMINATION PRIOR TO CLOSING

         Section 13.01. Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

                  (a) by the Seller or the Purchaser in writing, if there shall be any order, injunction or decree which prohibits or restrains the Purchaser or the Seller from consummating the transactions contemplated hereby, and such order, injunction or decree shall have become final and nonappealable;

                  (b) by the Seller or the Purchaser in writing, if the Closing has not occurred on or prior to January 8, 2001, unless due to the failure of the party seeking to terminate this Agreement to materially perform each of its obligations under this Agreement required to be performed by it on or prior to the Closing Date; and

                  (c) at any time on or prior to the Closing Date, by mutual written consent of the Seller and the Purchaser.

         Section 13.02. Survival. If this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, this Agreement shall become null and void and of no further force and effect, except for (a) the provisions of this Agreement relating to the obligations of the parties hereto to keep confidential and not to use certain information and data obtained from the other parties hereto and (b) the provisions of Sections 6.07,
6.09 this Section 13.02 and Article XIV.

         Section 13.03 Termination by the Purchaser . If, prior to the Closing Date, there has been (i) a breach of the representations or warranties in
Article III or IV or the covenants in Article VI by the Seller, or a failure of the conditions precedent to occur, and such breach or failure would be reasonably likely to give rise to a Target Material Adverse Effect, or (ii) a failure by the Purchaser to satisfy the condition in Section 7.07 hereof, then the Seller shall refund to the Purchaser the full amount of the Deposit.

                                  ARTICLE XIV
                               GENERAL PROVISIONS

         Section 14.01. Publicity. Except as may otherwise be required by law or as may be disclosed in any filing with the Securities and Exchange Commission, no press release or public announcement concerning this Agreement or the transactions contemplated hereby shall be made by either the Purchaser or the Seller without advance approval thereof by the other parties. The parties hereto shall cooperate with each other in making any press release or public announcement.

         Section 14.02. Dollar References. All dollar references in this Agreement are to the currency of the United States.

         Section 14.03. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery), to the parties at the following address:

                  (i)      If to the Purchaser:

                           MTLG Investments
                              3411 Silverside Road
                           Wilmington, Delaware 19810
                           Telephone: :  (856) 228-8100
                           Attention: C. Harry Knowles, President

                                       or

                           c/o Metrologic Instruments, Inc.
                           90 Coles Road
                              Blackwood, NJ 08012
                           Telephone:  (856) 228-8100
                           Attention: C. Harry Knowles, CEO and Chairman

                           With a concurrent copy to:

                           Ballard, Spahr, Andrews and Ingersoll, LLP
                          1735 Market St., 51st Floor
                          Philadelphia, PA 19103-7599
                           Telephone: (215) 864-8606
                           Attention:  Justin P. Klein, Esquire


(ii)     If to the Seller:

                           United Technologies Optical Systems, Inc.
                             c/o Hamilton Standard
                           1 Hamilton Road
                            Windsor Locks, CT 06096
                           Attention: Vice President and General Counsel

                           With a concurrent copy to:

                           LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                           225 Asylum Street
                           Hartford, CT  06103
                           Telephone:  (860) 293-3500
                           Attention:  Charles R. Welsh, Esquire

         Any party may, by notice given in accordance with this Section 14.03 to the other parties, designate another address or person for receipt of notices hereunder provided that notice of such a change shall be effective upon receipt.

         Section 14.04. Entire Agreement. This Agreement (including the other agreements contemplated hereby, the Exhibits and the Schedules hereto) contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, written or oral, with respect thereto; provided, however, that the Confidentiality Agreement shall remain in full force and effect in accordance with its terms both prior to and subsequent to the Closing (except, following Closing, as to the utilization of Books and Records as provided for in this Agreement). Without limiting the foregoing, the parties agree that this Agreement and the Schedules and Exhibits hereto shall be kept confidential to the extent required by and in accordance with the Confidentiality Agreement.

         Section 14.05. Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by each of the parties or, in the case of a waiver, by the party waiving compliance. Unless otherwise provided for under the terms of this Agreement, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

         Section 14.06. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

         Section 14.07. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns and legal representatives. Neither this Agreement, nor any of the rights, interests or obligations hereunder, may be assigned, in whole or in part, by operation of law or otherwise by any party without the prior written consent of the other parties hereto and any such assignment that is not consented to shall be null and void.

         Section 14.08.    Interpretation.
                           --------------

                  (a) The parties acknowledge and agree that they may pursue judicial remedies at law or equity in the event of a dispute with respect to the interpretation or construction of this Agreement. In the event that an alternative dispute resolution procedure is provided for in any other agreement contemplated hereby or thereby, and there is a dispute with respect to the construction or interpretation of such other Agreement, the dispute resolution procedure provided for in such other Agreement shall be the procedure that shall apply with respect to the resolution of such dispute.

                  (b) For purposes of this Agreement, the words "hereof", "herein", "hereby" and other words of similar import refer to this Agreement as a whole unless otherwise indicated. Whenever the words "include", "includes", or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The terms "transactions contemplated by this Agreement" and "transactions contemplated hereby" shall include, without limitation, the sale and purchase of the Shares and the execution, delivery and performance by the parties of any other agreements contemplated hereby. Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate.

         Section 14.09. No Third Party Beneficiaries. Nothing in this Agreement is intended or shall be construed to give any person (including, but not limited to, the employees of the Target), other than the parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         Section 14.10. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

         Section 14.11. Exhibits and Schedules. The Exhibits and the Schedules to this Agreement that are specifically referred to herein are a part of this Agreement as if fully set forth herein. All references herein to Articles, Sections, subsections, paragraphs, subparagraphs, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Any fact or item disclosed on any Schedule to this Agreement shall be deemed disclosed on all other Schedules to this Agreement to which such fact or item may apply.

         Section 14.12. Headings. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                    UNITED TECHNOLOGIES OPTICAL
                                    SYSTEMS, INC.



                                     By: /s/ William E. Rosenthal
                                         Name: William E. Rosenthal
                                         Title:Assistant Secretary


                                      HAMILTON SUNDSTRAND CORPORATION



                                       By: /s/ Michael A. Monts
                                           Name: Michael A. Monts
                                           Title:Vice President and General
                                                 Counsel

                                       MTLG INVESTMENTS, INC.



                                        By: /s/ T. E. Mills
                                            Name: Thomas E. Mills IV
                                            Title:Vice President


                                        METROLOGIC INSTRUMENTS, INC.



                                        By:  /s/ C. H. Knowles
                                             Name: C. Harry Knowles
                                             Title:Chairman and CEO

                                   EXHIBIT B

                           FORM OF OPINION OF COUNSEL

                                  TO PURCHASER


                  1. Purchaser is duly incorporated, validly existing and in good standing under the laws of the State of New Jersey. Purchaser has the corporate power and authority to carry on its business as now being conducted. [Add Metrologic].

                  2. The Purchaser has all requisite corporate power and authority to enter into, execute and deliver the Purchase Agreement, to perform its obligations under the Purchase Agreement and consummate the transactions contemplated thereby. [Add Metrologic].

                  3. The execution and delivery of the Purchase Agreement by the Purchaser does not (i) conflict with any provisions of the Certificate of Incorporation or the By-laws of the Purchaser, (ii) subject to paragraph four below, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien on any property or asset of the Purchaser under, any indenture or other agreement, permit, franchise, license or other instrument or undertaking to which it is a party or by which it or its respective assets is bound or affected, or (iii) subject to paragraph four below, contravene any statute, law, ordinance, rule, regulation, order, judgment, injunction, decree, determination or other award applicable to the Purchaser or any of its properties or assets, which, in the case of clauses (i) and (ii) above, singly, or in the aggregate, would reasonably be expected to have a Purchaser Material Adverse Effect. [Add Metrologic].

                  4. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity is required to be obtained or made by or with respect to the Purchaser in connection with the execution and delivery of the Purchase Agreement by the Purchaser or the consummation by the Purchaser of the transactions contemplated hereby, except for: (i) the filing of premerger notification and report forms under the HSR Act, (ii) such other consents, approvals, authorizations, declarations, filings or notices as are set forth in Schedule 5.03 to the Purchase Agreement and
(iii) such other consents, approvals authorizations, declarations, filings or notices the failure to obtain or make which, in the aggregate, would not have a Purchaser Material Adverse Effect. [Add Metrologic].

                  5. The Purchase Agreement and Purchaser's Notes constitute valid and binding obligations of each of the Purchaser and Metrologic, enforceable against each of the Purchaser and the Metrologic, as the case may be, in accordance with their respective terms under the laws of the State of New York, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally (including, without limitation, state and federal laws relating to fraudulent conveyances or transfers) and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of the remedies of specific performance or injunctive relief), regardless of whether such principles are considered in a proceeding at law or in equity. [Add Target Guaranty and Security Agreement].

                                      D-3
                                  Exhibit D-1

                      FORM OF IN-HOUSE OPINION OF COUNSEL

                        TO SELLERS, TARGET AND GUARANTOR

                  1. Seller is duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Seller has the corporate power and authority to carry on its business as now being conducted.

                  2. The Seller has all requisite corporate power and authority to enter into, execute and deliver the Purchase Agreement, to perform its obligations under the Purchase Agreement and consummate the transactions contemplated thereby.

                  3. Guarantor is duly incorporated, validly existing and in good standing under the laws of the State of _____________. Guarantor has the corporate power and authority to carry on its business as now being conducted.

                  4. The Guarantor has all requisite corporate power and authority to enter into, execute and deliver the Purchase Agreement, to perform its obligations under the Purchase Agreement and consummate the transactions contemplated thereby and the execution and delivery and the performance by the Guarantor of its obligations under the Purchase Agreement will not violate any applicable provision of law or any rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Guarantor nor conflict with or constitute a breach of or a default under the Certificate of Incorporation or By-laws of the Guarantor or any instrument to which the Guarantor is a party or by which the Guarantor or the Guarantor's property is bound, and the Purchase Agreement is a valid and binding obligation of the Guarantor enforceable in accordance with its terms.

                  5. The execution and delivery of the Purchase Agreement by the Seller does not (i) conflict with any provisions of the Certificates of Incorporation or the By-laws of the Seller or the Target, (ii) subject to paragraph six below, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien on any property or asset of the Seller or Target under, any indenture or other agreement, permit, franchise, license or other instrument or undertaking to which any of the them is a party or by which any of them or their respective assets is bound or affected, or (iii) subject to paragraph six below, contravene any statute, law ordinance, rule, regulation, order, judgment, injunction, decree, determination or other award applicable to the Seller or the Target or any of their respective properties or assets, which, in the case of clauses (i) and
(ii) above, singly, or in the aggregate, would reasonably be expected to have a Target Material Adverse Effect.

                  6. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity is required to be obtained or made by or with respect to the Seller or the Target in connection with the execution and delivery of the Purchase Agreement by the Seller or the consummation by the Seller of the transactions contemplated hereby, except for:
(1) the filing of premerger notification and report forms under the HSR Act,
(ii) such other consents, approvals, authorizations, declarations, filings or notices as are set forth in Schedule 3.03 to the Purchase Agreement and (iii) such other consents, approvals authorizations, declarations, filings or notices the failure to obtain or make which, in the aggregate, would not have a target Material Adverse Effect.

                  7. Target is a corporation duly incorporated and validly existing under the laws of the State of Delaware. Target has the requisite corporate power and authority to own, lease and operate its properties and conduct the business as now being and heretofore conducted. Target is qualified to do business in ________________ and __________________________.

                  8. The authorized capital stock of Target consists of
---------------------------------------------------------------.

                  9. All of the issued shares of capital stock of Target have been duly authorized and validly issued, and are fully paid and nonassessable. None of the issued shares of capital stock of Target is owned or held in violation of any statutory or, to our knowledge, any other preemptive rights of shareholders, and no person or entity (including any holder of outstanding shares of capital stock of Target) has any statutory or, to our knowledge, any other preemptive or other rights to subscribe for any of the Shares of the capital stock of Target. The form of certificate evidencing shares of the Common Stock of the Target conforms to the requirements of the General Corporation Law of the State of Delaware.

                  10. Assuming that, upon consummation of the transaction contemplated by the Purchase Agreement, (i) Purchaser shall have given value in exchange for the capital stock of Target, (ii) Purchaser shall not have received notice of any adverse claim to the shares of capital stock of Target, and (iii) Purchaser shall have obtained duly endorsed share certificates evidencing shares of the capital stock of Target, upon consummation of the transaction contemplated by the Purchase Agreement, Purchaser shall acquire its interest in the shares of capital stock of Target free of any adverse claim.

                  11. To our knowledge, Target has received all permits, licenses, franchises, authorizations, registrations, qualifications and approvals of governmental or regulatory authorities as may be required of them to own or lease its properties and to conduct its businesses as currently conducted or contemplated.

                  12. To our knowledge, the agreements set forth on Schedule
4.12 to the Purchase Agreement constitute all of the material contracts of the Target (the "Material Contracts"). Each of the Material Contracts has been duly authorized and executed by the Target, enforceable against the Target in accordance with its terms, except as such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar law affecting or relating to enforcement of creditors' rights generally or (ii) general equitable principles or by an implied covenant of good faith and fair dealing. To our knowledge, neither the Target nor any other party to any of the Material Contracts is in default under any such Material Contract, nor does any condition exist that with notice or lapse of time, or both would constitute a default thereunder, except, in each case, such defaults as would not, individually or in the aggregate, have a Target Material Adverse Effect.

                  13. To our knowledge, there is no action, suit, proceeding, investigation or arbitration pending or threatened against or affecting the Target that singly, or in the aggregate, would reasonably be expected to have a Target Material Adverse Effect, nor is there any judgment, decree, injunction or order of any Governmental Entity or arbitrator outstanding against any of such persons having, or which would reasonably be expected to have any such effect.

                                     D-2-1

                                  Exhibit D-2

                        FORM OF LLGM OPINION OF COUNSEL

                            TO SELLER AND GUARANTOR



         The Purchase Agreement constitutes a valid and binding obligation of each of the Seller and the Guarantor, enforceable against each of the Seller and the Guarantor, as the case may be, in accordance with its terms under the laws of the State of New York, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally (including, without limitation, state and federal laws relating to fraudulent conveyances or transfers) and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of the remedies of specific performance or injunctive relief), regardless of whether such principles are considered in a proceeding at law or in equity.

                               TABLE OF CONTENTS
                                                                           Page


ARTICLE I    DEFINITIONS                                                      1


          Section 1.01.  Definitions                                          1

ARTICLE II   TRANSFER AND ACQUISITION OF STOCK                                5


          Section 2.01.  Transfer and Acquisition
                         ------------------------                             5
          Section 2.02.  Purchase Price                                       5
                         --------------
          Section 2.03.  Purchase Price Adjustment                            6
                         -------------------------
          Section 2.04.  Place and Date of Closing                            6
                         -------------------------
          Section 2.05.  Transactions to be Effected at the Closing           6
                         ------------------------------------------

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF SELLER                        7


          Section 3.01   Organization, Standing and Authority
                         ------------------------------------                 7
          Section 3.02.  Authorization                                        7
                         -------------
          Section 3.03.  No Conflict or Violation, etc.                       7
                         ------------------------------
          Section 3.04.  The Shares                                           8
                         ----------
          Section 3.05.  Financial Information                                8
                         ---------------------
          Section 3.06.  Approvals and Permits                                8
                         ---------------------
          Section 3.07.  Brokers                                              8
                         -------
          Section 3.08.  Disclaimer of Other Representations and Warranties   8
                         --------------------------------------------------

ARTICLE IV    REPRESENTATIONS AND WARRANTIES CONCERNING THE TARGET            9


          Section 4.01. Organization, Qualification, and Corporate Power ------------------------------------------------ 9
          Section 4.02.  Title to Assets                                      9
                         ---------------
          Section 4.03.  Subsidiaries                                         9
                         ------------
          Section 4.04   Events Subsequent to September 30, 2000              9
                         ---------------------------------------
          Section 4.05.  Undisclosed Liabilities                             11
                         -----------------------
          Section 4.06.  Legal Compliance                                    11
                         ----------------
          Section 4.07.  Tax Matters                                         12
                         -----------
          Section 4.08.  Real Property                                       13
                         -------------
          Section 4.09.  Intellectual Property                               14
                         ---------------------
          Section 4.10.  Tangible Assets                                     16
                         ---------------
          Section 4.11.  Reserved                                            16
                         --------
          Section 4.12.  Contracts                                           17
                         ---------
          Section 4.13.  Notes and Accounts Receivable                       17
                         -----------------------------
          Section 4.14.  Powers of Attorney                                  17
                         ------------------

          Section 4.15.  Insurance                                           17
                         ---------
          Section 4.16.  Litigation; Orders                                  18
                         ------------------
          Section 4.17.  Employees                                           18
                         ---------
          Section 4.18.  Employee Benefits                                   18
                         -----------------
          Section 4.19.  Guaranties                                          21
                         ----------
          Section 4.20.  Environmental, Health, and Safety Matters           21
                         -----------------------------------------
          Section 4.21.  Certain Business Relationships with the Target      22
                         ----------------------------------------------
          Section 4.22.  Brokers' Fees                                       22
                         -------------
          Section 4.23   Product Liability                                   22
                         -----------------
          Section 4.24.  Disclaimer of Other Representations and Warranties  22
                         --------------------------------------------------

ARTICLE V     REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND METROLOGIC 23


          Section 5.01.  Organization, Standing and Authority                23
                         ------------------------------------
          Section 5.02.  Authorization                                       23
                         -------------
          Section 5.03.  No Conflict or Violation, etc.                      23
                         ------------------------------
          Section 5.04.  Litigation; Orders                                  24
                         ------------------
          Section 5.05.  Compliance with Laws                                24
                         --------------------
          Section 5.06.  Approvals and Permits                               24
                         ---------------------
          Section 5.07.  Financing                                           24
                         ---------
          Section 5.08.  Purchase Not for Distribution                       24
                         -----------------------------
          Section 5.09.  Brokers                                             24
                         -------

ARTICLE VI    COVENANTS                                                      25


          Section 6.01.  Conduct of Business                                 25
                         -------------------
          Section 6.02.  Tax Returns                                         26
                         -----------
          Section 6.03.  Access to Information; Confidentiality              26
                         --------------------------------------
          Section 6.04.  Reasonable Best Efforts                             26
                         -----------------------
          Section 6.05.  Notice of Developments                              26
                         ----------------------
          Section 6.06.  Consents, Approvals and Filings                     26
                         -------------------------------
          Section 6.07.  Notification                                        27
                         ------------
          Section 6.08.  Further Assurances                                  27
                         ------------------
          Section 6.09.  Expenses                                            27
                         --------
          Section 6.10.  Covenants Regarding Employee Benefits               27
                         -------------------------------------
          Section 6.11.  Section 338(h)(10) Election                         31
                         ---------------------------
          Section 6.12.  Cash and Intercompany Debt                          32
                         --------------------------

ARTICLE VII   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASER       32


          Section 7.01.  Representations and Covenants
                         -----------------------------                       32
          Section 7.02.  Other Agreements                                    32
                         ----------------
          Section 7.03.  Governmental and Regulatory Consents and Approvals  33
                         --------------------------------------------------
          Section 7.04.  Third Party Consents                                33
                         --------------------
          Section 7.05.  No Injunctions or Restraints                        33
                         ----------------------------
          Section 7.06.  Opinion of Counsel to Seller                        33
                         ----------------------------
          Section 7.07.  Financing                                           33
                         ---------

ARTICLE VIII  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE SELLER          33


          Section 8.01.  Representations and Covenants                       34
                         -----------------------------
          Section 8.02.  Other Agreements                                    34
                         ----------------
          Section 8.03.  Governmental and Regulatory Consents and Approvals  34
                         --------------------------------------------------
          Section 8.04.  Third Party Consents                                34
                         --------------------
          Section 8.05.  No Injunctions or Restraints                        35
                         ----------------------------
          Section 8.06.  Opinion of Counsel to Purchaser                     35
                         -------------------------------
          Section 8.07.  Financing                                           35
                         ---------
          Section 8.08.  Guaranty and Security Agreement                     35
                         -------------------------------

ARTICLE IX    FURTHER AGREEMENTS                                             35


          Section 9.01.  Access to Books and Records                         35
                         ---------------------------

          Section 9.02.  Cooperation                                         35
                         -----------
          Section 9.03.  Memorandum; Disclaimer of Projections               36
                         -------------------------------------
          Section 9.04.  Use of Names                                        36
                         ------------
          Section 9.05   Motion Capture License                              36
                         ----------------------

ARTICLE X     SURVIVAL OF REPRESENTATIONS AND WARRANTIES                     37


ARTICLE XI    INDEMNIFICATION                                                37


          Section 11.01. Obligation to Indemnify                             37
                         -----------------------
          Section 11.02. Indemnification Procedures                          38
                         --------------------------

ARTICLE XII   GUARANTY                                                       40


          Section 12.01. Guarantee                                           40
                         ----------
          Section 12.02. Representations and Warranties of Guarantor         40
                         -------------------------------------------
          Section 12.03. Negative Covenants                                  40
                         ------------------

          Section 12.04. Binding Obligation                                  40
                         ------------------
          Section 12.05. Metrologic Guarantee                                40
                         ---------------------
          Section 12.06. Representations and Warranties of Metrologic        41
                         --------------------------------------------
          Section 12.07. Metrologic Negative Covenants                       41
                         -----------------------------
          Section 12.08. Metrologic Binding Obligation                       41
                         -----------------------------

ARTICLE XIII  TERMINATION PRIOR TO CLOSING                                   41


          Section 13.01. Termination of Agreement                            41
                         ---------------------
          Section 13.02. Survival                                            42
                         --------
          Section 13.03. Termination by the Purchaser                        42
                         ----------------------------

ARTICLE XIV   GENERAL PROVISIONS                                             42


          Section 14.01. Publicity                                           42
                         ---------
          Section 14.02. Dollar References                                   42
                         -----------------
          Section 14.03. Notices                                             42
                         -------
          Section 14.04. Entire Agreement                                    44
                         ----------------
          Section 14.05. Waivers and Amendments; Non-Contractual Remedies;
                         Preservation of Remedies                            44
                         -------------------------------------------------
          Section 14.06. Governing Law                                       44
                         -------------
          Section 14.07. Binding Effect; Assignment                          44
                         --------------------------
          Section 14.08. Interpretation                                      44
                         --------------
          Section 14.09. No Third Party Beneficiaries                        45
                         ----------------------------
          Section 14.10. Counterparts                                        45
                         ------------
          Section 14.11. Exhibits and Schedules                              45
                         ----------------------
          Section 14.12. Headings                                            45
                         --------

                                    EXHIBITS



EXHIBITS A-1 and A-2       FORMS OF PURCHASER'S NOTES
--------------------

EXHIBIT B                  FORM OF LEASE
---------

EXHIBIT C                  FORM OF SUBLEASE
---------

EXHIBIT D-1                FORM OF OPINION OF IN-HOUSE COUNSEL TO SELLER,
-----------                TARGET AND GUARANTOR

EXHIBIT D-2                FORM OF OPINION OF OUTSIDE COUNSEL TO SELLER AND
-----------                GUARANTOR

EXHIBIT E                  FORM OF OPINION OF COUNSEL TO PURCHASER AND
---------                  METROLOGIC

EXHIBIT F                  BRAGG GRATING LICENSE AGREEMENT
---------

                                SCHEDULES

Schedule 1.01(a)           --       CSC Assets

Schedule 1.01(b)(i)        --       Knowledge Persons - Seller

Schedule 1.01(b)(ii)       --       Knowledge Persons- Purchaser

Schedule 3.03              --       Conflicts or Violations

Schedule 3.04              --       Capitalization

Schedule 3.05              --       Financial Statements of Target

Schedule 3.07              --       Brokers

Schedule 4.04              --       Recent Material Transactions

Schedule 4.08              --       Real Property

Schedule 4.09(b)           --       Intellectual Property Infringement

Schedule 4.09(c)           --       Patents, Trademarks and Licenses

Schedule 4.09(d)           --       Third Party Licenses

Schedule 4.09(e)           --       Intellectual Property Infringement

Schedule 4.12              --       Material Contracts

Schedule 4.15              --       Insurance Coverages

Schedule 4.16              --       Litigation

Schedule 4.19              --       Employees

Schedule 4.18              --       Employee Benefits

Schedule 4.20              --       Environmental Matters

Schedule 4.20(b)           --       Environmental Permits

Schedule 4.21              --       Affiliate Transactions

Schedule 5.09              --       Brokers (Purchaser)

EXHIBIT 99.1

                     $25,000,000 REVOLVING CREDIT FACILITY
                             $20,000,000 TERM LOAN

                                CREDIT AGREEMENT

                                  by and among

                          METROLOGIC INSTRUMENTS, INC.

                                      and

                        ADAPTIVE OPTICS ASSOCIATES, INC.

                                      and

                          THE GUARANTORS PARTY HERETO

                                      and

                             THE BANKS PARTY HERETO

                                      and

                    PNC BANK, NATIONAL ASSOCIATION, As Agent



                          Dated as of January 8, 2001

                              TABLE OF CONTENTS

Section                                                                  Page




1.       CERTAIN DEFINITIONS.................................................1
--       -------------------
         1.1      Certain Definitions........................................1
         1.2      Construction..............................................20
         1.3      Accounting Principles.....................................21


2.       REVOLVING CREDIT FACILITY..........................................21
--       -------------------------
         2.1      Revolving Credit Commitments..............................21
         2.2      Nature of Banks' Obligations with Respect to Revolving
                  Credit Loans..............................................21
         2.3      Commitment Fees...........................................22
         2.4      Revolving Credit Facility Fee.............................22
         2.5      Revolving Credit Loan Requests............................22
         2.6      Making Revolving Credit Loans.............................23
         2.7      Revolving Credit Notes....................................23
         2.8      [Intentionally Omitted]...................................23
         2.9      Letter of Credit Subfacility..............................23


3.       TERM LOANS.........................................................24
--       ----------
         3.1      Term Loan Commitments.....................................24
         3.2      Nature of Banks' Obligations with Respect to Term Loans...24
         3.3      Term Loan Facility Fee....................................24
         3.4      Term Loan Notes...........................................24
         3.5      [Intentionally Omitted]...................................25


4.       INTEREST RATES.....................................................25
--       --------------
         4.1      Interest Rate Options.....................................25
                  4.1.1        Revolving Credit Interest Rate Options.......25
                  -----        --------------------------------------
                  4.1.2        Term Loan Interest Rate Options..............25
                  -----        -------------------------------
                  4.1.3        Rate Quotations..............................26
                  -----        ---------------
         4.2      Interest Periods..........................................26
                  4.2.1        Amount of Borrowing Tranche..................26
                  -----        ---------------------------
                  4.2.2        Renewals.....................................26
                  -----        --------
         4.3      Interest After Default....................................26
                  4.3.1        Letter of Credit Fees, Interest Rate.........26
                  -----        ------------------------------------
                  4.3.2        Other Obligations............................26
                  -----        -----------------
                  4.3.3        Acknowledgment...............................27
                  -----        --------------
         4.4      Euro-Rate Unascertainable; Illegality.....................27
                  4.4.1        Euro-Rate Unascertainable....................27
                  -----        -------------------------
                  4.4.2        Illegality...................................27
                  -----        ----------
         4.5      Selection of Interest Rate Options........................28


5.       PAYMENTS...........................................................28
--       --------
         5.1      Payments..................................................28
         5.2      Pro Rata Treatment of Banks...............................28
         5.3      Interest Payment Dates....................................29
         5.4      Voluntary Prepayments.....................................29
                  5.4.1        Right to Prepay..............................29

                  -----        ---------------
         5.5      Voluntary Reduction of Commitments........................30
         5.6      Mandatory Prepayments.....................................30
                  5.6.1        Excess Cash Flow.............................30
                  -----        ----------------
                  5.6.2        Sale of Assets; Sale of Debt or
                  -----        Preferred Equity.............................31
                               -------------------------------
                  5.6.3        Sale of Capital Stock........................31
                  -----        ---------------------
                  5.6.4        Casualty Event...............................31
                  -----        --------------
                  5.6.5        Application Among Interest Rate Options......31
                  -----        ---------------------------------------
         5.7      Additional Compensation in Certain Circumstances..........32
                  5.7.1        Increased Costs or Reduced Return Resulting
                  -----        from Taxes, Reserves, Capital
                               -------------------------------------------
                               Adequacy Requirements, Expenses, Etc.........32
                               ------------------------------------
                  5.7.2        Indemnity....................................33
                  -----        ---------


6.       REPRESENTATIONS AND WARRANTIES.....................................34
--       ------------------------------
         6.1      Representations and Warranties............................34
                  6.1.1        Organization and Qualification...............34
                  -----        ------------------------------
                  6.1.2        Capitalization and Ownership.................34
                  -----        ----------------------------
                  6.1.3        Subsidiaries.................................34
                  -----        ------------
                  6.1.4        Power and Authority..........................35
                  -----        -------------------
                  6.1.5        Validity and Binding Effect..................35
                  -----        ---------------------------
                  6.1.6        No Conflict..................................35
                  -----        -----------
                  6.1.7        Litigation...................................35
                  -----        ----------
                  6.1.8        Title to Properties..........................36
                  -----        -------------------
                  6.1.9        Financial Statements.........................36
                  -----        --------------------
                  6.1.10       Use of Proceeds; Margin Stock................37
                  ------       -----------------------------
                  6.1.11       Full Disclosure..............................37
                  ------       ---------------
                  6.1.12       Taxes........................................37
                  ------       -----
                  6.1.13       Consents and Approvals.......................38
                  ------       ----------------------
                  6.1.14       No Event of Default; Compliance with
                  ------       Instruments..................................38
                               ------------------------------------
                  6.1.15       Patents, Trademarks, Copyrights, Licenses,
                  ------       Etc..........................................38
                               ------------------------------------------
                  6.1.16       Security Interests...........................38
                  ------       ------------------
                  6.1.17       [Intentionally Omitted]......................39
                  ------       -----------------------
                  6.1.18       Status of the Pledged Collateral.............39
                  ------       --------------------------------
                  6.1.19       Insurance....................................39
                  ------       ---------
                  6.1.20       Compliance with Laws.........................40
                  ------       --------------------
                  6.1.21       Material Contracts; Burdensome Restrictions..40
                  ------       -------------------------------------------
                  6.1.22       Investment Companies; Regulated Entities.....40
                  ------       ----------------------------------------

                  6.1.23       Plans and Benefit Arrangements...............40
                  ------       ------------------------------
                  6.1.24       Employment Matters...........................42
                  ------       ------------------
                  6.1.25       Environmental Matters........................42
                  ------       ---------------------
                  6.1.26       Year 2000....................................43
                  ------       ---------
                  6.1.27       Senior Debt Status...........................43
                  ------       ------------------
         6.2      Updates to Schedules......................................44


7.       CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT............44
--       -------------------------------------------------------
         7.1      First Loans and Letters of Credit.........................44
                  7.1.1        Officer's Certificate........................44
                  -----        ---------------------
                  7.1.2        Secretary's Certificate......................44
                  -----        -----------------------
                  7.1.3        Delivery of Loan Documents...................45
                  -----        --------------------------
                  7.1.4        Opinion of Counsel...........................45
                  -----        ------------------
                  7.1.5        Legal Details................................46
                  -----        -------------
                  7.1.6        Payment of Fees..............................46
                  -----        ---------------
                  7.1.7        Environmental Audit..........................46
                  -----        -------------------
                  7.1.8        Appraisals...................................46
                  -----        ----------
                  7.1.9        Consents.....................................46
                  -----        --------
                  7.1.10       [Intentionally Omitted]......................46
                  ------       ------------------------
                  7.1.11       No Violation of Laws.........................46
                  ------       --------------------
                  7.1.12       No Actions or Proceedings....................47
                  ------       -------------------------
                  7.1.13       Insurance Policies; Certificates of
                  ------       Insurance; Endorsements......................47
                               -----------------------------------
                  7.1.14       Title Insurance..............................47
                  ------       ---------------
                  7.1.15       Filing Receipts..............................47
                  ------       ---------------
                  7.1.16       Landlord's Waiver............................48
                  ------       -----------------
                  7.1.17       Administrative Questionnaire.................48
                  ------       ----------------------------
                  7.1.18       Consummation of Acquisition..................48
                  ------       ---------------------------
                  7.1.19       Due Diligence and Contingent Liabilities.....48
                  ------       ----------------------------------------
                  7.1.20       Interest Rate Protection.....................48
                  ------       ------------------------
                  7.1.21       Third-Party Credit Insurance.................49
                  ------       ----------------------------
                  7.1.22       Hedging of Foreign Exposure..................49
                  ------       ---------------------------
                  7.1.23       Review of Executive Management Contracts.....49
                  ------       ----------------------------------------
                  7.1.24       Initial Total Leverage Ratio; Initial Total
                  ------       Senior Leverage Ratio:
                               -------------------------------------------
                               Initial Consolidated Cash Flow from
                               Operations; Minimum Revolving Credit
                               ------------------------------------
                               Loan Availability............................49
                               -----------------
         7.2      Each Additional Loan or Letter of Credit..................49

8.       COVENANTS..........................................................50
--       ---------
         8.1      Affirmative Covenants.....................................50
                  8.1.1        Preservation of Existence, Etc...............50
                  -----        ------------------------------
                  8.1.2        Payment of Liabilities, Including Taxes, Etc.50
                  -----        --------------------------------------------
                  8.1.3        Maintenance of Insurance.....................51
                  -----        ------------------------
                  8.1.4        Maintenance of Properties and Leases.........51
                  -----        ------------------------------------
                  8.1.5        Maintenance of Patents, Trademarks, Etc......51
                  -----        ---------------------------------------
                  8.1.6        Visitation Rights............................51
                  -----        -----------------
                  8.1.7        Keeping of Records and Books of Account......52
                  -----        ---------------------------------------
                  8.1.8        Plans and Benefit Arrangements...............52
                  -----        ------------------------------
                  8.1.9        Compliance with Laws.........................52
                  -----        --------------------
                  8.1.10       Use of Proceeds..............................52
                  ------       ---------------
                  8.1.11       Further Assurances...........................52
                  ------       ------------------
                  8.1.12       Subordination of Intercompany Loans..........53
                  ------       -----------------------------------
                  8.1.13       Third-Party Credit Insurance.................53
                  ------       ----------------------------
                  8.1.14       California Opinion of Counsel................53
                  ------       -----------------------------
         8.2      Negative Covenants........................................53
                  8.2.1        Indebtedness.................................53
                  -----        ------------
                  8.2.2        Liens........................................54
                  -----        -----
                  8.2.3        Guaranties...................................55
                  -----        ----------
                  8.2.4        Loans and Investments........................55
                  -----        ---------------------
                  8.2.5        Dividends and Related Distributions..........56
                  -----        -----------------------------------
                  8.2.6        Liquidations, Mergers, Consolidations,
                  -----        Acquisitions.................................56
                               -------------------------------------
                  8.2.7        Dispositions of Assets or Subsidiaries.......56
                  -----        --------------------------------------
                  8.2.8        Affiliate Transactions.......................57
                  -----        ----------------------
                  8.2.9        Subsidiaries, Partnerships and Joint
                  -----        Ventures.....................................58
                               ------------------------------------
                  8.2.10       Continuation of or Change in Business........58
                  ------       -------------------------------------
                  8.2.11       Plans and Benefit Arrangements...............58
                  ------       ------------------------------
                  8.2.12       Fiscal Year..................................59
                  ------       -----------
                  8.2.13       [Intentionally Omitted]......................59
                  ------       -----------------------
                  8.2.14       Changes in Organizational Documents..........59
                  ------       -----------------------------------
                  8.2.15       Capital Expenditures and Leases..............60
                  ------       -------------------------------
                  8.2.16       Limitation on Negative Pledge Clauses........60
                  ------       -------------------------------------
                  8.2.17       Minimum Fixed Charge Coverage Ratio..........60
                  ------       -----------------------------------
                  8.2.18       Maximum Total Senior Leverage Ratio..........60
                  ------       -----------------------------------
                  8.2.19       Maximum Total Leverage Ratio.................61
                  ------       ----------------------------

                  8.2.20       Minimum Net Worth............................61
                  ------       -----------------
         8.3      Reporting Requirements....................................61


9.       DEFAULT............................................................62
--       -------
         9.1      Events of Default.........................................62
                  9.1.1        Payments Under Loan Documents................62
                  -----        -----------------------------
                  9.1.2        Breach of Warranty...........................62
                  -----        ------------------
                  9.1.3        Breach of Negative Covenants or
                  -----        Visitation Rights............................62
                               -------------------------------
                  9.1.4        Breach of Other Covenants....................62
                  -----        -------------------------
                  9.1.5        Defaults in Other Agreements or Indebtedness.62
                  -----        --------------------------------------------
                  9.1.6        Final Judgments or Orders....................63
                  -----        -------------------------
                  9.1.7        Loan Document Unenforceable..................63
                  -----        ---------------------------
                  9.1.8        Uninsured Losses; Proceedings Against Assets.63
                  -----        --------------------------------------------
                  9.1.9        Notice of Lien or Assessment.................63
                  -----        ----------------------------
                  9.1.10       Insolvency; Right of Contribution............64
                  ------       ---------------------------------
                  9.1.11       Events Relating to Plans and Benefit
                  ------       Arrangements.................................65
                               ------------------------------------
                  9.1.12       Cessation of Business........................65
                  ------       ---------------------
                  9.1.13       Change of Control............................65
                  ------       -----------------
                  9.1.14       Involuntary Proceedings......................65
                  ------       -----------------------
                  9.1.15       Voluntary Proceedings........................66
                  ------       ---------------------
                  9.1.16       Holoscan.....................................66
                  ------       --------
         9.2      Consequences of Event of Default..........................66
                  9.2.1        Events of Default Other Than Bankruptcy,
                  -----        Insolvency or Reorganization
                               ----------------------------------------
                               Proceedings..................................66
                               -----------
                  9.2.2        Bankruptcy, Insolvency or Reorganization
                  -----        Proceedings..................................67
                               ----------------------------------------
                  9.2.3        Set-off......................................67
                  -----        -------
                  9.2.4        Suits, Actions, Proceedings..................67
                  -----        ---------------------------
                  9.2.5        Application of Proceeds......................68
                  -----        -----------------------
                  9.2.6        Other Rights and Remedies....................68
                  -----        -------------------------
         9.3      Notice of Sale............................................68


10.      THE AGENT..........................................................69
---      ---------


11.      MISCELLANEOUS......................................................69
---      -------------
         11.1     Modifications, Amendments or Waivers......................69
                  11.1.1       Increase of Commitment; Extension or
                  ------       Expiration Date..............................69
                               ------------------------------------

                  11.1.2       Extension of Payment; Reduction of Principal
                  ------       Interest or Fees;
                               --------------------------------------------
                               Modification of Terms of Payment.............69
                               --------------------------------
                  11.1.3       Release of Collateral or Guarantor...........69
                  ------       ----------------------------------
                  11.1.4       Miscellaneous................................70
                  ------       -------------
         11.2     No Implied Waivers; Cumulative Remedies; Writing Required.70
         11.3     Reimbursement and Indemnification of Banks by the
                  Borrowers; Taxes..........................................70
         11.4     Holidays..................................................71
         11.5     Funding by Branch, Subsidiary or Affiliate................71
                  11.5.1       Notional Funding.............................71
                  ------       ----------------
                  11.5.2       Actual Funding...............................72
                  ------       --------------
         11.6     Notices...................................................72
         11.7     Joint and Several Obligations of Borrowers; Additional
                  Waivers...................................................73
         11.8     Severability..............................................74
         11.9     Governing Law.............................................74
         11.10    Prior Understanding.......................................74
         11.11    Duration; Survival........................................74
         11.12    Successors and Assigns....................................75
         11.13    Confidentiality...........................................76
                  11.13.1      General......................................76
                  -------      -------
                  11.13.2      Sharing Information With Affiliates of the
                  -------      Banks........................................76
                               ------------------------------------------
         11.14    Counterparts..............................................77
         11.15    Agent's or Bank's Consent.................................77
         11.16    Exceptions................................................77
         11.17    CONSENT TO FORUM; WAIVER OF JURY TRIAL....................77
         11.18    Tax Withholding Clause....................................78
         11.19    Joinder of Guarantors; New Foreign Subsidiaries...........78

                                    - viii -
                         LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE 1.1(A)       -      PRICING GRID
SCHEDULE 1.1(B)       -      COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES
SCHEDULE 6.1.1        -      QUALIFICATIONS TO DO BUSINESS
SCHEDULE 6.1.2        -      CAPITALIZATION
SCHEDULE 6.1.3        -      SUBSIDIARIES
SCHEDULE 6.1.7        -      LITIGATION
SCHEDULE 6.1.8        -      OWNED AND LEASED REAL PROPERTY
SCHEDULE 6.1.13       -      CONSENTS AND APPROVALS
SCHEDULE 6.1.15       -      PATENTS, TRADEMARKS, COPYRIGHTS, LICENSES, ETC.
SCHEDULE 6.1.18       -      PARTNERSHIP AGREEMENTS; LLC AGREEMENTS
SCHEDULE 6.1.19       -      INSURANCE POLICIES
SCHEDULE 6.1.21       -      MATERIAL CONTRACTS
SCHEDULE 6.1.23       -      EMPLOYEE BENEFIT PLAN DISCLOSURES
SCHEDULE 6.1.25       -      ENVIRONMENTAL DISCLOSURES
SCHEDULE 8.2.1        -      PERMITTED INDEBTEDNESS
SCHEDULE 8.2.2        -      PERMITTED LIENS
SCHEDULE 8.2.4        -      PERMITTED LOANS AND INVESTMENTS


EXHIBITS

EXHIBIT 1.1(A)        -      ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(C)        -      COLLATERAL ASSIGNMENT
EXHIBIT 1.1(C)(2)     -      CASH COLLATERAL AND SECURITY AGREEMENT
EXHIBIT 1.1(G)(1)     -      GUARANTOR JOINDER
EXHIBIT 1.1(G)(2)     -      GUARANTY AGREEMENT
EXHIBIT 1.1(I)(2)     -      INTERCOMPANY SUBORDINATION AGREEMENT
EXHIBIT 1.1(M)        -      MORTGAGE
EXHIBIT 1.1(P)(1)     -      PATENT, TRADEMARK AND COPYRIGHT SECURITY AGREEMENT
EXHIBIT 1.1(P)(2)     -      PLEDGE AGREEMENT
EXHIBIT 1.1(R)        -      REVOLVING CREDIT NOTE
EXHIBIT 1.1(S)(1)     -      SECURITY AGREEMENT
EXHIBIT 1.1(S)(2)     -      INTERCREDITOR AGREEMENT
EXHIBIT 1.1(T)        -      TERM NOTE
EXHIBIT 2.5           -      LOAN REQUEST
EXHIBIT 2.9           -      LETTERS OF CREDIT
EXHIBIT 5.5           -      COMMITMENT REDUCTION NOTICE
EXHIBIT 7.1.4         -      OPINION OF COUNSEL
EXHIBIT 7.1.16        -      LANDLORD'S WAIVER

EXHIBIT 8.3           -        REPORTING REQUIREMENTS
EXHIBIT 8.3.4         -      QUARTERLY COMPLIANCE CERTIFICATE
EXHIBIT 10            -      AGENT PROVISIONS

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT is dated as of January 8, 2001, and is made by and among METROLOGIC INSTRUMENTS, INC., a New Jersey corporation ("Metrologic"), Adaptive Optics Associates, Inc., a Delaware corporation ("Adaptive"), (Metrologic and Adaptive are each sometimes referred to herein individually as a "Borrower" and collectively as the "Borrowers"), each of the GUARANTORS (as hereinafter defined), the BANKS (as hereinafter defined), and PNC BANK, NATIONAL ASSOCIATION, in its capacity as agent for the Banks under this Agreement (hereinafter referred to in such capacity as the "Agent").

                                  WITNESSETH:

         WHEREAS, Metrologic, MTLG Investments, Inc., a Delaware corporation and wholly-owned Subsidiary of Metrologic ("MTLG"), United Technologies Optical Systems, Inc., a Delaware corporation, and Hamilton Sundstrand Corporation, a Delaware corporation, are parties to that certain Stock Purchase Agreement, dated as of December 21, 2000 (the "Adaptive Stock Purchase Agreement"), pursuant to which MTLG will acquire all of the outstanding capital stock of Adaptive ; and

         WHEREAS, the Borrowers have requested the Banks to provide (i) a revolving credit facility to the Borrowers in an aggregate principal amount not to exceed $25,000,000 and (ii) a $20,000,000 term loan facility; and

         WHEREAS, the revolving credit and term loan facilities shall be used to (i) provide a portion of the proceeds required for the acquisition of all of the outstanding capital stock of Adaptive, (ii) refinance existing debt, (iii) pay related fees and expenses and (iv) fund working capital and capital expenditures of the Borrowers in the ordinary course of business; and

         WHEREAS, the Banks are willing to provide such credit upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

1.       CERTAIN DEFINITIONS

1.1      Certain Definitions.

                  In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

                  Adaptive Acquisition Agreements shall mean that certain Adaptive Stock Purchase Agreement and the other documents and agreements entered into with Adaptive or its Affiliates in connection therewith.

                  Adaptive Acquisition shall mean the acquisition of the stock of Adaptive pursuant to the Adaptive Acquisition Agreements.

                  Affiliate as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 5% or more of any class of the voting or other equity interests of such Person, or (iii) 5% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

                   Agent shall mean PNC Bank, National Association, and its successors and assigns.

                   Agent's Letter shall mean that term as defined in paragraph 15 of Exhibit 8.3.

                   Agreement shall mean this Credit Agreement, as the same may be supplemented or amended from time to time, including all schedules and exhibits.

                   Applicable Revolver Commitment Fee Rate shall mean the percentage rate per annum at the indicated level of Total Leverage Ratio as set forth in the Pricing Grid below the heading "Revolver Commitment Fee." The Applicable Revolver Commitment Fee Rate shall be computed in accordance with the parameters set forth on the Pricing Grid and the notes applicable thereto.

                          Applicable Margin shall mean

                           (A)      for the Revolving Credit Base Rate Option,
the percentage spread to be added to the Base Rate under the Revolving Credit Base Rate Option at the indicated level of Total Leverage Ratio as set forth in the Pricing Grid below the heading "Revolving Credit Base Rate Spread";

                           (B)      for the Term Loan Base Rate Option, the
percentage spread to be added to the Base Rate under the Term Loan Base Rate Option at the indicated level of Total Leverage Ratio as set forth in the Pricing Grid below the heading "Term Loan Base Rate Spread";

                           (C)      for the Revolving Credit Euro-Rate Option,
the percentage spread to be added to the Euro-Rate under the Revolving Credit Euro-Rate Option at the indicated level of Total Leverage Ratio as set forth in the Pricing Grid below the heading "Revolving Credit Euro-Rate Spread"; or

                           (D)      for the Term Loan Euro-Rate Option, the
percentage spread to be added to the Euro-Rate under the Term Loan Euro-Rate Option at the indicated level of Total Leverage Ratio as set forth in the Pricing Grid below the heading "Term Loan Euro-Rate Spread."

                           Notwithstanding the foregoing, it is expressly
agreed that following the Closing Date through and including the Initial Adjustment Date, the Applicable Total Leverage Ratio for determining the Applicable Margin shall be such amount as determined in accordance with the Pricing Grid but in any event not less than the amount set forth in the Pricing Grid in Level V.

                           Asset Sale shall mean any sale, conveyance,
assignment, lease, abandonment or other transfer or disposition of properties or assets of the type contemplated by Section 8.2.7(vi) and (vii).

                           Assignment and Assumption Agreement shall mean an
Assignment and Assumption Agreement by and among a Purchasing Bank, a Transferor Bank and the Agent, as Agent and on behalf of the remaining Banks, substantially in the form of Exhibit 1.1(A).

                           Banks shall mean the financial institutions named on
Schedule 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Bank.

                           Base Net Worth shall mean the sum of 90% of the
combined net worth (as opposed to net loss) of Metrologic and Adaptive (calculated on a pro-forma basis as if the Adaptive Acquisition had been consummated as of September 30, 2000), which is $31,821,000 plus (i) 75% of consolidated net income (as opposed to net loss) of Metrologic and its Subsidiaries earned during the period from October 1, 2000 through December 31, 2000 and (ii) 75% of consolidated net income for each fiscal year end in which net income was earned (as opposed to net loss) during the period from January 1 through December 31 of the applicable fiscal year. In no event shall Base Net Worth be reduced on account of a consolidated net loss for any fiscal period.

                           Base Rate shall mean the greater of (i) the interest
rate per annum announced from time to time by the Agent at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Agent, or (ii) the Federal Funds Effective Rate plus one half percent (1/2% ) per annum.

                           Base Rate Option shall mean either the Revolving
Credit Base Rate Option or the Term Loan Base Rate Option.

                           Benefit Arrangement shall mean at any time an
"employee benefit plan," within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.

                           Borrowers shall mean collectively and Borrower shall
mean separately Metrologic Instruments, Inc., a corporation organized and existing under the laws of the State of New Jersey and Adaptive Optics Associates, Inc., a corporation organized and existing under the laws of the State of Delaware.

                           Borrowing Date shall mean, with respect to any Loan,
the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.

                           Borrowing Tranche shall mean specified portions of
Loans outstanding as follows:

(i) any Loans to which a Euro-Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrowers and which have the same Euro-Rate Interest Period shall constitute one Borrowing Tranche, and (ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.

                           Business Day shall mean any day other than a
Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Cherry Hill, New Jersey.

                           Capital Expenditures shall mean for any period the
sum of all amounts that would, in accordance with GAAP, be included as additions to property, plant, and equipment and other capital expenditures on a consolidated statement of cash flows for the Borrowers for such period.

                           Capital Lease shall mean at any time a lease which
the lessee is required to account for as a capital lease on its balance sheet in accordance with GAAP.

                           Capital Lease Obligation shall mean the obligations
of any Person, as of the date of determination, to pay rent and other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as Capital Leases.

                           Capital Stock shall mean any and all shares,
interests, participation or other equivalents (however designated) of capital stock of a corporation, and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                           Cash Collateral shall mean cash collateral as
defined in the Cash Collateral and Security Agreement.

                           Cash Collateral and Security Agreement shall mean
the Cash Collateral and Security Agreement in the form of Exhibit 1.1(C)(2).

                           Cash Equivalents shall mean (a) securities with
maturities of six months or less from the date of acquisition issued or fully guaranteed or insured by the United States government or agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition and overnight bank deposits of any Bank or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any Bank or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by Standard &Poor's or P-1 or the equivalent thereof by Moody's and in either case maturing within six months or less after the day of acquisition, (e) securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by an foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by Standard & Poor's or A by Moody's, (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Bank or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

                           Change of Control shall mean (i) any Person or
"group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) other than Harry Knowles or Janet Knowles or their lineal descendents or trusts for the benefit of any of them (A) shall have acquired beneficial ownership of 20% or more of any outstanding class of Capital Stock having ordinary voting power in the election of directors of Metrologic or (B) shall obtain the power (whether or not exercised) to elect a majority of Metrologic's directors or (ii) the Board of Directors of Metrologic shall not consist of a majority of Continuing Directors; "Continuing Directors" shall mean the directors of Metrologic on the Closing Date and each other director, if such other director's nomination for election to the Board of Directors of Metrologic is recommended by a majority of the then Continuing Directors, provided that notwithstanding anything in this definition to the contrary, the transfer of Capital Stock owned by either Harry Knowles or Janet Knowles upon their death shall not be deemed a Change of Control.

                           Closing Date shall mean the Business Day on which
the first Loan shall be made, which shall be December 31, 2000 or, if all the conditions specified in Section 7 have not been satisfied or waived by such date, not later than January 8, 2001, as designated by the Borrowers by at least one Business Day advance notice to the Agent at its Principal Office, or such other date as the parties agree. The closing shall take place at 10:00 a.m., Philadelphia time, on the Closing Date at the offices of Buchanan Ingersoll Professional Corporation - Philadelphia, Pennsylvania, or at such other time and place as the parties agree.

                           Collateral shall mean the Pledged Collateral, the
UCC Collateral, the Intellectual Property Collateral and the Real Property.

                           Collateral Assignment shall mean the Collateral
Assignment of Contract Rights in the form of Exhibit 1.1(C).


                           Commercial Letter of Credit shall mean any Letter of
Credit which is a commercial letter of credit issued in respect of the purchase of goods or services by one or more of the Loan Parties in the ordinary course of their business.

                           Commitment shall mean as to any Bank the aggregate
of its Revolving Credit Commitment and Term Loan Commitment, and Commitments shall mean the aggregate of the Revolving Credit Commitments and Term Loan Commitments of all of the Banks.

                           Consolidated Cash Flow from Operations for any
period of determination shall mean (i) the sum of net income (before extraordinary items, but taking into consideration extraordinary cash losses), depreciation (including $63,000 in each quarter of fiscal year 2000 relating to CSC), $225,000 relating to a Hamilton Sundstrand charge, amortization, other non-cash charges to net income, interest expense and income tax expense minus
(ii) non-cash credits to net income, in each case of the Borrowers and their respective Subsidiaries for such period determined and consolidated in accordance with GAAP.

                           Consolidated Senior Indebtedness for any period of
determination shall mean Consolidated Total Indebtedness less Subordinated Debt.

                           Consolidated Net Worth shall mean as of any date of
determination total stockholders' equity of Metrologic and its Subsidiaries as of such date determined and consolidated in accordance with GAAP.

                           Consolidated Total Indebtedness shall mean, without
duplication, (a) the sum of (i) the principal balance of the Loans and Letters of Credit Outstanding, (ii) all Indebtedness of Metrologic and its Subsidiaries for borrowed money, (iii) Indebtedness permitted under Section 8.2.1(v) to the extent it becomes a liability on the balance sheet of Metrologic or any of its Subsidiaries (each of items (i), (ii) and (iii) as determined and consolidated in accordance with GAAP), and (iv) any amounts paid or payable in connection with mandatory redeemable preferred stock less (b) the sum of (i) the amount pledged to the Agent on behalf of the Banks pursuant to the Cash Collateral and Security Agreement and (ii) the amount pledged to the Agent on behalf of the Banks pursuant to a pledge by Harry and Janet Knowles, provided that the maximum credit under this clause (b) shall be no greater than $3,700,000.

                           Contamination shall mean the presence of Regulated
Substances in, on, under or emanating to or from the Property, which pursuant to Environmental Laws requires notification or reporting to an Official Body, or which pursuant to Environmental Laws requires the investigation, cleanup, removal or remediation of such Regulated Substances or which otherwise constitutes a violation of Environmental Laws.

                           Default Rate shall mean the rates of interest
payable under and in accordance with Section 4.3 hereof.

                           Dollar, Dollars, U.S. Dollars and the symbol $
shall mean lawful money of the United States of America.

                           Domestic Subsidiary shall mean any Subsidiary of the
Borrowers which is not a Foreign Subsidiary.

                           Environmental Complaint shall mean any written
complaint setting forth a cause of action for personal injury or property damage, natural resource damage, contribution or indemnity for response costs, civil penalties, criminal penalties or declaratory or equitable relief arising under any Environmental Law or order, notice of violation, citation, subpoena, request for information or other written notice of any type issued by an Official Body pursuant to any Environmental Law.

                           Environmental Laws shall mean all federal, state,
local and foreign Laws pertaining or relating to (i) pollution or pollution control; (ii) protection of human health or environment; (iii) employee safety in the workplace; (iv) the management, generation, processing, treatment, recycling, transport or disposal of Regulated Substances; (v) the presence of Contamination; (vi) the protection of endangered or threatened species; and
(vii) the protection of Environmentally Sensitive Areas.

                           Environmentally Sensitive Area shall mean (i) any
wetland as defined by applicable Environmental Laws; (ii) any area designated as a coastal zone pursuant to applicable Laws, including Environmental Laws;
(iii) any area of historic or archeological significance as defined by applicable Laws, including Environmental Laws; (iv) habitats of endangered species or threatened species as designated by applicable Laws, including Environmental Laws; or (v) a floodplain or other flood hazard area as defined pursuant to any applicable Laws.

                           ERISA shall mean the Employee Retirement Income
Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

                           ERISA Group shall mean, at any time, the Borrowers
and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrowers, are treated as a single employer under Section 414 of the Internal Revenue Code.

                           Euro-Rate shall mean, with respect to the Loans
comprising any Borrowing Tranche to which the Euro-Rate Option applies for any Euro-Rate Interest Period, the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates for U.S. Dollars quoted by the British Bankers' Association ("BBA") as set forth on Dow Jones Markets Service (formerly known as Telerate) (or appropriate successor or, if the British Bankers' Association or its successor ceases to provide such quotes, a comparable replacement determined by the Agent) display page 3750 (or such other display page on the Dow Jones Markets Service system as may replace display page 3750) two (2) Business Days prior to the first day of such Euro-Rate Interest Period for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Euro-Rate Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

             .......Average of London interbank offered rates quoted by BBA as s hown on
  Euro-Rate =.......Dow Jones Markets Service display page 3750 or appropriate successor
                    ----------------------------------------------
             .......1.00 - Euro Rate Reserve Percentage


The Euro-Rate shall be adjusted with respect to any Euro-Rate Option outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Agent shall give prompt notice to the Borrowers of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

                           Euro-Rate Interest Period shall mean the period of
one, two, three or six months selected by the applicable Borrower commencing on the date of disbursement of a Loan to which the Euro-Rate Option applies and each successive period selected by the Borrowers thereafter; provided, that if a Euro-Rate Interest Period would end on a day which is not a Business Day, it shall end on the next succeeding Business Day, unless such day falls in the succeeding calendar month in which case the Euro-Rate Interest Period shall end on the next preceding Business Day. In no event shall any Euro-Rate Interest Period end on a day after the Expiration Date.

                           Euro-Rate Option shall mean either the Revolving
Credit Euro-Rate Option or the Term Loan Euro-Rate Option.

                           Euro-Rate Reserve Percentage shall mean the maximum
effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities"). The Euro-Rate shall be adjusted with respect to any Borrowing Tranches to which the Euro-Rate Option applies that are outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Agent shall give prompt notice to the Borrowers of any such adjustment, which determination shall be conclusive absent manifest error.

                           Event of Default shall mean any of the events
described in Section 9.1 and referred to therein as an "Event of Default."

                           Excess Cash Flow shall be computed as of the close
of each fiscal year by taking the result (if positive) of Consolidated Cash Flow from Operations for such fiscal year minus Fixed Charges for such fiscal year. All determinations of Excess Cash Flow shall be based on the immediately preceding fiscal year and shall be made following the delivery by the Borrowers to the Agent of the Borrowers' audited financial statements for such preceding year.

                           Expiration Date shall mean, with respect to the
Revolving Credit Commitments, January 8, 2006.

                           Facility Fees shall mean the fees referred to in
Sections 2.4 and 3.3.

                           Federal Funds Effective Rate for any day shall mean
the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

                           Fixed Charge Coverage Ratio shall mean the ratio of
Consolidated Cash Flow from Operations less unfunded (i.e. not purchased through the use of the proceeds of the Loans) Capital Expenditures and dividends paid to Fixed Charges.

                           Fixed Charges shall mean for any period of
determination the sum of interest expense, income taxes less any deferred portion, scheduled principal installments on Indebtedness and payments under capitalized leases, in each case of Metrologic and its Subsidiaries for such period determined and consolidated in accordance with GAAP.

                           Foreign Subsidiary shall mean any Subsidiary of the
Borrowers organized under the laws of a jurisdiction other than the United States of America, any state thereof or the District of Columbia.

                           GAAP shall mean generally accepted accounting
principles as are in effect from time to time, subject to the provisions of
Section 1.3, and applied on a consistent basis both as to classification of items and amounts.

                           Guarantor shall mean each of the parties to this
Agreement which is designated as a "Guarantor" on the signature page hereof and each other Person which joins this Agreement as a Guarantor after the date hereof pursuant to Section 11.19.

                           Guarantor Joinder shall mean a joinder by a Person
as a Guarantor under this Agreement, the Guaranty Agreement and the other Loan Documents in the form of Exhibit 1.1(G)(1).

                           Guaranty of any Person shall mean any obligation of
such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, contingent or otherwise, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

                           Guaranty Agreement shall mean the Guaranty and
Suretyship Agreement in substantially the form of Exhibit 1.1(G)(2) executed and delivered by each of the Guarantors to the Agent for the benefit of the Banks.

                           Hedge Agreement shall have the meaning assigned to
such term in Section 7.1.22 [Hedging of Foreign Exposure].

                           Indebtedness shall mean, as to any Person at any
time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money (including capitalized earnouts, Subordinated Debt and synthetic leases or so-called "off balance sheet loans"), (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility,
(iii) reimbursement obligations (contingent or otherwise) under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (iv) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than thirty (30) days past due), (v) any Guaranty of Indebtedness for borrowed money, or (vi) any Capital Lease Obligations.

                           Ineligible Security shall mean any security which
may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

                           Initial Adjustment Date shall mean the date on which
the Agent receives the audited financial statements and compliance certificate provided pursuant to Sections 3 and 4 of Exhibit 8.3 for the fiscal year ending December 31, 2000.

                           Insolvency Proceeding shall mean, with respect to
any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors; undertaken under any Law.

                           Intellectual Property Collateral shall mean all of
the property described in the Patent, Trademark and Copyright Security
Agreement.

                           Intercompany Subordination Agreement shall mean a
Subordination Agreement among the Loan Parties in the form attached hereto as
Exhibit 1.1(I)(2).

                           Intercreditor Agreement shall mean the Intercreditor
Agreement in substantially the form of Exhibit 1.1(S)(2) executed and delivered by United Technologies Optical Systems, Inc., the Agent, Metrologic and MTLG in favor of the Agent for the benefit of the Banks.

                           Interest Rate Option shall mean any Euro-Rate Option
or Base Rate Option.

                           Interest Rate Protection Agreement shall have the
meaning assigned to such term in Section 7.1.20 [Interest Rate Protection].

                           Internal Revenue Code shall mean the Internal
Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and \ regulations thereunder, as from time to time in effect.

                           Labor Contracts shall mean all employment
agreements, employment contracts, collective bargaining agreements and other agreements among any Loan Party or Subsidiary of a Loan Party and its employees.

                           Law shall mean any law (including common law),
constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree, consent decree, bond, judgment, authorization, lien or award of any Official Body.

                           Letter of Credit shall have the meaning set forth in
Exhibit 2.9.

                           Letter of Credit Borrowing shall mean an extension
of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made and shall not have been converted into a Revolving Credit Loan under the terms of Exhibit 2.9.

                           Letter of Credit Sublimit shall have the meaning
assigned to such term in Paragraph 1 of Exhibit 2.9.

                           Letters of Credit Outstanding shall mean at any time
the sum of (i) the aggregate undrawn face amount of outstanding Letters of Credit and (ii) the aggregate amount of all unpaid and outstanding Reimbursement Obligations.

                           Lien shall mean any mortgage, deed of trust, pledge,
lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

                           Loan Documents shall mean this Agreement, the
Agent's Letter, the Collateral Assignment, the Guaranty Agreement, the Intercompany Subordination Agreement, the Intercreditor Agreement, the Notes, the Patent, Trademark and Copyright Security Agreement, the Pledge Agreement, the Security Agreement, Interest Rate Protection Agreements, the Cash Collateral and Security Agreement, the Hedge Agreement and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and Loan Document shall mean any of the Loan Documents.

                           Loan Parties shall mean the Borrowers and the
Guarantors.

                           Loans shall mean collectively and Loan shall mean
separately all Revolving Credit Loans and the Term Loans or any Revolving Credit Loan or Term Loan.

                           Material Adverse Change shall mean any set of
circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations of the Loan Parties taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of the Loan Parties taken as a whole to duly and punctually pay or perform its Indebtedness, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Agent or any of the Banks, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

                           Month, with respect to an Euro-Rate Interest Period
under the Euro-Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Euro-Rate Interest Period. If any Euro-Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Euro-Rate Interest Period shall be deemed to end on the last Business Day of such final month.

                           Moody's shall mean Moody's Investors Service, Inc.

                           Mortgages shall mean the Mortgages in substantially
the form of Exhibit 1.1(M) with respect to the Real Property executed and delivered by Harry Knowles and Janet Knowles to the Agent for the benefit of the Banks.

                           MTLG shall mean MTLG Investments, Inc., a Delaware
corporation and wholly owned Subsidiary of Metrologic.

                           Multiemployer Plan shall mean any employee benefit
plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which any Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions.

                           Multiple Employer Plan shall mean a Plan which has
two or more contributing sponsors (including any Borrower or any member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

                            Net Proceeds shall mean:

                           (i)      with respect to any Asset Sale, the amount
equal to (i) the sum of (A) the aggregate amount received in cash (including any cash received by way of deferred payment pursuant to a note receivable, other non-cash consideration or otherwise, but only as and when such cash is so received) in connection with such sale or other disposition and (B) the aggregate amount of any tax refunds received or any reduction in tax liability realized by the Borrowers or any of their respective Subsidiaries in connection with such Asset Sale minus (ii) the sum of (A) the principal amount of any Indebtedness which is specifically secured by the asset that is the subject of such Asset Sale (other than Indebtedness assumed by the purchaser of such asset) and which is required to be, and is, repaid in connection with such Asset Sale or other disposition thereof (other than Indebtedness hereunder) and
(B) the reasonable fees, commissions, income taxes and other out-of-pocket expenses incurred by the Borrowers or any of their respective Subsidiaries in connection with such Asset Sale other than to the Borrowers or any Affiliate thereof;

                           (ii)     with respect to the sale or issuance of any
Capital Stock by the Borrowers or any of their respective Subsidiaries after the Closing Date, the net amount equal to (i) the aggregate amount received in cash in connection with such sale or issuance minus (ii) the reasonable fees, commissions and other out-of-pocket expenses incurred by the Borrowers or any of their respective Subsidiaries in connection with such sale or issuance other than to the Borrowers or any Affiliate thereof; and

                           (iii)    with respect to the incurrence of any
Indebtedness by the Borrowers or any of their respective Subsidiaries (other than under this Credit Agreement or the Subordinated Debt), the net amount equal to (i) the aggregate amount received in cash from the incurrence of such Indebtedness minus (ii) the sum of (A) the principal amount of any Indebtedness which is immediately repaid in connection with such incurrence (i.e. refinancing) and (B) the reasonable fees, commissions and other out-of-pocket expenses incurred by the Borrowers or any of their respective Subsidiaries payable to Persons in connection with such incurrence other than to the Borrowers or any Affiliate thereof.

                           Notes shall mean the Revolving Credit Notes and the
Term Notes.

                           Obligations shall mean any obligation or liability
of any of the Loan Parties to the Agent or any of the Banks, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, the Notes, the Letters of Credit, the Agent's Letter or any other Loan Document.

                           Official Body shall mean any national, federal,
state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                           Participation Advance shall mean, with respect to
any Bank, such Bank's payment in respect of its participation in a Letter of Credit Borrowing according to its Ratable Share pursuant to Exhibit 2.9.

                           Partnership Interests shall have the meaning given
to such term in Section 6.1.3.

                           Patent, Trademark and Copyright Security Agreement
shall mean the Patent, Trademark and Copyright Security Agreement in substantially the form of Exhibit 1.1(P)(1) executed and delivered by each of the Loan Parties to the Agent for the benefit of the Banks.

                           Permitted Liens shall mean those Liens permitted in
accordance with Section 8.2.2 [Liens].

                           PBGC shall mean the Pension Benefit Guaranty
Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

                           Person shall mean any individual, corporation,
partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

                           Plan shall mean at any time an employee pension
benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.

                           Pledge Agreement shall mean the Pledge Agreement in
substantially the form of Exhibit 1.1(P)(2) executed and delivered by the Borrower and MTLG, as the case may be, to the Agent for the benefit of the Banks.

                           Pledged Collateral shall mean the property of the
Loan Parties in which security interests are to be granted under the Pledge Agreement or the Collateral Assignment.

                           PNC Bank shall mean PNC Bank, National Association,
its successors and assigns.

                           Potential Default shall mean any event or condition
which with notice or passage of time, or any combination of the foregoing, would constitute an Event of Default.

                           Pricing Grid shall mean the Pricing Grid set forth
on Schedule 1.1(A).

                           Principal Office shall mean the main banking office
of the Agent in Cherry Hill, New Jersey.

                           Prior Security Interest shall mean a valid and
enforceable perfected first-priority security interest (i) under the Uniform Commercial Code in the UCC Collateral and (ii) the Pledged Collateral which is subject only to Permitted Liens.

                           Prohibited Transaction shall mean any prohibited
transaction as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

                           Property shall mean all real property, both owned
and leased, of any Loan Party or Subsidiary of a Loan Party.

                           Purchase Money Security Interest shall mean Liens
upon tangible personal property securing loans to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such tangible personal property.

                           Purchasing Bank shall mean a Bank which becomes a
party to this Agreement by executing an Assignment and Assumption Agreement.

                           Ratable Share shall mean the proportion that a
Bank's Commitment bears to the Commitments of all of the Banks.

                           Real Property shall mean the real estate owned on
the Closing Date by Harry Knowles and Janet Knowles and located in Blackwood, New Jersey which shall be encumbered by the Mortgages.

                           Regulated Substances shall mean, without limitation,
any substance, material or waste, regardless of its form or nature, defined as a "hazardous substance," "hazardous waste," "toxic substance," "extremely hazardous substance," "toxic chemical," "toxic waste," "solid waste," "industrial waste," "residual waste," "municipal waste," "special handling waste," "mixed waste," "infectious waste," "chemotherapeutic waste," "medical waste," "regulated substance," "pollutant," or "contaminant" pursuant to Environmental Laws or any other substance, material or waste, regardless of its form or nature, which otherwise is regulated by Environmental Laws, including but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.ss.ss. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C.ss.ss. 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C.ss.ss. 1801 et seq., the Toxic Substances Control Act, 15 U.S.C.ss.ss. 2601 et seq., the Federal Water Pollution Control Act, 33 U.S.C.ss.ss. 1251 et seq., the Federal Safe Drinking Water Act, 42 U.S.C.ss.ss. 300f-300j, the Federal Air Pollution Control Act, 42 U.S.C. 7401 et seq., the Oil Pollution Act, 33 U.S.C.ss.ss. 2701 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C.ss.ss. 136 to 136y, the Occupational Safety and Health Act, 29 U.S.C.ss.ss. 651 et seq., each as amended, or any equivalent state or local Law, and any amendments thereto.

                           Regulation U shall mean Regulation U, T or X as
promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.

                           Reportable Event shall mean a reportable event
described in Section 4043 of ERISA and regulations thereunder with respect to a Plan or Multiemployer Plan.

                           Required Banks shall mean

                                    (i)     if there are no Loans,
Reimbursement Obligations or Letter of Credit Borrowings outstanding, Banks whose Commitments aggregate at least one-hundred percent (100%) of the Commitments of all of the Banks, or

                                    (ii)    if there are Loans, Reimbursement
Obligations, or Letter of Credit Borrowings outstanding, any Bank or group of Banks if the sum of the Loans, Reimbursement Obligations and Letter of Credit Borrowings of such Banks then outstanding aggregates at least one-hundred percent (100%) of the total principal amount of all of the Loans, Reimbursement Obligations and Letter of Credit Borrowings then outstanding. Reimbursement Obligations and Letter of Credit Borrowings shall be deemed, for purposes of this definition, to be in favor of the Agent and not a participating Bank if such Bank has not made its Participation Advance in respect thereof and shall be deemed to be in favor of such Bank to the extent of its Participation Advance if it has made its Participation Advance in respect thereof.

                           Required Environmental Permits shall mean all
permits, licenses, bonds, approvals or authorizations required under Environmental Laws for the Loan Parties to conduct their respective operations, maintain the Property or equipment thereon or construct and maintain any improvement.

                           Required Environmental Reports shall mean all
notices, reports, forms or other filings which pursuant to Environmental Laws must be submitted to an Official Body or which otherwise must be maintained by the Loan Parties.

                           Revolver Commitment Fee shall mean that certain fee
set forth in the column entitled "Revolver Commitment Fee" on the attached Pricing Grid.

                           Revolving Credit Base Rate Option shall mean the
option of the Borrowers to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.1(i).

                           Revolving Credit Commitment shall mean, as to any
Bank at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled "Amount of Commitment for Revolving Credit Loans," and thereafter on Schedule I to the most recent Assignment and Assumption Agreement, and Revolving Credit Commitments shall mean the aggregate Revolving Credit Commitments of all of the Banks, provided, however, that $220,000 of the Revolving Credit Commitment shall not be available to the Loan Parties hereunder until any Indebtedness, and Liens associated therewith, with respect to Banker's Leasing shall have been satisfied and released to the satisfaction of the Agent in its sole discretion.

                           Revolving Credit Euro-Rate Option shall mean the
option of the Borrowers to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.1(ii).

                           Revolving Credit Loans shall mean collectively and
Revolving Credit Loan shall mean separately all Revolving Credit Loans or any Revolving Credit Loan made by the Banks or one of the Banks to the Borrowers pursuant to Section 2.1 or Paragraph 3(b) of Exhibit 2.9.

                           Revolving Credit Notes shall mean collectively and
Revolving Credit Note shall mean separately all the Revolving Credit Notes of the Borrowers in the form of Exhibit 1.1(R) evidencing the Revolving Credit Loans together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

                           Revolving Facility Usage shall mean at any time the
sum of the Revolving Credit Loans outstanding and the Letters of Credit Outstanding.

                           Section 20 Subsidiary  shall mean the Subsidiary of
the bank holding company controlling any Bank, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

                           Security Agreement shall mean the Security Agreement
in substantially the form of Exhibit 1.1(S)(1) executed and delivered by each of the Loan Parties to the Agent for the benefit of the Banks.

                           Seller Notes shall mean those two non-negotiable
promissory notes of MTLG in favor of United Technologies Optical Systems, Inc., each dated as of the Closing Date and each in the original principal amount of $5,000,000 and $6,000,000, respectively.

                           Standard & Poor's shall mean Standard & Poor's
Ratings Services, a division of The McGraw-Hill Companies, Inc.

                           Standby Letter of Credit shall mean a Letter of
Credit issued to support obligations of one or more of the Loan Parties, contingent or otherwise, which finance the working capital and business needs of the Loan Parties incurred in the ordinary course of business.

                           Subordinated Debt shall mean (a) the indebtedness
under the Seller Notes and (b) any unsecured indebtedness of the Borrowers (i) where the payment of the principal of and interest on which and other obligations of the Borrowers in respect thereof are subordinated to the prior payment in full of the principal of and interest (including post-petition interest) on the Obligations and all other obligations and liabilities of the Borrowers to the Agent and the Banks hereunder on terms and conditions satisfactory to the Required Banks and (ii) otherwise containing terms, covenants and conditions satisfactory in form and substance to the Required Banks, as evidenced by the prior written approval thereof.

                           Subsidiary of any Person at any time shall mean (i)
any corporation or trust of which 50% or more (by number of shares or number of votes) of the outstanding Capital Stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, (ii) any partnership of which such Person is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries, (iii) any limited liability company of which 50% or more of the limited liability company interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries or
(iv) any corporation, trust, partnership, limited liability company or other entity which is controlled by such Person or one or more of such Person's Subsidiaries.

                           Subsidiary Shares shall have the meaning assigned to
that term in Section 6.1.3.

                           Term Loan shall have the meaning given to such term
in Section 3.1; Term Loans shall mean collectively all of the Term Loans.

                           Term Loan Base Rate Option shall mean the option of
the Borrowers to have Term Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.2(i).

                           Term Loan Commitment shall mean, as to any Bank at
any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled "Amount of Commitment for Term Loans," and thereafter on
Schedule I to the most recent Assignment and Assumption Agreement, and Term Loan Commitments shall mean the aggregate Term Loan Commitments of all of the Banks.

                           Term Loan Euro-Rate Option shall mean the option of
the Borrowers to have Term Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.2(ii).

                           Term Notes shall mean collectively and Term Note
shall mean separately all of the Term Notes of the Borrowers in the form of
Exhibit 1.1(T) evidencing the Term Loans together with all amendments, extensions, renewals, replacements, refinancings or refunds thereof in whole or in part.

                           Total Leverage Ratio shall mean the ratio of
Consolidated Total Indebtedness to Consolidated Cash Flow from Operations (each on a consolidated basis in accordance with GAAP). For purposes of calculating the Total Leverage Ratio, Consolidated Total Indebtedness shall be determined as of the end of each fiscal quarter of the Borrowers and Consolidated Cash Flow from Operations shall be determined as of the end of each fiscal quarter of the Borrowers for the four fiscal quarters then ended.

                           Total Senior Leverage Ratio shall mean at any date
the ratio of (i) Consolidated Senior Indebtedness to (ii) Consolidated Cash Flow from Operations (each on a consolidated basis in accordance with GAAP). For purposes of calculating the Total Senior Leverage Ratio, Consolidated Senior Indebtedness shall be determined as of the end of each fiscal quarter of the Borrowers and Consolidated Cash Flow from Operations shall be determined as of the end of each fiscal quarter of the Borrowers for the four fiscal quarters then ended.
                           Transferor Bank shall mean the selling Bank pursuant
to an Assignment and Assumption Agreement.

                           UCC Collateral shall mean the property of the Loan
Parties in which security interests are to be granted under the Security Agreement.

                           In addition to the foregoing definitions, the
following capitalized terms have the meanings given to them in the referenced sections: Agent's Letter, Exhibit 10; Annual Statements, 6.1.9(i); Commitment Fee, 2.3; Financial Projections, 6.1.9(ii); Governmental Acts, Exhibit 2.9; Historical Statements, 6.1.9(i); Interest Rate Protection Agreements, 7.1.20; Interim Statements, 6.1.9(i); Letter of Credit, Exhibit 2.9; Letter of Credit Fee, Exhibit 2.9; LLC Interests, 6.1.3; Loan Request, 2.5; Notices, 11.6; Partnership Interests, 6.1.3; Reimbursement Obligation, Exhibit 2.9; Shares, 6.1.2; Subsidiary Shares, 6.1.3; and Uniform Commercial Code, 6.1.16.

1.2      Construction.

Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan
Documents: (a) references to the plural include the singular, the plural, the part and the whole; "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation"; (b) references to "determination" of or by the Agent or the Banks shall be deemed to include good-faith estimates by the Agent or the Banks (in the case of quantitative determinations) and good-faith beliefs by the Agent or the Banks (in the case of qualitative determinations) and such determination shall be conclusive absent manifest error; (c) whenever the Agent or the Banks are granted the right herein to act in its or their sole discretion or to grant or withhold consent such right shall be exercised in good faith; (d) the words "hereof," "herein," "hereunder," "hereto" and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document; (e) the section and other headings contained in this Agreement or such other Loan Document and the Table of Contents, preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect; (f) article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified; (g) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or such other Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity; (h) reference to any agreement (including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated; (i) relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding," and "through" means "through and including"; and (j) references to "shall" and "will" are intended to have the same meaning.

1.3      Accounting Principles.

                  Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Section 8.2 [Negative Covenants] (and all defined terms used in the definition of any accounting term used in Section 8.2 shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing the Annual Statements referred to in Section 6.1.9(i) [Historical Statements].

2.       REVOLVING CREDIT FACILITY

2.1      Revolving Credit Commitments.

                  Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Bank severally agrees to make Revolving Credit Loans to the Borrowers at any time or from time to time on or after the date hereof to the Expiration Date provided that after giving effect to such Loan the aggregate amount of Revolving Credit Loans from such Bank shall not exceed such Bank's Revolving Credit Commitment minus such Bank's Ratable Share of the Letters of Credit Outstanding. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrowers may borrow, repay and reborrow pursuant to this Section 2.1.

2.2      Nature of Banks' Obligations with Respect to Revolving Credit Loans.

                  Each Bank shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.5 [Revolving Credit Loan Requests] in accordance with its Ratable Share. The aggregate of each Bank's Revolving Credit Loans outstanding hereunder to the Borrowers at any time shall never exceed its Revolving Credit Commitment minus its Ratable Share of the Letter of Credit Outstandings. The obligations of each Bank hereunder are several. The failure of any Bank to perform its obligations hereunder shall not affect the Obligations of the Borrowers to any other party nor shall any other party be liable for the failure of such Bank to perform its obligations hereunder. The Banks shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.

2.3      Commitment Fees.

                  Accruing from the date hereof until the Expiration Date, the Borrowers jointly and severally agree to pay to the Agent for the account of each Bank, as consideration for such Bank's Revolving Credit Commitment hereunder, a nonrefundable commitment fee (the "Commitment Fee") equal to the Applicable Revolver Commitment Fee Rate computed (on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) on the average daily difference between the amount of (i) such Bank's Revolving Credit Commitment as the same may be constituted from time to time and the (ii) the sum of such Bank's Revolving Credit Loans outstanding plus its Ratable Share of Letters of Credit Outstanding. All Commitment Fees shall be payable in arrears on the first Business Day of each March, June, September and December after the date hereof and on the Expiration Date or upon acceleration of the Notes.

2.4      Revolving Credit Facility Fee.

                  The Borrowers jointly and severally agree to pay to the Agent for the account of each Bank, as consideration for such Bank's Revolving Credit Commitment, a nonrefundable facility fee equal to .50% of such Bank's Revolving Credit Commitment, payable on the Closing Date.

2.5      Revolving Credit Loan Requests.

                  Except as otherwise provided herein, the Borrowers may from time to time prior to the Expiration Date request the Banks to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans or Term Loans pursuant to Section 4.2, by delivering to the Agent, not later than 10:00 a.m., Cherry Hill, New Jersey time, (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which the Euro-Rate Option applies or the conversion to or the renewal of the Euro-Rate Option for any Loans; and (ii) one (1) Business Day prior to either the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Euro-Rate Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a duly completed request therefor substantially in the form of Exhibit 2.5 or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, a "Loan Request"), it being understood that the Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date;
(ii) the aggregate amount of the proposed Loans comprising each Borrowing Tranche, which shall be in integral multiples of $100,000 and not less than $100,000 for each Borrowing Tranche to which the Euro-Rate Option applies and not less than the lesser of $100,000 or the maximum amount available for Borrowing Tranches to which the Base Rate Option applies; (iii) whether the Euro-Rate Option or Base Rate Option shall apply to the proposed Loans comprising the applicable Borrowing Tranche; and (iv) in the case of a Borrowing Tranche to which the Euro-Rate Option applies, an appropriate Euro-Rate Interest Period for the Loans comprising such Borrowing Tranche.

2.6      Making Revolving Credit Loans.

                  The Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.5 [Revolving Credit Loan Requests], notify the Banks of its receipt of such Loan Request specifying: (i) the proposed Borrowing Date and the time and method of disbursement of the Revolving Credit Loans requested thereby; (ii) the amount and type of each such Revolving Credit Loan and the applicable Euro-Rate Interest Period (if any); and (iii) the apportionment among the Banks of such Revolving Credit Loans as determined by the Agent in accordance with Section 2.2 [Nature of Banks' Obligations]. Each Bank shall remit the principal amount of each Revolving Credit Loan to the Agent such that the Agent is able to, and the Agent shall, to the extent the Banks have made funds available to it for such purpose and subject to Section
7.2 [Each Additional Loan], fund such Revolving Credit Loans to the Borrowers in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m., Cherry Hill, New Jersey time, on the applicable Borrowing Date, provided that if any Bank fails to remit such funds to the Agent in a timely manner, the Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Bank on such Borrowing Date, and such Bank shall be subject to the repayment obligation in Paragraph 16 of Exhibit 10.

2.7      Revolving Credit Notes.

                  The Obligation of the Borrowers to repay the aggregate unpaid principal amount of the Revolving Credit Loans made to it by each Bank, together with interest thereon, shall be joint and several obligations of the Borrowers and shall be evidenced by a Revolving Credit Note dated the Closing Date payable to the order of such Bank in a face amount equal to the Revolving Credit Commitment of such Bank.

2.8      [Intentionally Omitted].

2.9      Letter of Credit Subfacility.

                  The Letters of Credit, in the aggregate amount not to exceed the Letter of Credit Sublimit, shall be described and governed by the provisions of Exhibit 2.9.

3.       TERM LOANS

3.1      Term Loan Commitments.

                  Subject to the terms and conditions hereof, and relying upon the representations and warranties herein set forth, each Bank severally agrees to make a term loan (the "Term Loan") to the Borrowers on the Closing Date in such principal amount as the Borrowers shall request up to, but not exceeding such Bank's Term Loan Commitment.

3.2      Nature of Banks' Obligations with Respect to Term Loans.

                  The obligations of each Bank to make Term Loans to the Borrowers shall be in the proportion that such Bank's Term Loan Commitment bears to the Term Loan Commitments of all Banks to the Borrowers, but each Bank's Term Loan to the Borrowers shall never exceed its Term Loan Commitment. The failure of any Bank to make a Term Loan shall not relieve any other Bank of its obligations to make a Term Loan nor shall it impose any additional liability on any other Bank hereunder. The Banks shall have no obligation to make Term Loans hereunder after the Closing Date. The Term Loan Commitments are not revolving credit commitments, and the Borrowers shall not have the right to borrow, repay and reborrow under Section 3.1 [Term Loan Commitments].

3.3      Term Loan Facility Fee.

                  The Borrowers jointly and severally agree to pay to the Agent for the account of each Bank, as consideration for such Bank's Term Loan Commitment, a nonrefundable facility fee equal to .50% of such Bank's Term Loan Commitment, payable on the Closing Date.

3.4      Term Loan Notes.

                  The Obligation of the Borrowers to repay the unpaid principal amount of the Term Loans made to it by each Bank, together with interest thereon, shall be joint and several obligations of the Borrowers and shall be evidenced by a Term Note dated the Closing Date payable to the order of each Bank in a face amount equal to the Term Loan of such Bank. The principal amount as provided therein of the Term Notes shall be payable in twenty-four (24) quarterly installments as follows: (i) four consecutive quarterly installments in the principal amount of $500,000 each, payable on the last Business Day of March, June, September and December, 2001; (ii) eight consecutive quarterly installments in the principal amount of $750,000 each, payable on the last Business Day of March, June, September and December, 2002, and March, June, September and December, 2003; and (iii) twelve consecutive quarterly installments in the principal amount of $1,000,000 each, payable on the last Business Day of March, June, September and December, 2004, March, June, September and December, 2005, and March, June, September and December 2006.

3.5      [Intentionally Omitted].

4.       INTEREST RATES

4.1      Interest Rate Options.

                  The Borrowers shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by them from the Base Rate Option or Euro-Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrowers may select different Interest Rate Options and different Euro-Rate Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche, provided that there shall not be at any one time outstanding more than five (5) Borrowing Tranches in the aggregate among all of the Loans. If at any time the designated rate applicable to any Loan made by any Bank exceeds such Bank's highest lawful rate, the rate of interest on such Bank's Loan shall be limited to such Bank's highest lawful rate.

4.1.1    Revolving Credit Interest Rate Options.
-----------------------------------------------

                           The Borrowers shall have the right to select from
the following Interest Rate Options applicable to the Revolving Credit Loans:

(i) Revolving Credit Base Rate Option: A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

(ii) Revolving Credit Euro-Rate Option: A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Euro-Rate plus the Applicable Margin.

4.1.2    Term Loan Interest Rate Options.
----------------------------------------

                           The Borrowers shall have the right to select from
the following Interest Rate Options applicable to the Term Loans:

(i) Term Loan Base Rate Option: A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

(ii) Term Loan Euro-Rate Option: A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Euro-Rate plus the Applicable Margin.

4.1.3    Rate Quotations.
------------------------

                           The Borrowers may call the Agent on or before the
date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Agent or the Banks nor affect the rate of interest which thereafter is actually in effect when the election is made.

4.2      Interest Periods.

                  At any time when the Borrowers shall select, convert to or renew a Euro-Rate Option, the Borrowers shall notify the Agent thereof at least three (3) Business Days prior to the effective date of such Euro-Rate Option by delivering a Loan Request. The notice shall specify the Euro-Rate Interest Period during which such Interest Rate Option shall apply. The following provisions shall apply to any selection of, renewal of, or conversion to a Euro-Rate Option:

4.2.1    Amount of Borrowing Tranche.
------------------------------------

                           Each Borrowing Tranche of Euro-Rate Loans shall be
in integral multiples of $100,000 and not less than $100,000;

4.2.2    Renewals.
-----------------

                           In the case of the renewal of a Euro-Rate Option at
the end of an Euro-Rate Interest Period, the first day of the new Euro-Rate Interest Period shall be the last day of the preceding Euro-Rate Interest Period, without duplication in payment of interest for such day.

4.3      Interest After Default.

                  To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived:

4.3.1    Letter of Credit Fees, Interest Rate.
---------------------------------------------

                           The Letter of Credit Fees and the rate of interest
for each Loan otherwise applicable pursuant to Exhibit 2.9 or Section 4.1 [Interest Rate Options], respectively, shall be increased by two percent (2%) per annum; and

4.3.2    Other Obligations.
--------------------------

                           Each other Obligation hereunder if not paid when due
shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Revolving Credit Base Rate Option plus an additional two percent (2%) per annum from the time such Obligation becomes due and payable and until it is paid in full.

4.3.3    Acknowledgment.
-----------------------

                           Each Borrower acknowledges that the increase in
rates referred to in this Section 4.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Banks are entitled to additional compensation for such risk; and all such interest shall be payable by Borrowers upon demand by Agent.
4.4      Euro-Rate Unascertainable; Illegality.

4.4.1    Euro-Rate Unascertainable.
----------------------------------

                           If any Bank determines (which determination shall be
final and conclusive) that, by reason of circumstances affecting the interbank eurodollar market generally, deposits in dollars (in the applicable amounts) are not being offered to banks in the interbank eurodollar market for the selected term, or adequate means do not exist for ascertaining the Euro-Rate, then such Bank shall give notice thereof to the Agent, and the Agent shall give notice thereof to the Borrowers and the other Banks. Thereafter, until the Agent notifies the Borrowers and the Banks that the circumstances giving rise to such suspension no longer exist, (a) the availability of the Euro-Rate Option shall be suspended, and (b) the interest rate for all Borrowing Tranches then bearing interest under the Euro-Rate Option shall be converted at the expiration of the then current Euro-Rate Interest Periods to the Base Rate Option.

4.4.2    Illegality.
-------------------

                           If, after the date of this Agreement, any Bank shall
determine (which determination shall be final and conclusive) that any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof (in each case, occurring after the date of this Agreement) by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (made after the date of this Agreement) shall make it unlawful or impossible for such Bank to make or maintain or fund loans under the Euro-Rate Option, such Bank shall notify the Borrowers and the other Banks. Upon receipt of such notice, until such Bank notifies the Borrowers and the other Banks that the circumstances giving rise to such determination no longer apply, (a) the availability of the Euro-Rate Option shall be suspended, and (b) the interest rate on all Borrowing Tranches then bearing interest under the Euro-Rate Option shall be converted to the Base Rate Option either (i) on the last day of the then current Euro-Rate Interest Periods if such Bank may lawfully continue to maintain Loans under the Euro-Rate Option to such day, or (ii) immediately if such Bank may not lawfully continue to maintain Loans under the Euro-Rate Option.

4.5      Selection of Interest Rate Options.

                  If the Borrowers fail to select a new Euro-Rate Interest Period to apply to any Borrowing Tranche of Loans under the Euro-Rate Option at the expiration of an existing Euro-Rate Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2 , the Borrowers shall be deemed to have converted such Borrowing Tranche to the Revolving Credit Base Rate Option or Term Loan Base Rate Option, as applicable, commencing upon the last day of the existing Euro-Rate Interest Period.

5.       PAYMENTS

5.1      Payments.

                  All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Facility Fees, Letter of Credit Fees, Agent's Fee or other fees or amounts due from the Borrowers hereunder shall be joint and several obligations of the Borrowers and shall be payable prior to 11:00 a.m., Cherry Hill, New Jersey time, on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by each Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Agent at the Principal Office for the ratable accounts of the Banks with respect to the Loans in U.S. Dollars and in immediately available funds, and the Agent shall promptly distribute such amounts to the Banks in immediately available funds, provided that in the event payments are received by 11:00 a.m., Cherry Hill, New Jersey time, by the Agent with respect to the Loans and such payments are not distributed to the Banks on the same day received by the Agent, the Agent shall pay the Banks the Federal Funds Effective Rate with respect to the amount of such payments for each day held by the Agent and not distributed to the Banks. The Agent's and each Bank's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an "account stated."

5.2      Pro Rata Treatment of Banks.

                  Each borrowing shall be allocated to each Bank according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrowers with respect to principal, interest, Commitment Fees, Facility Fees, Letter of Credit Fees, or other fees (except for the Agent's Fee) or amounts due from the Borrowers hereunder to the Banks with respect to the Loans, shall (except as provided in Section 4.4 [Euro-Rate Unascertainable; Illegality], or Section 5.7 [Additional Compensation in Certain Circumstances]) be made in proportion to the applicable Loans outstanding from each Bank and, if no such Loans are then outstanding, in proportion to the Ratable Share of each Bank.

5.3      Interest Payment Dates.

                  Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on the first Business Day of each March, June, September and December after the date hereof and on the Expiration Date or upon acceleration of the Notes. Interest on Loans to which the Euro-Rate Option applies shall be due and payable on the last day of each Euro-Rate Interest Period for those Loans and, if such Euro-Rate Interest Period is longer than three (3) Months, also on the 90th day of such Euro-Rate Interest Period. Interest on mandatory prepayments of principal under Section 5.6 [Mandatory Prepayments] shall be due on the date such mandatory prepayment is due. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated maturity date, upon acceleration or otherwise).

5.4      Voluntary Prepayments.

5.4.1    Right to Prepay.
------------------------

                           The Borrowers shall have the right at their option
from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 5.7 [Additional Compensation in Certain Circumstances]):

(i) at any time with respect to any Loan to which the Base Rate Option applies,

(ii) at any time with respect to any Loan to which the Euro-Rate Option applies,

(iii) on the date specified in a notice by any Bank pursuant to Section 4.4 [Euro-Rate Unascertainable, Etc.] with respect to any Loan to which a Euro-Rate Option applies.

                           Whenever the Borrowers desire to prepay any part of
the Loans, they shall provide a prepayment notice to the Agent by 1:00 p.m. at least one (1) Business Day prior to the date of prepayment of Loans setting forth the following information:

                           (x) the date, which shall be a Business Day, on
                  which the proposed prepayment is to be made;

                           (y) a statement indicating the application of the
                  prepayment between the Revolving Credit Loans and Term Loans; and

                           (z) the total principal amount of such prepayment,
                  which shall not be less than $100,000 for Revolving Credit Loans, and in increments of $100,000 above $100,000, and not less than $100,000 for Term Loans and in increments of $100,000 above $100,000.

                           All prepayment notices shall be irrevocable.  The
principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Loans to which the Base Rate Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. All Term Loan prepayments permitted pursuant to this Section 5.4.1 shall be applied to the unpaid installments of principal of the Term Loans in the inverse order of scheduled maturities. Except as provided in Section 4.4 [Euro-Rate Unascertainable; Illegality], if the Borrowers prepay a Loan but fail to specify the applicable Borrowing Tranche which the Borrowers are prepaying, the prepayment shall be applied (i) first to Revolving Credit Loans and then to Term Loans; and (ii) after giving effect to the allocations in clause (i) above and in the preceding sentence, first to Loans to which the Base Rate Option applies, then to Loans to which the Euro-Rate the Option applies. Any prepayment hereunder shall be subject to the Borrowers' Obligation to indemnify the Banks under Section 5.7.2 [Indemnity].

5.5      Voluntary Reduction of Commitments.
-------------------------------------------

                           The Borrowers shall have the right, upon not less
than five Business Days' written irrevocable notice to the Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments, which notice shall specify the date and amount of any such reduction and otherwise be substantially in the form of
Exhibit 5.5 (a "Commitment Reduction Notice"). Any such reduction shall be in a minimum amount equal to $500,000 or an integral multiple of $100,000 in excess thereof, provided, that the Revolving Credit Commitments may not be reduced below the sum of the aggregate principal amount of all Revolving Facility Usage unless a corresponding prepayment is made. Each reduction of Revolving Credit Commitments shall ratably reduce the Revolving Credit Commitments of the Banks.

5.6      Mandatory Prepayments.

5.6.1    Excess Cash Flow.
-------------------------

                           In the event that at the end of any fiscal year of
the Borrowers (commencing with the 2002 fiscal year) there shall exist Excess Cash Flow with respect to such fiscal year, then, on the date which is five Business Days after the earlier to occur of (i) the date upon which the audited consolidated financial statements of the Borrowers and their Subsidiaries with respect to such fiscal year are delivered to the Agent and (ii) the 120th day after the end of such fiscal year, the Borrowers shall first prepay the Term Loans pro rata, in inverse order of maturity until paid in full, and second to reduce the Revolving Credit Commitments and prepay the Revolving Credit Loans and/or cash collateralize the Letters of Credit by paying to the Agent on behalf of the Banks, an amount equal to (A) until the Total Leverage Ratio (giving effect to any concurrent repayment) is less than 2.50 to 1.0, 75% of such Excess Cash Flow and (B) once the Total Leverage Ratio (giving effect to any concurrent repayment) is less than 2.50 to 1.0, 50% of such Excess Cash Flow.
5.6.2    Sale of Assets; Sale of Debt or Preferred Equity.
---------------------------------------------------------

                           Subject to Section 5.6.3, promptly upon receipt by
the Borrowers or any of their Subsidiaries of any Net Proceeds (whether from an Asset Sale, the sale or issuance of preferred equity or the incurrence of Indebtedness by the Borrowers or any of their Subsidiaries), the Borrowers shall apply 100% of such Net Proceeds to the prepayment of the Loans by paying such amounts to the Agent, on behalf of the Banks. The Borrowers shall give the Agent at least one Business Day prior written notice of each prepayment pursuant to this Section 5.6.2 setting forth the date and amount thereof.

5.6.3    Sale of Capital Stock.
------------------------------

                           Promptly upon receipt by the Borrowers or any of
their Subsidiaries of any Net Proceeds (from the sale or issuance of Capital Stock (other than preferred equity), the Borrowers shall apply 100% of such Net Proceeds to the prepayment of the Loans by paying such amounts to the Agent, on behalf of the Banks. The Borrowers shall give the Agent at least one Business Day prior written notice of each prepayment pursuant to this Section 5.6.3 setting forth the date and amount thereof.
5.6.4    Casualty Event.
-----------------------

                           Net Proceeds received by the Borrowers or any of
their Subsidiaries as proceeds of insurance upon any destruction, casualty or taking with respect to any property of the Borrowers or any of their Subsidiaries need not be applied as set forth in Section 5.6.2 to the extent that such Net Proceeds are applied to the repair, rebuilding or replacement of the property which was the subject of such destruction, casualty or taking within 90 days after the receipt of such Net Proceeds. If required by the Agent, such Net Proceeds shall be held in a special collateral account, subject to the sole dominion and control of the Agent and in a manner reasonably satisfactory to the Agent, as additional Collateral for the Obligations until such time as it is to be applied to such repair, rebuilding or replacement.

5.6.5 Application Among Interest Rate Options.
------------------------------------------------

                           All prepayments required pursuant to this Section
5.6 shall first be applied among the Interest Rate Options to the principal amount of the Loans subject to the Base Rate Option, then to Loans subject to a Euro-Rate Option. In accordance with Section 5.7.2 [Indemnity], the Borrowers shall indemnify the Banks for any loss or expense, including loss of margin, incurred with respect to any such prepayments applied against Loans subject to a Euro-Rate Option on any day other than the last day of the applicable Euro-Rate Interest Period.

5.7      Additional Compensation in Certain Circumstances.

5.7.1 Increased Costs or Reduced Return Resulting from Taxes, Reserves, Capital Adequacy Requirements, Expenses, Etc.
-------------------------------------------------------------------------

                           If any Law, guideline or interpretation or any
change in any Law, guideline or interpretation or application thereof made subsequent to the date hereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive (whether or not having the force of Law) of any central bank or other Official Body:

(i) subjects any Bank to any tax or changes the basis of taxation with respect to this Agreement, the Notes, the Loans or payments by the Borrowers of principal, interest, Commitment Fees, or other amounts due from the Borrowers hereunder or under the Notes (except for taxes on the overall net income of such Bank),

(ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, any Bank, or

(iii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or letters of credit, other credits or commitments to extend credit extended by, any Bank, or (B) otherwise applicable to the obligations of any Bank under this Agreement, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Bank with respect to this Agreement, the Notes or the making, maintenance or funding of any part of the Loans (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on any Bank's capital, taking into consideration such Bank's customary policies with respect to capital adequacy) by an amount which such Bank in its sole discretion deems to be material, such Bank shall from time to time notify the Borrowers and the Agent of the amount determined in good faith (using any averaging and attribution methods employed in good faith) by such Bank to be necessary to compensate such Bank for such increase in cost, reduction of income, additional expense or reduced rate of return. Such notice shall set forth in reasonable detail the basis for such determination. A certificate as to any amounts that a Bank is entitled to receive under this section submitted by such Bank through the Agent to the Borrowers shall be conclusive in the absence of clearly demonstrable error and all such amounts shall be due and payable by the Borrowers to such Bank ten Business Days after such notice is given.

5.7.2    Indemnity.
------------------

                           In addition to the compensation required by Section
5.7.1 [Increased Costs, Etc.], the Borrowers shall indemnify each Bank against all liabilities, losses or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by a Bank to fund or maintain Loans subject to a Euro-Rate Option) which such Bank sustains or incurs as a consequence of any

(i) payment, prepayment, conversion or renewal of any Loan to which a Euro-Rate Option applies on a day other than the last day of the corresponding Euro-Rate Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),

(ii) attempt by any Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.5 [Revolving Credit Loan Requests] or Section 4.2 or notice relating to prepayments under Section 5.4 [Voluntary Prepayments], or

(iii) default by any Borrower in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrowers to pay when due (by acceleration or otherwise) any principal, interest, Commitment Fee or any other amount due hereunder.

                  If any Bank sustains or incurs any such loss or expense, it shall from time to time notify the Borrowers of the amount determined in good faith by such Bank to be necessary to indemnify such Bank for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. A certificate as to any amounts that a Bank is entitled to receive under this section submitted by such Bank through the Agent to the Borrowers shall be conclusive in the absence of clearly demonstrable error and all such amounts shall be due and payable by the Borrowers to such Bank ten Business Days after such notice is given.

                  Notwithstanding the foregoing, each Bank shall make written demand on the Borrowers for indemnification or compensation pursuant to Sections 5.7.1 [Additional Compensation in Certain Circumstances] and Section
5.7.2 [Indemnity] within 30 Business Days after such Bank receives actual notice or obtains actual knowledge of the promulgation of a law, rule, order or interpretation or occurrence of another event giving rise to a claim pursuant to such sections. In the event that any Bank fails to give the Borrowers the notice within the time limitation set forth in the preceding sentence, the Borrowers shall have no obligation to pay such claim for indemnification or compensation accruing prior to the 90th day preceding such written demand. Nothing in this Agreement shall prevent any Bank from delivering successive demands for such indemnification or compensation pursuant hereto.

6.       REPRESENTATIONS AND WARRANTIES

6.1      Representations and Warranties.

                  The Loan Parties, jointly and severally, represent and warrant to the Agent and each of the Banks as follows:

6.1.1    Organization and Qualification.
---------------------------------------

                           Each Loan Party and each Subsidiary of each Loan
Party is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Loan Party and each Subsidiary of each Loan Party has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct. Each Loan Party and each Subsidiary of each Loan Party is duly licensed or qualified and in good standing in each jurisdiction listed on Schedule 6.1.1 and in all other jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary except where the failure to do so would not result in a Material Adverse Change.

6.1.2    Capitalization and Ownership.
-------------------------------------

                           As of the Closing Date, the authorized Capital Stock
of Adaptive consists of 1000, of which 1000 shares are issued and outstanding and are owned as indicated on Schedule 6.1.2 (all of the issued and outstanding shares of Adaptive are collectively referred to herein as the "Shares"). All of the Shares have been validly issued and are fully paid and nonassessable. As of the Closing Date for Loan Parties other than Metrologic, there are no options, warrants or other rights outstanding to purchase any such shares except as indicated on Schedule 6.1.2.

6.1.3    Subsidiaries.
---------------------

                           Schedule 6.1.3 states the name of each Borrower's
Subsidiaries, its jurisdiction of incorporation, its authorized Capital Stock, the issued and outstanding shares (referred to herein as the "Subsidiary Shares") and the owners thereof if it is a corporation, its outstanding partnership interests (the "Partnership Interests") if it is a partnership and its outstanding limited liability company interests, interests assigned to managers thereof and the voting rights associated therewith (the "LLC Interests") if it is a limited liability company. All Subsidiary Shares, Partnership Interests and LLC Interests have been validly issued, and all Subsidiary Shares are fully paid and nonassessable. All capital contributions and other consideration required to be made or paid in connection with the issuance of the Partnership Interests and LLC Interests have been made or paid, as the case may be. There are no options, warrants or other rights outstanding to purchase any such Subsidiary Shares, Partnership Interests or LLC Interests except as indicated on Schedule 6.1.3.
6.1.4    Power and Authority.
----------------------------

                           Each Loan Party has full power to enter into,
execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.
6.1.5    Validity and Binding Effect.
------------------------------------

                           This Agreement has been duly and validly executed
and delivered by each Loan Party, and each other Loan Document which any Loan Party is required to execute and deliver on or after the date hereof will have been duly executed and delivered by such Loan Party on the required date of delivery of such Loan Document. This Agreement and each other Loan Document constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto on and after its date of delivery thereof, enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance.
6.1.6    No Conflict.
--------------------

                           Neither the execution and delivery of this Agreement
or the other Loan Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party is a party or by which it is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party or any of its Domestic Subsidiaries (other than Liens granted under the Loan Documents).

6.1.7    Litigation.
-------------------

                           Except as set forth on Schedule 6.1.7, there are no
actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened against such Loan Party or any Subsidiary of such Loan Party at law or equity before any Official Body which individually or in the aggregate may result in any Material Adverse Change. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body which may result in any Material Adverse Change.

6.1.8    Title to Properties.
----------------------------

                           The real property owned or leased by each Loan Party
and each Subsidiary of each Loan Party is described on Schedule 6.1.8. Each Loan Party and each Subsidiary of each Loan Party has good and marketable title to or valid leasehold interest in all properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases. All leases of property are in full force and effect without the necessity for any consent which has not previously been obtained upon consummation of the transactions contemplated hereby.

6.1.9    Financial Statements.
-----------------------------

(i) Historical Statements. Metrologic has delivered to the Agent copies of the audited consolidated year-end financial statements for and as of the end of the fiscal year ended December 31, 1999(the "Annual Statements"). In addition, Metrologic has delivered to the Agent copies of its unaudited consolidated interim financial statements for the fiscal year to date as of the end of the fiscal quarter ended September 30, 2000 (collectively, the "Interim Statements") (the Annual and Interim Statements being collectively referred to as the "Historical Statements"). The Historical Statements were compiled from the books and records maintained by Metrologic's management and fairly represent the consolidated financial condition of Metrologic and its Subsidiaries as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied, subject (in the case of the Interim Statements) to normal year-end audit adjustments.

(ii) Financial Projections. Metrologic has delivered to the Agent financial projections of Metrologic and its Subsidiaries for the period December 31, 2000 through December 31, 2004 derived from various assumptions of Metrologic's management (the "Financial Projections"). The Financial Projections represent a reasonable range of possible results so far as Metrologic can reasonably foresee in light of the history of the business, present and foreseeable conditions and the intentions of Metrologic's management. The Financial Projections take into account the liabilities of Metrologic and its Subsidiaries upon consummation of the transactions contemplated hereby as of the Closing Date. The Financial Projections furnished on behalf of Metrologic and its Subsidiaries to the Agent for the Banks were prepared and presented in good faith by or on behalf of Metrologic and its Subsidiaries, provided however, that Metrologic and its Subsidiaries make no assurances regarding the accuracy of such Financial Projections.

(iii) Accuracy of Financial Statements. Neither Metrologic nor any Subsidiary of Metrologic has any liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Historical Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of Metrologic or any Subsidiary of Metrologic which may cause a Material Adverse Change. Since December 31, 1999, no Material Adverse Change has occurred.

6.1.10   Use of Proceeds; Margin Stock.
--------------------------------------

6.1.10.1 General.
----------------

                                    The Loan Parties intend to use the proceeds
of the Loans in accordance with Section 8.1.10.

6.1.10.2 Margin Stock.
---------------------

                                    None of the Loan Parties or any
Subsidiaries of any Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. None of the Loan Parties or any Subsidiary of any Loan Party holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any Loan Party or Subsidiary of any Loan Party are or will be represented by margin stock.

6.1.11   Full Disclosure.
------------------------

                           Neither this Agreement nor any other Loan Document,
nor any certificate, statement, agreement or other documents furnished to the Agent or any Bank in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading when made. There is no fact known to any Loan Party as of the date hereof which is or would cause a Material Adverse Change which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Agent and the Banks prior to or at the date hereof in connection with the transactions contemplated hereby.

6.1.12   Taxes.
--------------

                           All federal, state, local and other tax returns
required to have been filed with respect to each Loan Party and each Subsidiary of each Loan Party have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made. There are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of any Loan Party or Subsidiary of any Loan Party for any period.

6.1.13   Consents and Approvals.
-------------------------------

                           Except for the filing of financing statements and
the Mortgage in the state and county filing offices, no consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents by any Loan Party, except as listed on Schedule 6.1.13, all of which shall have been obtained or made on or prior to the Closing Date except as otherwise indicated on Schedule 6.1.13.

6.1.14   No Event of Default; Compliance with Instruments.
---------------------------------------------------------

                           No event has occurred and is continuing and no
condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made on the Closing Date under or pursuant to the Loan Documents which constitutes an Event of Default or Potential Default. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of
(i) any term of its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation would constitute a Material Adverse Change.

6.1.15   Patents, Trademarks, Copyrights, Licenses, Etc.
-------------------------------------------------------

                           Each Loan Party and each Subsidiary of each Loan
Party owns or possesses all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Loan Party or Subsidiary, without known, alleged or actual conflict with the rights of others. All material patents, trademarks, service marks, trade names, registered copyrights, licenses, registrations, franchises and permits of each Loan Party and each Subsidiary of each Loan Party are listed and described on
Schedule 6.1.15.

6.1.16   Security Interests.
---------------------------

                           The Liens and security interests granted to the
Agent for the benefit of the Banks pursuant to the Collateral Assignment, the Patent, Trademark and Copyright Security Agreement, the Pledge Agreement and the Security Agreement in the Collateral (other than the Real Property) constitute and will continue to constitute Prior Security Interests. Upon the filing of financing statements relating to said security interests in each office and in each jurisdiction where required in order to perfect the security interests described above, taking possession of any stock certificates or other certificates evidencing the Pledged Collateral and recordation of the Patent, Trademark and Copyright Security Agreement in the United States Patent and Trademark Office and United States Copyright Office, as applicable, all such action as is necessary or advisable to establish such interests of the Agent will have been taken, and there will be upon execution and delivery of the Collateral Assignment, the Patent, Trademark and Copyright Security Agreement, the Pledge Agreement and the Security Agreement, such filings and such taking of possession, no necessity for any further action in order to preserve, protect and continue such interests, except the filing of continuation statements with respect to such financing statements within six months prior to each five-year anniversary of the filing of such financing statements. All filing fees and other expenses in connection with each such action have been or will be paid by the Borrowers.
6.1.17   [Intentionally Omitted].
--------------------------------

6.1.18   Status of the Pledged Collateral.
-----------------------------------------

                           Except as set forth on Schedule 6.1.18, all the
shares of Capital Stock, Partnership Interests or LLC Interests included in the Pledged Collateral to be pledged pursuant to the Pledge Agreement or the Collateral Assignment are or will be upon issuance validly issued and nonassessable and owned beneficially and of record by the pledgor free and clear of any Lien or restriction on transfer, except as otherwise provided by the Pledge Agreement or the Collateral Assignment. There are no shareholder, partnership, limited liability company or other agreements or understandings with respect to the shares of Capital Stock, Partnership Interests or LLC Interests included in the Pledged Collateral except for the partnership agreements and limited liability company agreements described on Schedule
6.1.18. The Loan Parties have delivered true and correct copies of such partnership agreements and limited liability company agreements to the Agent.

6.1.19   Insurance.
------------------

                           Schedule 6.1.19 lists all insurance policies and
other bonds to which any Loan Party or Subsidiary of any Loan Party is a party, all of which are valid and in full force and effect. No notice has been given or claim made and no grounds exist to cancel or avoid any of such policies or bonds or to reduce the coverage provided thereby. Such policies and bonds provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each Loan Party and each Subsidiary of each Loan Party in accordance with prudent business practice in the industry of the Loan Parties and their Subsidiaries.

6.1.20   Compliance with Laws.
-----------------------------

                           The Loan Parties and their Subsidiaries are in
compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 6.1.25 [Environmental Matters]) in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is presently or will be doing business except where the failure to do so would not constitute a Material Adverse Change.

6.1.21   Material Contracts; Burdensome Restrictions.
----------------------------------------------------

                           Schedule 6.1.21 lists, as of the Closing Date, all
material contracts relating to the business operations of each Loan Party and each Subsidiary of any Loan Party, including all employee benefit plans and Labor Contracts, provided however that such schedule does not contain, as of the Closing Date, any of the material contracts related to the business and operations of Adaptive to the extent such contracts are classified "secret" or a similar such classification by the United States government (the "Adaptive Secret Contracts"). All such material contracts (including the Adaptive Secret Contracts) are valid, binding and enforceable upon such Loan Party or Subsidiary and each of the other parties thereto in accordance with their respective terms, except where the failure to be so valid, binding and enforceable would not constitute a Material Adverse Change, and there is no default thereunder, to the Loan Parties' knowledge, with respect to parties other than such Loan Party or Subsidiary. None of the Loan Parties or their Subsidiaries is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which could result in a Material Adverse Change.

6.1.22   Investment Companies; Regulated Entities.
-------------------------------------------------

                           None of the Loan Parties or any Subsidiaries of any
Loan Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 and shall not become such an "investment company" or under such "control." None of the Loan Parties or any Subsidiaries of any Loan Party is subject to any other Federal or state statute or regulation limiting its ability to incur Indebtedness for borrowed money.

6.1.23   Plans and Benefit Arrangements.
---------------------------------------

Except as set forth on Schedule 6.1.23:

(i) Each Borrower and each other member of the ERISA Group are in compliance in all material respects with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans and Multiemployer Plans. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the best knowledge of each Borrower, with respect to any Multiemployer Plan or Multiple Employer Plan, which could result in any material liability of such Borrower or any other member of the ERISA Group. Each Borrower and all other members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto. With respect to each Plan and Multiemployer Plan, each Borrower and each other member of the ERISA Group (i) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA, (ii) have not incurred any liability to the PBGC, and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.

(ii) To the best of each Borrower's knowledge, each Multiemployer Plan and Multiple Employer Plan is able to pay benefits thereunder when due.

(iii) Neither of the Borrowers nor any other member of the ERISA Group has instituted or intends to institute proceedings to terminate any Plan.

(iv) No event requiring notice to the PBGC under Section 302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan, and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Plan.

(v) The aggregate actuarial present value of all benefit liabilities (whether or not vested) under each Plan, determined on a plan termination basis, as disclosed in, and as of the date of, the most recent actuarial report for such Plan, does not exceed the aggregate fair market value of the assets of such Plan.

(vi) Neither of the Borrowers nor any other member of the ERISA Group has incurred or reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither of the Borrowers nor any other member of the ERISA Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the best knowledge of each Borrower, no Multiemployer Plan or Multiple Employer Plan is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.

(vii) To the extent that any Benefit Arrangement is insured, each Borrower and all other members of the ERISA Group have paid when due all premiums required to be paid for all periods through the Closing Date. To the extent that any Benefit Arrangement is funded other than with insurance, each Borrower and all other members of the ERISA Group have made when due all contributions required to be paid for all periods through the Closing Date.

(viii) All Plans, Benefit Arrangements and Multiemployer Plans have been administered in accordance with their terms and applicable Law in all material respects.

6.1.24   Employment Matters.
---------------------------

                           Each of the Loan Parties and each of their
Subsidiaries is in compliance with the Labor Contracts and all applicable federal, state and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, where the failure to comply would constitute a Material Adverse Change. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any of the Loan Parties or any of their Subsidiaries which in any case would constitute a Material Adverse Change. Each Borrower has delivered to the Agent true and correct copies of each of the Labor Contracts.

6.1.25   Environmental Matters.
------------------------------

Except as disclosed on Schedule 6.1.25:

(i) None of the Loan Parties or any Subsidiary has received any Environmental Complaint and has no reason to believe that it might receive an Environmental Complaint.

(ii) No activity of the Loan Parties or any Subsidiary at the Property is being or has been conducted in violation of any Environmental Law, and to the knowledge of Loan Parties, no activity of any prior owner or operator of the Property was conducted in violation of any Environmental Laws.

(iii) There are no Regulated Substances present on, in, under, or emanating from, or to Loan Parties' knowledge emanating to, the Property or any portion thereof which result in Contamination.

(iv) Each Loan Party and each of the Loan Parties' Subsidiaries has all Required Environmental Permits and all such Required Environmental Permits are in full force and effect.

(v) Each Loan Party and each of the Loan Parties' Subsidiaries has submitted all Required Environmental Reports which pursuant to Environmental Laws it is required to submit to an Official Body, and each Borrower maintains all Required Environmental Reports which pursuant to Environmental Laws it is required to maintain.

(vi) No structures, improvements, equipment, fixtures or aboveground or underground storage tanks located on the Property contain or use, except in compliance with Environmental Laws, Regulated Substances or otherwise are operated or maintained except in compliance with Environmental Laws. To the knowledge of Loan Parties, no structures, improvements, equipment, fixtures or aboveground or underground storage tanks of prior owners or operators of the Property contained or used, except in compliance with Environmental Laws, Regulated Substances or otherwise were operated or maintained by any such prior owner or operator except in compliance with Environmental Laws.

(vii) To the knowledge of Loan Parties, no facility or site to which any Borrower, either directly or indirectly by a third party, has sent Regulated Substances for storage, treatment, disposal or other management has been or is being operated in violation of Environmental Laws or pursuant to Environmental Laws is identified or proposed to be identified on any list of contaminated properties or other properties which pursuant to Environmental Laws are the subject of an investigation or remediation action by an Official Body.

(viii) No portion of the Property is identified or to the Loan Parties' knowledge proposed to be identified on any list of contaminated properties or other properties which pursuant to Environmental Laws are the subject of an investigation or remediation action by an Official Body.

(ix)     No portion of the Property constitutes an Environmentally Sensitive
Area.

(x) No lien or other encumbrance authorized by Environmental Laws exists against the Property, and the Loan Parties have no reason to believe that such a lien or encumbrance may be imposed.

6.1.26   Year 2000.
------------------

                           The computer applications used by each Borrower and
their Subsidiaries (and to the knowledge of each Borrower and their Subsidiaries, their respective material suppliers, customers or vendors) are able to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem") and each Borrower's and their Subsidiaries' businesses were not adversely affected by the Year 2000 Problem.

6.1.27   Senior Debt Status.
---------------------------

                           The Obligations of each Loan Party under this
Agreement, the Notes, the Guaranty Agreement and each of the other Loan Documents to which it is a party do rank and will rank at least pari passu in priority of payment with all other Indebtedness of such Loan Party except Indebtedness of such Loan Party to the extent secured by Permitted Liens. There is no Lien upon or with respect to any of the properties or income of any Loan Party or Subsidiary of any Loan Party which secures indebtedness or other obligations of any Person except for Permitted Liens.

6.2      Updates to Schedules.

                           Should any of the information or disclosures
provided on any of the Schedules attached hereto, to the knowledge of the Borrowers, become outdated or incorrect in any material respect (except where the information relates solely to an earlier date or time), the Borrowers shall promptly provide the Agent in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct same; provided, however, that no Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Required Banks, in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule.

7.       CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT

         The obligation of each Bank to make Loans and of the Agent to issue Letters of Credit hereunder is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:

7.1      First Loans and Letters of Credit.

                  On the Closing Date:

7.1.1    Officer's Certificate.
------------------------------

                           The representations and warranties of each of the
Loan Parties contained in Section 6 and in each of the other Loan Documents shall be true and accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein); since December 31, 1999, no Material Adverse Change shall have occurred; and, except with respect to Adaptive, there shall have been no material change in the management of any Loan Party or Subsidiary of any Loan Party; and there shall be delivered to the Agent for the benefit of each Bank a certificate of each of the Loan Parties, dated the Closing Date and signed by the Chief Executive Officer, President or Chief Financial Officer of each of the Loan Parties, to each such effect. 7.1.2 Secretary's Certificate.
--------------------------------

                           There shall be delivered to the Agent for the
benefit of each Bank a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to:

(i) all action taken by each Loan Party in connection with this Agreement and the other Loan Documents;

(ii) the names of the officer or officers authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the officers authorized to act on behalf of each Loan Party for purposes of this Agreement and the true signatures of such officers, on which the Agent and each Bank may conclusively rely; and

(iii) copies of its organizational documents, including its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, and limited liability company agreement as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized or qualified to do business except where the failure to do so would not constitute a Material Adverse Change.

7.1.3    Delivery of Loan Documents.
-----------------------------------

                           This Agreement, the Agent's Letter, the Collateral
Assignment, the Guaranty Agreement, the Intercompany Subordination Agreement, the Intercreditor Agreement, the Notes, the Patent, Trademark and Copyright Security Agreement, the Pledge Agreement, the Security Agreement, Interest Rate Protection Agreements, the Cash Collateral and Security Agreement, the Hedge Agreement and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith shall have been duly executed and delivered to the Agent for the benefit of the Banks, together with all appropriate financing statements prepared by the Agent and appropriate stock powers and certificates evidencing the Shares, the Partnership Interests and the LLC Interests. 7.1.4 Opinion of Counsel.
---------------------------

                           There shall be delivered to the Agent for the
benefit of each Bank a written opinion of Ballard Spahr Andrews & Ingersoll LLP, counsel for the Loan Parties (who may rely on the opinions of such other counsel as may be acceptable to the Agent), dated the Closing Date and in form and substance satisfactory to the Agent and its counsel:

(i)      as to the matters set forth in Exhibit 7.1.4; and

(ii) as to such other matters incident to the transactions contemplated herein as the Agent may reasonably request.

7.1.5    Legal Details.
----------------------

                           All legal details and proceedings in connection with
the transactions contemplated by this Agreement and the other Loan Documents shall be in form and substance satisfactory to the Agent and counsel for the Agent, and the Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent and said counsel, as the Agent or said counsel may reasonably request. 7.1.6 Payment of Fees.
------------------------

                           The Borrowers shall have paid or caused to be paid
to the Agent for itself and for the account of the Banks to the extent not previously paid the Facility Fees, all other commitment and other fees accrued through the Closing Date and the costs and expenses for which the Agent and the Banks are entitled to be reimbursed.

7.1.7    Environmental Audit.
----------------------------

                           The Loan Parties shall cause to be performed and
completed an environmental audit with respect to the Real Property by consultants satisfactory to the Agent and shall provide all reports and results of such audit in writing to the Agent. Such reports shall meet the Agent's minimum requirements for phase I environmental assessments and any other requirements of the Agent or the Banks. The environmental condition of the Loan Parties' and their Subsidiaries' assets, as substantiated by such audit, shall be satisfactory to the Agent in all respects.

7.1.8    Appraisals.
-------------------

                           The Agent shall have received appraisals or
valuations of the Loan Parties' and their Subsidiaries' assets as the Agent may require in form and substance satisfactory to the Agent in all respects.

7.1.9    Consents.
-----------------

                           All material consents required to effectuate the
transactions contemplated hereby as set forth on Schedule 6.1.13 shall have been obtained.

7.1.10   [Intentionally Omitted].

7.1.11   No Violation of Laws.
-----------------------------

                           The making of the Loans and the issuance of the
Letters of Credit shall not contravene any Law applicable to any Loan Party or any of the Banks.

7.1.12   No Actions or Proceedings.
----------------------------------

                           Except as set forth in Schedule 6.1.7, no action,
proceeding, investigation, regulation or legislation shall have been instituted, to the Borrowers' knowledge, threatened or proposed, before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Agreement, the other Loan Documents or the consummation of the transactions contemplated hereby or thereby or as to which there is a reasonable likelihood of an adverse determination and which if adversely determined, could result in a Material Adverse Change.

7.1.13   Insurance Policies; Certificates of Insurance; Endorsements.
--------------------------------------------------------------------

                           The Loan Parties shall have delivered evidence
acceptable to the Agent that adequate insurance in compliance with Section
8.1.3 [Maintenance of Insurance] is in full force and effect and that all premiums then due thereon have been paid, together with a certified copy of each Loan Party's casualty insurance policy or policies evidencing coverage satisfactory to the Agent, with additional insured, mortgagee and lender loss payable special endorsements attached thereto in form and substance satisfactory to the Agent and its counsel naming the Agent as additional insured, mortgagee and lender loss payee as applicable. 7.1.14 Title Insurance.
------------------------

                           The Loan Parties shall deliver a commitment for
title insurance policy or policies or binder or binders in favor of the Agent for the benefit of the Banks, in customary ALTA current mortgagee's form, and in amounts not less than $5,000,000, with premiums paid thereon, issued by a title insurance company acceptable to the Agent and insuring the Mortgage as a valid first priority Lien upon the applicable Loan Parties' fee simple title to, or leasehold interest in, the Real Property Collateral and all improvements and all appurtenances thereto (including such easements and appurtenances as may be required by the Agent), free and clear of any and all defects and encumbrances whatsoever, subject only to Permitted Liens and such exceptions as may be approved in writing by the Agent, with endorsements thereto as to such matters as the Agent may designate.

7.1.15   Filing Receipts.
------------------------

                           The Agent shall have received the results of Uniform
Commercial Code searches and/or similar searches made with respect to the Loan Parties in the states in which their chief executive offices are located and all other states in which filings are required to be made, together with copies of financing statements and registrations disclosed by such searches and such tax and judgment lien searches as the Agent shall reasonably request, and each of the foregoing searches shall disclose no Liens on any assets encumbered by any Loan Document, except for Permitted Liens or, if unpermitted Liens are disclosed, the Agent shall have received satisfactory evidence of the release of such Liens.
7.1.16   Landlord's Waiver.
--------------------------

                           The Loan Parties shall have delivered an executed
Landlord's Waiver in substantially the form of Exhibit 7.1.16 from the lessor for each leased Collateral location, as listed on Schedule A to the Security Agreement.

7.1.17   Administrative Questionnaire.
-------------------------------------

                           Each of the Borrowers shall have completed and
delivered to the Agent the Agent's form of administrative questionnaire.


7.1.18   Consummation of Acquisition.
------------------------------------

                           On the Closing Date, the transaction contemplated by
the Acquisition Agreement shall have been consummated, simultaneously with the initial funding, in all respects in accordance with the terms thereof (without the waiver or amendment of any conditions unless consented to by the Agent). Each of the parties thereto shall have complied in all respects with all covenants set forth in the Acquisition Agreement (without the waiver or amendment of any of the terms thereof unless consented to by the Agent). The total cost to Metrologic and its Subsidiaries to consummate such transaction shall not exceed $19,000,000, plus certain fees for services rendered in connection with the acquisition, all as contemplated in the Acquisition Agreement, and the Agent shall be satisfied with all material aspects of the Adaptive Acquisition.

7.1.19   Due Diligence and Contingent Liabilities.
-------------------------------------------------

                           The Agent and the Banks shall have completed all
requested due diligence with respect to Metrologic, its Subsidiaries and Adaptive, and shall be reasonably satisfied as to the amount and nature of all tax, ERISA, employment, retirement, benefit and other contingent liabilities to which Metrologic, its Subsidiaries and Adaptive may be subject.

7.1.20   Interest Rate Protection.
---------------------------------

                           The Borrowers shall have entered into interest rate
protection agreements (the "Interest Rate Protection Agreements") with financial institutions acceptable to the Agent on such terms and under such conditions as shall be acceptable to the Agent. Such Interest Rate Protection Agreements shall provide for interest rate protection for at least 50% of the amount of Indebtedness for Term Loans outstanding on the Closing Date for annual commitments for a minimum of three consecutive years. Documentation for the Interest Rate Protection Agreements shall be in a standard International Swap Dealer Association Agreement or such other form as is acceptable to the Agent and shall provide for the method of calculating the reimbursable amount of the provider's credit exposure in a reasonable and customary basis. In the event that any Bank or an Affiliate of any Bank provides an Interest Rate Protection Agreement to the Borrowers hereunder, the Borrowers' obligations under such Interest Rate Protection Agreement shall be pari passu with the Borrowers' obligations under this Credit Agreement and shall be secured by the Liens granted to the Agent for the benefit of the Banks.

7.1.21   Third-Party Credit Insurance.
-------------------------------------

                           The Borrowers shall have delivered a commitment for
third-party credit insurance covering the Borrowers' foreign receivables satisfactory to the Agent in terms of the coverage amount and structure of the policy by the Closing Date.

7.1.22   Hedging of Foreign Exposure.
------------------------------------

                           The Borrowers shall have entered into a hedging
agreement (the "Hedge Agreement") with financial institutions acceptable to the Agent on such terms and under such conditions as shall be acceptable to the Agent. Such Hedge Agreement shall provide for hedging of a minimum of 30% of projected cash flow denominated in Euros from Metrologic's and its Subsidiaries' European operations on a forward basis for up to 90 days. Documentation for the Hedge Agreement shall be in such form as is acceptable to the Agent. In the event that any Bank or an Affiliate of any Bank provides the Hedge Agreement to the Borrowers hereunder, the Borrowers' obligations under such Hedge Agreement shall be pari passu with the Borrowers' obligations under this Credit Agreement and shall be secured by the Liens granted to the Agent for the benefit of the Banks.

7.1.23   Review of Executive Management Contracts.
-------------------------------------------------

                           The Borrowers shall have submitted any and all
executive management contracts to the Agent and the Agent shall be reasonably satisfied as to the terms and nature of such agreements.

7.1.24 Initial Total Leverage Ratio; Initial Total Senior Leverage Ratio; Initial Consolidated Cash Flow from Operations; Minimum Revolving Credit Loan Availability.

                           The Borrowers shall have delivered a certificate in
form satisfactory to the Agent evidencing the following: Total Leverage Ratio on Closing Date not to exceed 4.25 to 1; Total Senior Leverage Ratio on Closing Date not to exceed 3.50 to 1; trailing four quarter Consolidated Cash Flow from Operations of not less than $11,500,000 and minimum Revolving Credit Loan availability on Closing Date of $5,000,000.

7.2      Each Additional Loan or Letter of Credit.

                  At the time of making any Loans or issuing any Letters of Credit other than Loans made or Letters of Credit issued on the Closing Date and after giving effect to the proposed extensions of credit: the representations and warranties of the Loan Parties contained in Section 6 and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such additional Loan or Letter of Credit with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein); no Event of Default or Potential Default shall have occurred and be continuing or shall exist; the making of the Loans or issuance of such Letter of Credit shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party or any of the Banks; and the Borrowers shall have delivered to the Agent a duly executed and completed Loan Request or application for a Letter of Credit as the case may be.

8.       COVENANTS

8.1      Affirmative Covenants.

                  The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings, and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations under the Loan Documents and termination of the Commitments, the Loan Parties shall comply at all times with the following affirmative covenants:

8.1.1    Preservation of Existence, Etc.
---------------------------------------

                           Except as otherwise permitted in Section 8.2.6
[Liquidations, Mergers, Etc.], each Loan Party shall, and shall cause each of its Subsidiaries to, maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except where the failure to so qualify would not result in a Material Adverse Change.

8.1.2    Payment of Liabilities, Including Taxes, Etc.
-----------------------------------------------------

                           Each Loan Party shall, and shall cause each of its
Subsidiaries to, duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made.

8.1.3    Maintenance of Insurance.
---------------------------------

                           Each Loan Party will maintain or cause to be
maintained, with financially sound and reputable insurers, public liability and property damage insurance with respect to its business and properties and the business and properties of its Subsidiaries against loss or damage of the kinds customarily carried or maintained by Persons of established reputation engaged in similar businesses and in amounts acceptable to Agent and will deliver evidence thereof to Agent. The Loan Parties shall cause, pursuant to endorsements and assignments in form and substance reasonably satisfactory to Agent, the Agent, for the benefit of Agent and Banks, to be named as lender's loss payee in the case of casualty insurance, Agent, for the benefit of Agent and Banks, to be named as additional insured in the case of all liability insurance and Agent, for the benefit of Agent and Banks, to be named as assignee in the case of all business interruption insurance; provided, that notwithstanding the foregoing, in the absence of a Potential Default or an Event of Default, the Loan Parties may apply proceeds received pursuant to the policies referred to in this Section 8.1.3 in accordance with the provisions of
Section 5.6.4 [Casualty Event]

8.1.4    Maintenance of Properties and Leases.
---------------------------------------------

                           Each Loan Party shall, and shall cause each of its
Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, such Loan Party will make or cause to be made all appropriate repairs, renewals or replacements thereof.

8.1.5    Maintenance of Patents, Trademarks, Etc.
------------------------------------------------

                           Each Loan Party shall, and shall cause each of its
Subsidiaries to, maintain in full force and effect all patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business if the failure so to maintain the same would constitute a Material Adverse Change.

8.1.6    Visitation Rights.
--------------------------

                           Each Loan Party shall, and shall cause each of its
Subsidiaries to, permit any of the officers or authorized employees or representatives of the Agent or any of the Banks to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as any of the Banks may reasonably request, provided that each Bank shall provide the Borrowers and the Agent with reasonable notice prior to any visit or inspection. In the event any Bank desires to visit and inspect any Loan Party, such Bank shall make a reasonable effort to conduct such visit and inspection contemporaneously with any visit and inspection to be performed by the Agent.

8.1.7    Keeping of Records and Books of Account.
------------------------------------------------

                           Each Borrower shall, and shall cause each Subsidiary
of each Borrower to, maintain and keep proper books of record and account which enable each Borrower and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over such Borrower or any Subsidiary of such Borrower, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

8.1.8    Plans and Benefit Arrangements.
---------------------------------------

                           Each Borrower shall, and shall cause each other
member of the ERISA Group to, comply with ERISA, the Internal Revenue Code and other applicable Laws applicable to Plans and Benefit Arrangements except where such failure, alone or in conjunction with any other failure, would not result in a Material Adverse Change. Without limiting the generality of the foregoing, each Borrower shall cause all of its Plans and all Plans maintained by any member of the ERISA Group to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each member of the ERISA Group to make, in a timely manner, all contributions due to Plans, Benefit Arrangements and Multiemployer Plans.

8.1.9    Compliance with Laws.
-----------------------------

                           Each Loan Party shall, and shall cause each of its
Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all respects, provided that it shall not be deemed to be a violation of this Section 8.1.9 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Change.
8.1.10 Use of Proceeds.
------------------------

                                    The Loan Parties will use the Letters of
Credit and the proceeds of the Loans only as provided in Sections 8.1.2, 8.1.3, 8.1.4, 8.1.8, 8.1.9, 8.1.11, 8.1.13, 8.2.4, 8.2.7, 8.2.8, 8.2.11, 8.2.15 and to
(i) provide a portion of the proceeds required for the Adaptive Acquisition,
(ii) refinance existing debt, (iii) pay related fees and expenses and (iv) fund working capital and capital expenditures of the Borrowers in the ordinary course of business. The Loan Parties shall not use the Letters of Credit and the proceeds of the Loans for any purpose which contravenes any applicable Law or any provision hereof.

8.1.11   Further Assurances.
---------------------------

                           Each Loan Party shall, from time to time, at its
expense, faithfully preserve and protect the Agent's Lien on and Prior Security Interest in the Collateral as a continuing first priority perfected Lien, subject only to Permitted Liens, and shall do such other acts and things as the Agent in its reasonable discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents, and to exercise and enforce its rights and remedies thereunder with respect to the Collateral.

8.1.12   Subordination of Intercompany Loans.
--------------------------------------------

                           Each Loan Party shall cause any intercompany
Indebtedness, loans or advances owed by any Loan Party to any other Loan Party to be subordinated pursuant to the terms of the Intercompany Subordination Agreement.

8.1.13   Third-Party Credit Insurance.
-------------------------------------

                           The Borrowers shall deliver a third-party credit
insurance policy acceptable to the Agent covering the Borrowers' foreign receivables by March 31, 2001, provided, however, that this covenant shall be satisfied at any time solely by the Borrowers' achieving a Total Leverage Ratio of 2.25 to 1.0 and a rolling four quarter Consolidated Cash Flow from Operations of at least $18,000,000, as confirmed by audited fiscal year end numbers for fiscal year 2001.
8.1.14   California Opinion of Counsel.
--------------------------------------

                           If the amount of Collateral located in Adaptive's
California location is valued at or above $250,000, then the Loan Parties shall deliver an opinion of counsel addressing such matters as set forth in Section
7.1.4 [Opinion of Counsel].

8.2      Negative Covenants.

                  The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations hereunder and termination of the Commitments, the Loan Parties shall comply with the following negative covenants:

8.2.1    Indebtedness.
---------------------

                           Each of the Loan Parties shall not, and shall not
permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

(i)      Indebtedness under the Loan Documents;

(ii) Existing Indebtedness as set forth on Schedule 8.2.1 (including any extensions, refinancing or renewals thereof, provided there is no increase in the amount thereof or other significant change in the terms thereof unless otherwise specified on Schedule 8.2.1);

(iii) Indebtedness secured by Purchase Money Security Interests and Capital Leases not exceeding $1,000,000 in any fiscal year; and

(iv) Indebtedness of a Loan Party to another Loan Party which is subordinated in accordance with the provisions of Section 8.1.12 [Subordination of Intercompany Loans];

(v) Indebtedness arising with respect to (i) any Interest Rate Protection Agreement approved by the Agent under Section 7.1.20 [Interest Rate Protection] and (ii) the Hedge Agreement approved by the Agent under Section 7.1.22 [Hedging of Foreign Exposure];

(vi)     Subordinated Debt.

8.2.2    Liens.
--------------

                           Each of the Loan Parties shall not, and shall not
permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except as follows:

                                    (i)     Liens for taxes, assessments, or
similar charges, incurred in the ordinary course of business and which are not yet due and payable;

                                    (ii)    Pledges or deposits made in the
ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs;

                                    (iii)   Liens of mechanics, materialmen,
warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;
                                    (iv)    Good-faith pledges or deposits made
in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

                                    (v)     Encumbrances consisting of zoning
restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

                                    (vi)    Liens, security interests and
mortgages in favor of the Agent for the benefit of the Banks;

                                    (vii)   Liens on property leased by any
Loan Party or Subsidiary of a Loan Party under Capital Leases and operating leases permitted in Section 8.2.15 securing obligations of such Loan Party or Subsidiary to the lessor under such leases;

                                    (viii)  Any Lien existing on the date of
this Agreement and described on Schedule 8.2.2, provided that the principal amount secured thereby is not hereafter increased, and no additional assets become subject to such Lien;

                                    (ix)    Liens securing Indebtedness of the
Borrowers and their Subsidiaries permitted by Sections 8.2.1(iii) and 8.2.1(v); and

                                    (x)     Claims, Liens or encumbrances upon,
and defects of title to, real or personal property other than the Collateral, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits.

8.2.3    Guaranties.
-------------------

                           Each of the Loan Parties shall not, and shall not
permit any of its Subsidiaries to, at any time, directly or indirectly, become or be liable in respect of any Guaranty, except for (i) Guaranties made in the ordinary course of business by any Borrower of obligations of any of its respective Subsidiaries; provided those obligations are otherwise permitted under this Agreement and (ii) Guaranties of Indebtedness of the Loan Parties permitted hereunder.

8.2.4    Loans and Investments.
------------------------------

                           Each of the Loan Parties shall not, and shall not
permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any Person, or agree, become or remain liable to do any of the foregoing, except as set forth on Schedule
8.2.4 and for:

(i) trade credit extended to customers on usual and customary terms in the ordinary course of business;

(ii) advances to employees to meet expenses incurred by such employees in the ordinary course of business in the aggregate amount not to exceed $200,000 at any one time;

(iii)    loans, advances and investments in other Loan Parties;

(iv) loans, advances and investments in Foreign Subsidiaries in an aggregate amount at any one time not to exceed $1,000,000; provided however, that the aggregate amount of loans, advances and investments in any one Foreign Subsidiary at any one time shall not exceed $500,000; and

(v)      investments in Cash Equivalents.

8.2.5    Dividends and Related Distributions.
--------------------------------------------

                           Each of the Loan Parties shall not, and shall not
permit any of its Subsidiaries to, make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of Capital Stock, partnership interests or limited liability company interests on account of the purchase, redemption, retirement or acquisition of its shares of Capital Stock (or warrants, options or rights therefor), partnership interests or limited liability company interests, except dividends or other distributions payable by any of Metrologic's Subsidiaries, provided that after giving effect to any such dividends or other distributions, no Potential Default or Event of Default will exist hereunder. Each Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any contract which restricts in any manner the payment by such Subsidiaries of each Borrower of dividends and distributions to such Borrower or any other Loan Party, provided that (i) any wholly-owned Subsidiary may declare and pay dividends to a Borrower.

8.2.6    Liquidations, Mergers, Consolidations, Acquisitions.
------------------------------------------------------------

                           Each of the Loan Parties shall not, and shall not
permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or Capital Stock of any other Person, provided that (a) any Subsidiary of the Borrowers may be merged or consolidated with or into any Borrower (provided that such Borrower shall be the continuing or surviving corporation) or with or into any one or more wholly owned Domestic Subsidiaries of any Borrower (provided that the wholly owned Domestic Subsidiary or Domestic Subsidiaries shall be the continuing or surviving corporation) and after giving effect to any such transactions, no Potential Default or Event of Default exists hereunder; and (b) any wholly owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any Borrower or any other wholly owned Domestic Subsidiary of any Borrower.

8.2.7    Dispositions of Assets or Subsidiaries.
-----------------------------------------------

                           Each of the Loan Parties shall not, and shall not
permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of Capital Stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of such Loan Party), except:

(i) transactions involving the sale of inventory in the ordinary course of business;

(ii) any sale, transfer or lease of assets in the ordinary course of business which are no longer necessary or required in the conduct of such Loan Party's or such Subsidiary's business;

(iii) any sale, transfer or lease of assets by any wholly owned Subsidiary of such Loan Party to another Loan Party or a wholly owned Subsidiary of such Loan Party;

(iv) any sale, transfer or lease of assets in the ordinary course of business which are replaced by substitute assets acquired or leased within the parameters of Section 8.2.15 [Capital Expenditures and Leases], provided such substitute assets are subject to the Banks' Prior Security Interest;

(v) any sale, transfer or lease of assets by Metrologic in an amount not to exceed $500,000, provided that an amount equal to the proceeds thereof is spent by Metro (Suzhou) Technologies Co., Ltd. within 180 days to purchase similar assets;

(vi) in addition to the above clauses (i) through (v) inclusive, any such sales, transfers or leases, the aggregate amount of which for Metrologic and its Subsidiaries for any fiscal year of Metrologic does not exceed $250,000; provided that (i) such sale, transfer or lease is for cash consideration which the officers or Board of Directors of Metrologic or its Subsidiaries, as the case may be, deem to be fair and reasonable and (ii) the Net Proceeds are applied to the Loans as provided for in Section 5.6.2 [Sale of Assets, Sale of Debt or Preferred Equity].

(vii) any sale, transfer or lease, other than those specifically excepted pursuant to clauses (i) through (vi) above, which is approved by the Required Banks so long as the Net Proceeds are applied as a mandatory prepayment of the Term Loans in accordance with the provisions of Section 5.6.2 [Sale of Assets; Sale of Debt or Preferred Equity] above.

8.2.8    Affiliate Transactions.
-------------------------------

                           Each of the Loan Parties shall not, and shall not
permit any of its Subsidiaries to, enter into or carry out any transaction (including purchasing property or services from or selling property or services to any Affiliate of any Loan Party or other Person) unless such transaction is not otherwise prohibited by this Agreement, is entered into in the ordinary course of business upon fair and reasonable arm's-length terms and conditions and is in accordance with all applicable Law.

8.2.9    Subsidiaries, Partnerships and Joint Ventures.
------------------------------------------------------

                           Each of the Loan Parties shall not, and shall not
permit any of its Subsidiaries to, own or create directly or indirectly any Subsidiaries other than (i) any Domestic Subsidiary which has joined this Agreement as Guarantor on the Closing Date (with the exclusion of Holoscan, Inc.); (ii) any Domestic Subsidiary formed after the Closing Date which joins this Agreement as a Guarantor pursuant to Section 11.19 [Joinder of Guarantors], provided that all requirements of Section 11.19 [Joinder of Guarantors] shall have been satisfied and that such Domestic Subsidiary and the Loan Parties, as applicable, shall grant and cause to be perfected first priority Liens to the Agent for the benefit of the Banks in the assets held by, and stock of or other ownership interests in, such Domestic Subsidiary; (iii) any Foreign Subsidiary (with the exception of the Subsidiaries of Metrologic GmbH existing as of the Closing Date) of which 65% of the Capital Stock or other ownership interests of such Foreign Subsidiary have been pledged to the Agent for the benefit of the Banks on the Closing Date; and (iv) any Foreign Subsidiary formed after the Closing Date which is owned by Metrologic or a Domestic Subsidiary; provided that the lesser of (a) 65% of the Capital Stock or other ownership interests of such Foreign Subsidiary shall have been pledged to the Agent for the benefit of the Banks or (b) all of the Capital Stock or other ownership interests of such Foreign Subsidiary shall have been pledged to the Agent for the benefit of the Banks. Each of the Loan Parties shall not become or agree to (1) become a general or limited partner in any general or limited partnership, except that the Loan Parties may be general or limited partners in other Loan Parties, (2) become a member or manager of, or hold a limited liability company interest in, a limited liability company, except that the Loan Parties may be members or managers of, or hold limited liability company interests in, other Loan Parties, or (3) become a joint venturer or hold a joint venture interest in any joint venture.

8.2.10   Continuation of or Change in Business.
----------------------------------------------

                           Each of the Loan Parties shall not, and shall not
permit any of its Subsidiaries to, engage in any business other than the business in which the Borrowers and their Subsidiaries are engaged on the date hereof or which are directly related thereto, and such Loan Party or Subsidiary shall not permit any material change in such business.

8.2.11   Plans and Benefit Arrangements.
---------------------------------------

                           Each of the Loan Parties shall not, and shall not
permit any of its Subsidiaries to:

(i) fail to satisfy the minimum funding requirements of ERISA and the Internal Revenue Code with respect to any Plan;

(ii) request a minimum funding waiver from the Internal Revenue Service with respect to any Plan;

(iii) engage in a Prohibited Transaction with any Plan, Benefit Arrangement or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances resulting in liability under ERISA, would constitute a Material Adverse Change;

(iv) permit the aggregate actuarial present value of all benefit liabilities (whether or not vested) under each Plan, determined on a plan termination basis, as disclosed in the most recent actuarial report completed with respect to such Plan, to exceed, as of any actuarial valuation date, the fair market value of the assets of such Plan;

(v) fail to make when due any contribution to any Multiemployer Plan that any Borrower or any member of the ERISA Group may be required to make under any agreement relating to such Multiemployer Plan, or any Law pertaining thereto;

(vi) withdraw (completely or partially) from any Multiemployer Plan or withdraw (or be deemed under Section 4062(e) of ERISA to withdraw) from any Multiple Employer Plan, where any such withdrawal is likely to result in a material liability of any Borrower or any member of the ERISA Group;

(vii) terminate, or institute proceedings to terminate, any Plan, where such termination is likely to result in a material liability to any Borrower or any member of the ERISA Group;

(viii) make any amendment to any Plan with respect to which security is required under Section 307 of ERISA; or

(ix) fail to give any and all notices and make all disclosures and governmental filings required under ERISA or the Internal Revenue Code, where such failure is likely to result in a Material Adverse Change.

8.2.12   Fiscal Year.
--------------------

                           Each Borrower shall not, and shall not permit any of
its Subsidiaries  to, change its fiscal year end from December 31.

8.2.13   [Intentionally Omitted].
--------------------------------

8.2.14   Changes in Organizational Documents.
--------------------------------------------

                           Each of the Loan Parties shall not, and shall not
permit any of its Subsidiaries to, amend in any respect its certificate of incorporation (including any provisions or resolutions relating to Capital Stock), by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents without providing at least thirty (30) calendar days' prior written notice to the Agent and the Banks and, in the event such change would be adverse to the Banks, without obtaining the prior written consent of the Required Banks, which consent shall not be unreasonably withheld.

8.2.15   Capital Expenditures and Leases.
----------------------------------------

                           Each of the Loan Parties shall not, and shall not
permit any of its Subsidiaries to, make any payments exceeding $4,000,000 (exclusive of any amounts permitted to be spent pursuant to Section 8.2.7(v)) in the aggregate in any fiscal year on account of the purchase or lease of any assets which if purchased would constitute fixed assets or which if leased would constitute a Capitalized Lease, and all such Capital Expenditures and Leases shall be made under usual and customary terms and in the ordinary course of business.

8.2.16   Limitation on Negative Pledge Clauses.
----------------------------------------------

                           Each of the Loan Parties shall not enter into with
any Person any agreement, other than this Agreement, which prohibits or limits the ability of the Borrowers or any of their Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.
8.2.17   Minimum Fixed Charge Coverage Ratio.
--------------------------------------------

                           The Loan Parties shall not permit the Fixed Charge
Coverage Ratio, calculated as of the end of each fiscal quarter for the immediately preceding full fiscal quarter(s) then ended (but in no event for more than the immediately preceding four fiscal quarters), to be less than 1.25 to 1.0 with an initial test date of December 31, 2001.

8.2.18   Maximum Total Senior Leverage Ratio.
--------------------------------------------

                           The Loan Parties shall not permit the Total Senior
Leverage Ratio as of the last day of any fiscal quarter of the Loan Parties ending during any test period set forth on the table below (calculated on a pro forma basis as if Adaptive had been a Subsidiary of Metrologic as of the first day of such quarterly period) to exceed the ratio set forth below for the periods specified below:

------------------------------------------- ------------------------------
     Four Fiscal Quarters Ending                    Ratio
------------------------------------------- ------------------------------
------------------------------------------- ------------------------------
           March 31, 2001                         3.50 to 1.0
------------------------------------------- ------------------------------
------------------------------------------- ------------------------------
           June 30, 2001                          3.00 to 1.0
------------------------------------------- ------------------------------
------------------------------------------- ------------------------------
        September 30, 2001                        2.25 to 1.0
------------------------------------------- ------------------------------
------------------------------------------- ------------------------------
  December 31, 2001 and thereafter                2.00 to 1.0
------------------------------------------- ------------------------------


8.2.19   Maximum Total Leverage Ratio.
-------------------------------------

                           The Loan Parties shall not permit the Total Leverage
Ratio as of the last day of any fiscal quarter of the Loan Parties ending during any test period set forth on the table below (calculated on a pro forma basis as if Adaptive had been a Subsidiary of Metrologic as of the first day of such quarterly period) to exceed the ratio set forth below for the periods specified below:

---------------------------------- ---------------------------------------
   Four Fiscal Quarters Ending                      Ratio
------------------------------------------- ------------------------------

------------------------------------------- ------------------------------
          March 31, 2001                          4.25 to 1.0
------------------------------------------- ------------------------------
------------------------------------------- ------------------------------
          June 30, 2001                           3.75 to 1.0
------------------------------------------- ------------------------------
------------------------------------------- ------------------------------
        September 30, 2001                        3.00 to 1.0
------------------------------------------- ------------------------------
------------------------------------------- ------------------------------
  December 31, 2001 and thereafter                2.25 to 1.0
------------------------------------------- ------------------------------

8.2.20   Minimum Net Worth.
--------------------------

                           The Loan Parties shall not at any time permit
Consolidated Net Worth to be less than the Base Net Worth.

8.3      Reporting Requirements.

                  The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations hereunder and under the other Loan Documents and termination of the Commitments, the Loan Parties will furnish or cause to be furnished to the Agent and each of the Banks the financial reports and other information set forth on Exhibit 8.3.

9.       DEFAULT

9.1      Events of Default.

                  An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

9.1.1    Payments Under Loan Documents.
--------------------------------------

                           The Borrowers shall fail to pay any principal of any
Loan (including scheduled installments, mandatory prepayments or the payment due at maturity), Reimbursement Obligation or Letter of Credit Borrowing when due in accordance with the terms thereof or hereof; or the Borrowers shall fail to pay any interest on any Loan, Reimbursement Obligation or Letter of Credit Borrowing or any other amount owing hereunder or under the other Loan Documents (including without limitation any fee) within three days after any such interest or other amount becomes due in accordance with the terms hereof or thereof;

9.1.2    Breach of Warranty.
---------------------------

                           Any representation or warranty made at any time by
any of the Loan Parties herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

9.1.3    Breach of Negative Covenants or Visitation Rights.
----------------------------------------------------------

                           Any of the Loan Parties shall default in the
observance or performance of any covenant contained in Section 8.1.6 [Visitation Rights] or Section 8.2 [Negative Covenants];

9.1.4    Breach of Other Covenants.
----------------------------------

                           Any of the Loan Parties shall default in the
observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of 30 days after any officer of any Loan Party becomes aware of the occurrence thereof (such grace period to be applicable only in the event such default can be remedied by corrective action of the Loan Parties as determined by the Agent in its sole discretion); 9.1.5 Defaults in Other Agreements or Indebtedness.
-----------------------------------------------------

                           A default or event of default shall occur at any
time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Loan Party or Subsidiary of any Loan Party may be obligated as a borrower or guarantor in excess of $250,000 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend;

9.1.6    Final Judgments or Orders.
----------------------------------

                           Any final judgments or orders for the payment of
money in excess of $500,000 in the aggregate (excluding any such judgments or orders which are fully covered by insurance, subject to any customary deductible, and under which the applicable insurance carrier has acknowledged such full coverage in writing) shall be entered against any Loan Party by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of 60 days from the date of entry;

9.1.7    Loan Document Unenforceable.
------------------------------------

                           Any of the Loan Documents shall cease to be legal,
valid and binding agreements enforceable against the party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;

9.1.8    Uninsured Losses; Proceedings Against Assets.
-----------------------------------------------------

                           There shall occur any material uninsured damage to
or loss, theft or destruction of any of the Collateral in excess of $500,000 or the Collateral or any other of the Loan Parties' or any of their Subsidiaries' assets are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within 60 days thereafter;

9.1.9    Notice of Lien or Assessment.
-------------------------------------

                           A notice of Lien or assessment in excess of $250,000
which is not a Permitted Lien is filed of record with respect to all or any part of any of the Loan Parties' or any of their Subsidiaries' assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including the PBGC, or any taxes or debts owing at any time or times hereafter to any one of these becomes payable and the same is not paid within 60 days after the same becomes payable; 9.1.10 Insolvency; Right of Contribution.
------------------------------------------

                           (a)      On any date a payment in respect of the
Obligations is made, the right of contribution, if any, of any Borrower and each Guarantor (each an "Obligor") against each Contributor shall be determined as provided in the immediately succeeding sentence, with the right of contribution of each Obligor to be revised and restated as of each such date. At any time that a payment (a "Relevant Payment") is made by an Obligor in respect of the Obligations (as such term is defined in the Loan Documents) and results in the aggregate payments made by such Obligor in respect of the Obligations to and including the date of such Relevant Payment to exceed such Obligor's Contribution Percentage of the aggregate payments made by all Obligors in respect of the Obligations to and including such date (such excess, the "Aggregate Excess Amount"), each such Obligor shall have a right of contribution against each Contributor who has made payments in respect of the Obligations to and including such date in an aggregate amount less than such Contributor's Contribution Percentage of the aggregate payments made to and including such date by all Obligors in respect of the Obligations (the aggregate amount of such deficit, the "Aggregate Deficit Amount") in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Obligor and the denominator of which is the sum of the Aggregate Excess Amounts of all Obligors multiplied by (y) the Aggregate Deficit Amount of such Contributor. An Obligor's right of contribution, if any, pursuant to this paragraph shall arise at the time of each computation, subject to adjustment at the time of subsequent computations, provided that such Obligor may not take any action to enforce such right until the Obligations have been paid in full, it being expressly recognized and agreed by all Obligors that any Obligor's right of contribution arising pursuant hereto against any Contributor shall be expressly junior and subordinate to such Contributor's obligations and liabilities in respect of the Obligations. As used in this Section 9.1.10, "Contributor" shall mean each Obligor required to make any payment to any other Obligor pursuant to this Section 9.1.10, (ii) the "Contribution Percentage" of each Obligor shall mean the percentage obtained by dividing (x) the Benefit Amount of such Obligor by (y) the aggregate Benefit Amount of all Obligors and
(iii) the "Benefit Amount" of each Obligor shall mean the net value of the benefits to such Obligor from the credit extensions made under the Loan Documents.

                           (b)      Each of the Obligors recognizes and agrees
that, except for any right of contribution arising pursuant to Section 9.1.10, each Obligor which makes any payment in respect of the Obligations shall have no right of contribution, reimbursement or subrogation against any other Obligor in respect of such payment, any such right of contribution, reimbursement or subrogation arising under law or otherwise being expressly waived by all Obligors.
                           (c)      Each of the Obligors recognizes and
acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. In this connection each Obligor has the right to waive its contribution right against any Contributor to the extent that after giving effect to such waiver such Obligor would remain solvent in the determination of the Agent. 9.1.11 Events Relating to Plans and Benefit Arrangements.
----------------------------------------------------------

                           Any of the following occurs:  (i) any Reportable
Event, which the Agent determines in good faith constitutes grounds for the termination of any Plan by the PBGC or the appointment of a trustee to administer or liquidate any Plan, shall have occurred and be continuing; (ii) proceedings shall have been instituted or other action taken to terminate any Plan, or a termination notice shall have been filed with respect to any Plan;
(iii) a trustee shall be appointed to administer or liquidate any Plan; (iv) the PBGC shall give notice of its intent to institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer or liquidate any Plan; and, in the case of the occurrence of (i), (ii), (iii) or (iv) above, the Agent determines in good faith that the amount of any Borrower's liability is likely to exceed 10% of its Consolidated Net Worth; (v) any Borrower or any member of the ERISA Group shall fail to make any contributions when due to a Plan or a Multiemployer Plan; (vi) any Borrower or any other member of the ERISA Group shall make any amendment to a Plan with respect to which security is required under Section 307 of ERISA; (vii) any Borrower or any other member of the ERISA Group shall withdraw completely or partially from a Multiemployer Plan; (viii) any Borrower or any other member of the ERISA Group shall withdraw (or shall be deemed under Section 4062(e) of ERISA to withdraw) from a Multiple Employer Plan; or (ix) any applicable Law is adopted, changed or interpreted by any Official Body with respect to or otherwise affecting one or more Plans, Multiemployer Plans or Benefit Arrangements and, with respect to any of the events specified in (v), (vi), (vii), (viii) or (ix), the Agent determines in good faith that any such occurrence would be reasonably likely to materially and adversely affect the total enterprise represented by such Borrower and the other members of the ERISA Group; 9.1.12 Cessation of Business.
------------------------------

                           Any Loan Party or Subsidiary of a Loan Party ceases
to conduct its business as contemplated, except as expressly permitted under
Section 8.2.6 [Liquidations, Mergers, Etc.] or Section 8.2.7, or any Loan Party or Subsidiary of a Loan Party is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business and such injunction, restraint or other preventive order is not dismissed within thirty (30) days after the entry thereof;

9.1.13   Change of Control.
--------------------------

                           Any Change of Control shall occur;

9.1.14   Involuntary Proceedings.
--------------------------------

                           A proceeding shall have been instituted in a court
having jurisdiction in the premises seeking a decree or order for relief in respect of any Loan Party or Subsidiary of a Loan Party in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or Subsidiary of a Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of 60 consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding;

9.1.15   Voluntary Proceedings.
------------------------------

                           Any Loan Party or Subsidiary of a Loan Party shall
commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing, or 9.1.16 Holoscan.
-----------------

                           If either of the following events do not occur
within 60 days from the Closing Date:
(a) Holoscan, Inc., a Delaware corporation and wholly-owned Subsidiary of Metrologic ("Holoscan"), is not voluntarily dissolved pursuant to Section 8.2.6(b) and the proceeds distributed in accordance therewith or (b) Holoscan does not join this Agreement as a Guarantor pursuant to Section 11.19 [Joinder of Guarantors] and satisfy the requirements of Section 11.19 [Joinder of Guarantors].

9.2      Consequences of Event of Default.

9.2.1 Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings.
------------------------------------------------------------------------------

                           If an Event of Default specified under Sections
9.1.1 through 9.1.13 shall occur and be continuing, the Banks and the Agent shall be under no further obligation to make Loans or issue Letters of Credit, as the case may be, and the Agent may, and upon the request of the Required Banks, shall (i) by written notice to the Borrowers, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrowers to the Banks hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Agent for the benefit of each Bank without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (ii) require the Borrowers to, and the Borrowers shall thereupon, deposit in a non-interest-bearing account with the Agent, as cash collateral for their Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrowers hereby pledge to the Agent and the Banks, and grant to the Agent and the Banks a security interest in, all such cash as security for such Obligations. Upon the curing of all existing Events of Default to the satisfaction of the Required Banks, the Agent shall return such cash collateral to the Borrowers; and 9.2.2 Bankruptcy, Insolvency or Reorganization Proceedings.
-------------------------------------------------------------

                           If an Event of Default specified under Section
9.1.14 [Involuntary Proceedings] or 9.1.15 [Voluntary Proceedings] shall occur, the Banks shall be under no further obligations to make Loans hereunder and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrowers to the Banks hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and 9.2.3 Set-off.
----------------

                           If an Event of Default shall occur and be
continuing, any Bank to whom any Obligation is owed by any Loan Party hereunder or under any other Loan Document or any participant of such Bank which has agreed in writing to be bound by the provisions of Exhibit 10 and any branch, Subsidiary or Affiliate of such Bank or participant anywhere in the world shall have the right, in addition to all other rights and remedies available to it, without notice to such Loan Party, to set-off against and apply to the then unpaid balance of all the Loans and all other Obligations of the Borrowers and the other Loan Parties hereunder or under any other Loan Document, any debt owing to, and any other funds held in any manner for the account of, any Borrower or such other Loan Party by such Bank or participant or by such branch, Subsidiary or Affiliate, including all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by any Borrower or such other Loan Party for its own account (but not including funds held in custodian or trust accounts) with such Bank or participant or such branch, Subsidiary or Affiliate. Such right shall exist whether or not any Bank or the Agent shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of such Borrower or such other Loan Party is or are matured or unmatured and regardless of the existence or adequacy of any Collateral, Guaranty or any other security, right or remedy available to any Bank or the Agent; and

9.2.4    Suits, Actions, Proceedings.
------------------------------------

                           If an Event of Default shall occur and be
continuing, and whether or not the Agent shall have accelerated the maturity of Loans pursuant to any of the foregoing provisions of this Section 9.2, the Agent or any Bank, if owed any amount with respect to the Loans, may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the other Loan Documents, including as permitted by applicable Law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Agent or such Bank; and

9.2.5    Application of Proceeds.
--------------------------------

                           From and after the date on which the Agent has taken
any action pursuant to this Section 9.2 and until all Obligations of the Loan Parties have been paid in full, any and all proceeds received by the Agent from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy by the Agent, shall be applied as follows:

(i) first, to reimburse the Agent and the Banks for out-of-pocket costs, expenses and disbursements, including reasonable attorneys' and paralegals' fees and legal expenses, incurred by the Agent or the Banks in connection with realizing on the Collateral or collection of any Obligations of any of the Loan Parties under any of the Loan Documents, including advances made by the Banks or any one of them or the Agent for the reasonable maintenance, preservation, protection or enforcement of, or realization upon, the Collateral, including advances for taxes, insurance, repairs and the like and reasonable expenses incurred to sell or otherwise realize on, or prepare for sale or other realization on, any of the Collateral;

(ii) second, to the repayment of all Indebtedness then due and unpaid of the Loan Parties to the Banks incurred under this Agreement or any of the other Loan Documents, whether of principal, interest, fees, expenses or otherwise, in such manner as the Agent may determine in its discretion; and

(iii) the balance, if any, as required by Law.

9.2.6    Other Rights and Remedies.
----------------------------------

                           In addition to all of the rights and remedies
contained in this Agreement or in any of the other Loan Documents (including the Mortgage), the Agent shall have all of the rights and remedies of a secured party under the Uniform Commercial Code or other applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law. The Agent may, and upon the request of the Required Banks shall, exercise all post-default rights granted to the Agent and the Banks under the Loan Documents or applicable Law.

9.3      Notice of Sale.

                  Any notice required to be given by the Agent of a sale, lease, or other disposition of the Collateral or any other intended action by the Agent, if given ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to the Borrowers.

10.      THE AGENT

                  In addition to the other provisions set forth in this Agreement, the Agent's rights and obligations are described in and governed by the provisions of Exhibit 10.

11.      MISCELLANEOUS

11.1     Modifications, Amendments or Waivers.

                  With the written consent of the Required Banks, the Agent, acting on behalf of all the Banks, and the Borrowers, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Banks or the Loan Parties hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of the Loan Parties hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Banks and the Loan Parties; provided, that, without the written consent of all the Banks, no such agreement, waiver or consent may be made which will:

11.1.1   Increase of Commitment; Extension or Expiration Date.
-------------------------------------------------------------

                           Increase the amount of the Revolving Credit
Commitment or Term Loan Commitment of any Bank hereunder or extend the Expiration Date;

11.1.2 Extension of Payment; Reduction of Principal Interest or Fees; Modification of Terms of Payment.
-----------------------------------------------------------------------

                           Whether or not any Loans are outstanding, extend the
time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan or any mandatory Commitment reduction in connection with such a mandatory prepayment hereunder except for mandatory reductions of the Commitments on the Expiration Date), the Commitment Fee or any other fee payable to any Bank, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the Commitment Fee or any other fee payable to any Bank, or otherwise affect the terms of payment of the principal of or interest of any Loan, the Commitment Fee or any other fee payable to any Bank;

11.1.3   Release of Collateral or Guarantor.
-------------------------------------------

                           Except for sales of assets permitted by Section
8.2.7 [Disposition of Assets or Subsidiaries], release any Collateral consisting of Capital Stock or other ownership interests of any Loan Party or its Subsidiary or substantially all of the assets of any Loan Party, any Guarantor from its Obligations under the Guaranty Agreement or any other security for any of the Loan Parties' Obligations; or 11.1.4 Miscellaneous

                           Amend Section 5.2 [Pro Rata Treatment of Banks],
Paragraphs 6 or 13 of Exhibit 10 [Exculpatory Provisions, Etc.; Equalization of Banks] or this Section 11.1, alter any provision regarding the pro rata treatment of the Banks, change the definition of Required Banks, or change any requirement providing for the Banks or the Required Banks to authorize the taking of any action hereunder;

provided, further, that no agreement, waiver or consent which would modify the interests, rights or obligations of the Agent in its capacity as Agent or as the issuer of Letters of Credit shall be effective without the written consent of the Agent.

11.2     No Implied Waivers; Cumulative Remedies; Writing Required.

                  No course of dealing and no delay or failure of the Agent or any Bank in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Agent and the Banks under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Bank of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

11.3     Reimbursement and Indemnification of Banks by the Borrowers; Taxes.
----------------------------------------------------------------------------

                  The Borrowers agree unconditionally and jointly and severally upon demand to pay or reimburse to each Bank (other than the Agent, as to which the Borrowers' Obligations are set forth in Paragraph 5 of Exhibit 10 [Reimbursement of Agent By Borrowers, Etc.]) and to save such Bank harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements (including fees and expenses of counsel (including allocated costs of staff counsel) for each Bank except with respect to (a) and
(b) below), incurred by such Bank (a) in connection with the administration and interpretation of this Agreement, and other instruments and documents to be delivered hereunder, (b) relating to any amendments, waivers or consents pursuant to the provisions hereof, (c) in connection with the enforcement of this Agreement or any other Loan Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (d) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, or (ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Bank, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by such Bank hereunder or thereunder, provided that the Borrowers shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (A) if the same results from such Bank's gross negligence or willful misconduct, or (B) if any Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that each Borrower shall remain liable to the extent such failure to give notice does not result in a loss to such Borrower), or (C) if the same results from a compromise or settlement agreement entered into without the consent of the Borrowers, which shall not be unreasonably withheld. The Banks will attempt to minimize the fees and expenses of legal counsel for the Banks which are subject to reimbursement by the Borrowers hereunder by considering the usage of one law firm to represent the Banks and the Agent unless inappropriate under the circumstances. The Borrowers agree unconditionally to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Agent or any Bank to be payable in connection with this Agreement or any other Loan Document, and the Borrowers agree unconditionally to save the Agent and the Banks harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.

11.4     Holidays.

                  Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day (except as provided in Section 4.2 [Interest Periods] with respect to Euro-Rate Interest Periods under the Euro-Rate Option), and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

11.5     Funding by Branch, Subsidiary or Affiliate.

11.5.1   Notional Funding.
-------------------------

                           Each Bank shall have the right from time to time,
without notice to any Borrower, to deem any branch, Subsidiary or Affiliate (which for the purposes of this Section 11.5 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Bank) of such Bank to have made, maintained or funded any Loan to which the Euro-Rate Option applies at any time, provided that immediately following (on the assumption that a payment was then due from the Borrowers to such other office), and as a result of such change, the Borrowers would not be under any greater financial obligation pursuant to Section 5.7 [Additional Compensation in Certain Circumstances] than they would have been in the absence of such change. Notional funding offices may be selected by each Bank without regard to such Bank's actual methods of making, maintaining or funding the Loans or any sources of funding actually used by or available to such Bank.

11.5.2   Actual Funding.
-----------------------

                           Each Bank shall have the right from time to time to
make or maintain any Loan by arranging for a branch, Subsidiary or Affiliate of such Bank to make or maintain such Loan subject to the last sentence of this
Section 11.5.2. If any Bank causes a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Loans to the same extent as if such Loans were made or maintained by such Bank, but in no event shall any Bank's use of such a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder cause such Bank or such branch, Subsidiary or Affiliate to incur any cost or expenses payable by the Borrowers hereunder or require the Borrowers to pay any other compensation to any Bank (including any expenses incurred or payable pursuant to Section 5.7 [Additional Compensation in Certain Circumstances]) which would otherwise not be incurred.

11.6     Notices.

                  Any notice, request, demand, direction or other communication (for purposes of this Section 11.6 only, a "Notice") to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone or in writing (which includes by means of electronic transmission (i.e., "e-mail") or facsimile transmission or by setting forth such Notice on a site on the World Wide Web (a "Website Posting") if Notice of such Website Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this Section 11,6) in accordance with this Section 11.6; provided, however, that no requests or notices with respect to funding or utilization of the facilities, no payment notices, no notices of Events of Default and no requests for waivers or consents shall be valid if transmitted by email or Website Posting. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on
Schedule 11.6 hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 11.6. Any Notice shall be effective:

         (a)      In the case of hand-delivery, when delivered;

         (b) If given by mail, four days after such Notice is deposited with the United States Postal Service, with certified or registered postage prepaid, return receipt requested;

         (c) In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, a Website Posting or an overnight courier delivery of a confirmatory Notice (received at or before noon on such next Business
         Day);

         (d) In the case of a facsimile transmission, when sent to the applicable party's facsimile machine's telephone number, if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

         (e) In the case of electronic transmission, when actually received;

         (f) In the case of a Website Posting, upon delivery of a Notice of such posting (including the information necessary to access such site) by another means set forth in this Section 11.6; and

         (g) If given by any other means (including by overnight courier), when actually received.

                  Any Bank giving a Notice to any Borrower or any Guarantor shall concurrently send a copy thereof to the Agent, and the Agent shall promptly notify the other Banks of its receipt of such Notice.

11.7     Joint and Several Obligations of Borrowers; Additional Waivers.

                  The Obligations and the additional liabilities of the Borrowers under this Agreement are joint and several obligations of the Borrowers, and each Borrower hereby waives to the fullest extent permitted by law any defense it may otherwise have to the payment and performance of the Obligations that its liability hereunder is limited and not joint and several. Each Borrower acknowledges and agrees that the foregoing waivers and those set forth below serve as a material inducement to the agreement of the Banks to make the Loans and the Agent to serve as agent for the Banks, and that the Agent and the Banks are relying on each specific waiver and all such waivers in entering into this Agreement and agreeing to make the Commitments. The undertakings of each Borrower hereunder secure the obligations of itself, the other Borrower and each other Loan Party. Each Borrower further agrees that the Banks may do any of the following without notice to any Borrower and without adversely affecting the validity or enforceability of this Agreement or any of the Obligations: (i) release, surrender, exchange, compromise or settle the Obligations or any part thereof with respect to the other Borrower; (ii) change, renew or waive the terms of the Obligations, or any part thereof with respect to the other Borrower; (iii) change, renew or waive the terms of any of the Loan Documents or any other agreements relating to the Obligations with respect to the other Borrower; (iv) grant any extension or indulgence with respect to the payment or performance of the Obligations or any part thereof with respect to the other Borrower; (v) enter into any agreement of forbearance with respect to the Obligations or any part thereof with respect to the other Borrower; and (vi) release, surrender, exchange or compromise any security of the other borrower held by the Agent or any Bank for any of the Obligations. Each Borrower agrees that the Agent and the Banks or any of them may do any of the above as such Agent or Bank deems necessary or advisable, in such Agent's or Bank's sole discretion, without giving notice to the other Borrower, and that the other Borrower will remain liable for full payment and performance of the Obligations.

11.8     Severability.

                  The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

11.9     Governing Law.

                  Each Letter of Credit, Section 2.9 [Letter of Credit Subfacility] and Exhibit 2.9 shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be revised or amended from time to time, and to the extent not inconsistent therewith, the internal laws of the State of New Jersey without regard to its conflict of laws principles and the balance of this Agreement shall be deemed to be a contract under the Laws of the State of New Jersey and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the State of New Jersey without regard to its conflict of laws principles.

11.10    Prior Understanding.

                  This Agreement and the other Loan Documents supersede all prior understandings and agreements (excluding the Agent's Letter, as described in Exhibit 10), whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.

11.11    Duration; Survival.

                  All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the making of Loans and issuance of Letters of Credit and shall not be waived by the execution and delivery of this Agreement, any investigation by the Agent or the Banks, the making of Loans, issuance of Letters of Credit, or payment in full of the Loans. All covenants and agreements of the Loan Parties contained in Sections 8.1 [Affirmative Covenants], 8.2 [Negative Covenants] and 8.3 [Reporting Requirements] and Exhibit 8.3 herein shall continue in full force and effect from and after the date hereof so long as the Borrowers may borrow or request Letters of Credit hereunder and until termination of the Commitments and payment in full of the Loans and expiration or termination of all Letters of Credit. All covenants and agreements of the Borrowers contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Section 5 [Payments], Paragraphs 5 and 7 of Exhibit 10 [Reimbursement of Agent by Borrowers, Etc.; Reimbursement of Agent by Banks, Etc.] and 11.3 [Reimbursement of Banks by Borrowers; Etc.], shall survive payment in full of the Loans, expiration or termination of the Letters of Credit and termination of the Commitments.

11.12    Successors and Assigns.

(i) This Agreement shall be binding upon and shall inure to the benefit of the Banks, the Agent, the Loan Parties and their respective successors and assigns, except that none of the Loan Parties may assign or transfer any of its rights and Obligations hereunder or any interest herein. Each Bank may, at its own cost, make assignments of or sell participations in all or any part of its Commitments and the Loans made by it to one or more banks or other entities, subject to the consent of the Borrowers and the Agent with respect to any assignee, such consent not to be unreasonably withheld, provided that (1) no consent of the Borrowers shall be required (A) if an Event of Default exists and is continuing, or (B) in the case of an assignment by a Bank to an Affiliate of such Bank, and (2) any assignment by a Bank to a Person other than an Affiliate of such Bank may not be made in amounts less than the lesser of $5,000,000 or the amount of the assigning Bank's Commitment. In the case of an assignment, upon receipt by the Agent of the Assignment and Assumption Agreement, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it had been a signatory Bank hereunder, the Commitments shall be adjusted accordingly, and upon surrender of any Note subject to such assignment, the Borrowers shall execute and deliver a new Note to the assignee in an amount equal to the amount of the Revolving Credit Commitment or Term Loan assumed by it and a new Revolving Credit Note or Term Note to the assigning Bank in an amount equal to the Revolving Credit Commitment or Term Loan retained by it hereunder. Any Bank which assigns any or all of its Commitment or Loans to a Person other than an Affiliate of such Bank shall pay to the Agent a service fee in the amount of $3,000 for each assignment. In the case of a participation, the participant shall only have the rights specified in Section 9.2.3 [Set-off] (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto and not to include any voting rights except with respect to changes of the type referenced in Sections 11.1.1 [Increase of Commitment, Etc.], 11.1.2 [Extension of Payment, Etc.], or 11.1.3 [Release of Collateral or Guarantor]), all of such Bank's obligations under this Agreement or any other Loan Document shall remain unchanged, and all amounts payable by any Loan Party hereunder or thereunder shall be determined as if such Bank had not sold such participation.

(ii) Any assignee or participant which is not incorporated under the Laws of the United States of America or a state thereof shall deliver to the Borrowers and the Agent the form of certificate described in Section 11.18 [Tax Withholding Clause] relating to federal income tax withholding. Each Bank may furnish any publicly available information concerning any Loan Party or its Subsidiaries and any other information concerning any Loan Party or its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees or participants), provided that such assignees and participants agree to be bound by the provisions of Section
11.13 [Confidentiality].

(iii) Notwithstanding any other provision in this Agreement, any Bank may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement, its Note and the other Loan Documents to any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14 without notice to or consent of the Borrowers or the Agent. No such pledge or grant of a security interest shall release the Transferor Bank of its obligations hereunder or under any other Loan Document.

11.13    Confidentiality.

11.13.1  General.
----------------

                           The Agent and the Banks each agree to keep
confidential all information obtained from any Loan Party or its Subsidiaries which is nonpublic and confidential or proprietary in nature (including any information any Borrower specifically designates as confidential), except as provided below, and to use such information only in connection with their respective capacities under this Agreement and for the purposes contemplated hereby. The Agent and the Banks shall be permitted to disclose such information
(i) to outside legal counsel, accountants and other professional advisors who need to know such information in connection with the administration and enforcement of this Agreement, subject to agreement of such Persons to maintain the confidentiality, (ii) to assignees and participants as contemplated by
Section 11.12, (iii) to the extent requested by any bank regulatory authority or, with notice to the Borrowers, as otherwise required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement,
(iv) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not known to be subject to confidentiality restrictions, or (v) if any Borrower shall have consented to such disclosure.

11.13.2  Sharing Information With Affiliates of the Banks.
---------------------------------------------------------

                           Each Loan Party acknowledges that from time to time
financial advisory, investment banking and other services may be offered or provided to any Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Bank or by one or more Subsidiaries or Affiliates of such Bank and each of the Loan Parties hereby authorizes each Bank to share any information delivered to such Bank by such Loan Party and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Bank to enter into this Agreement, to any such Subsidiary or Affiliate of such Bank, it being understood that any such Subsidiary or Affiliate of any Bank receiving such information shall be bound by the provisions of Section
11.13.1 as if it were a Bank hereunder. Such authorization shall survive the repayment of the Loans and other Obligations and the termination of the Commitments.

11.14    Counterparts.
                  This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

11.15    Agent's or Bank's Consent.

                  Whenever the Agent's or any Bank's consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, the Agent and each Bank shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral, the payment of money or any other matter.

11.16    Exceptions.

                  The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

11.17    CONSENT TO FORUM; WAIVER OF JURY TRIAL.

                  EACH LOAN PARTY HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE SUPERIOR COURT OF CAMDEN COUNTY, NEW JERSEY AND THE UNITED STATES DISTRICT COURT FOR THE STATE OF NEW JERSEY, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO SUCH LOAN PARTY AT THE ADDRESSES PROVIDED FOR IN SECTION 11.6 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. EACH LOAN PARTY WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE. EACH LOAN PARTY, THE AGENT AND THE BANKS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE COLLATERAL TO THE FULL EXTENT PERMITTED BY LAW.

11.18    Tax Withholding Clause.

                  Each Bank or assignee or participant of a Bank that is not incorporated under the Laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrowers and the Agent two (2) duly completed copies of the following: (i) Internal Revenue Service Form W-9, 4224 or 1001, or other applicable form prescribed by the Internal Revenue Service, certifying that such Bank, assignee or participant is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes, or is subject to such tax at a reduced rate under an applicable tax treaty, or (ii) Internal Revenue Service Form W-8 or other applicable form or a certificate of such Bank, assignee or participant indicating that no such exemption or reduced rate is allowable with respect to such payments. Each Bank, assignee or participant required to deliver to the Borrowers and the Agent a form or certificate pursuant to the preceding sentence shall deliver such form or certificate as follows: (A) each Bank which is a party hereto on the Closing Date shall deliver such form or certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by the Borrowers hereunder for the account of such Bank; (B) each assignee or participant shall deliver such form or certificate at least five (5) Business Days before the effective date of such assignment or participation (unless the Agent in its sole discretion shall permit such assignee or participant to deliver such form or certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by the Agent). Each Bank, assignee or participant which so delivers a Form W-8, W-9, 4224 or 1001 further undertakes to deliver to each of the Borrowers and the Agent two (2) additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrowers or the Agent, either certifying that such Bank, assignee or participant is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes or is subject to such tax at a reduced rate under an applicable tax treaty or stating that no such exemption or reduced rate is allowable. The Agent shall be entitled to withhold United States federal income taxes at the full withholding rate unless the Bank, assignee or participant establishes an exemption or that it is subject to a reduced rate as established pursuant to the above provisions.

11.19    Joinder of Guarantors; New Foreign Subsidiaries.

                  Any Domestic Subsidiary of any Borrower which is required to join this Agreement as a Guarantor pursuant to Section 8.2.9 [Subsidiaries, Partnerships and Joint Ventures] shall execute and deliver to the Agent (i) a Guarantor Joinder in substantially the form attached hereto as Exhibit 1.1(G)(1) pursuant to which it shall join as a Guarantor each of the documents to which the Guarantors are parties; (ii) documents in the forms described in
Section 7.1 [First Loans] modified as appropriate to relate to such Subsidiary; and (iii) documents necessary to grant and perfect Prior Security Interests to the Agent for the benefit of the Banks in all Collateral held by such Subsidiary. The Loan Parties shall deliver such Guarantor Joinder and related documents to the Agent within five (5) Business Days after the date of the filing of such Subsidiary's articles of incorporation if the Subsidiary is a corporation, the date of the filing of its certificate of limited partnership if it is a limited partnership or the date of its organization if it is an entity other than a limited partnership or corporation. Any Foreign Subsidiary of which the lesser of (a) 65% or (b) all of the stock or other ownership interests of such Foreign Subsidiary shall be pledged pursuant to Section 8.2.9 [Subsidiaries, Partnerships and Joint Ventures] shall execute and deliver any necessary documentation required by the Agent to effectuate such pledge.

 ...........................[SIGNATURES APPEAR ON THE NEXT PAGE.]




                                    [SIGNATURE PAGE 1 OF 2 TO CREDIT AGREEMENT]

         IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

ATTEST:                                    METROLOGIC INSTRUMENTS, INC.



/s/Janet H. Knowles                        By: /s/C. H. Knowles
--------------------------                 Name:  C. Harry Knowles
                                           Title: Chief Executive Officer

[Seal]

ATTEST:


                                           ADAPTIVE OPTICS ASSOCIATES, INC.



                                           By: /s/C. H. Knowles
--------------------------                 Name:  C. Harry Knowles
                                           Title: Chief Executive Officer

[Seal]

                                           GUARANTOR:

ATTEST:                                    MTLG INVESTMENTS INC.



                                           By: /s/T.E. MILLS
/s/ Janet H. Knowles                       Name:  Thomas E. Mills IV
                                           Title: Vice President

[Seal]



                                           PNC BANK, NATIONAL ASSOCIATION
                                           Individually and as Agent



                                           By:
                                           Title:




                                    [SIGNATURE PAGE 2 OF 2 TO CREDIT AGREEMENT]

                                           SOVEREIGN BANK



                                             By:
                                             Title:

                                SCHEDULE 1.1(A)

                                  PRICING GRID

------------------------------------------------------------------------------
                Applicable     Revolver Revolving Revolving Term     Term Loan
  Level           Total       Commitment Credit    Credit   Loan       Base
                 Leverage         Fee   Euro-Rate   Base    Euro-      Rate
                  Ratio                  Spread     Rate    Rate      Spread
                                                   Spread  Spread
------------------------------------------------------------------------------
------------------------------------------------------------------------------
               Less than or
    I      equal to 2.0 to 1.0    .25%    2.00%    .500%    2.50%        1.00%
------------------------------------------------------------------------------
------------------------------------------------------------------------------
               Greater than
                2.0 to 1.0        .25%    2.25%    .750%    2.75%        1.25%
   II     but less than or equal
              to 2.25 to 1.0
------------------------------------------------------------------------------
------------------------------------------------------------------------------
               Greater than
               2.25 to 1.0        .375%   2.50%    1.00%    3.00%        1.50%
   III    but less than or equal
              to 2.50 to 1.0
------------------------------------------------------------------------------
------------------------------------------------------------------------------
               Greater than
               2.50 to 1.0         .375%   2.75%   1.25%    3.25%        1.75%
   IV     but less than or equal
               2.75 to 1.0
------------------------------------------------------------------------------
------------------------------------------------------------------------------
               Greater than
               2.75 to 1.0         .375%   3.00%   1.50%    3.50%        2.00%
    V     but less than or equal
              to 3.00 to 1.0
------------------------------------------------------------------------------
------------------------------------------------------------------------------
               Greater than
   VI          3.00 to 1.0         .50%    3.25%    1.75%    3.75%       2.25%
------------------------------------------------------------------------------

         (a) Subject to paragraph (b) below, Applicable Total Leverage Ratio means, at any date, the Total Leverage Ratio as at the last day of the fiscal quarter of the Borrowers most recently ended prior to such date, for which the Borrowers have delivered financial statements pursuant to paragraphs 2 and 3 of
Exhibit 8.3, as the case may be, together with the duly executed compliance certificate required by paragraph 4 of Exhibit 8.3; provided that if the Borrowers shall fail to timely deliver the financial statements required to be delivered by them pursuant to paragraphs 2 and 3 of Exhibit 8.3, as the case may be, together with the duly executed compliance certificate required by paragraph 4 of Exhibit 8.3, the Applicable Total Leverage Ratio for each date from and including the date on which such statements are required to be delivered until the date on which such statements are delivered shall be deemed to be greater than 3.00:1.0.

         (b) It is expressly agreed that through and including the Initial Adjustment Date, the Applicable Total Leverage Ratio for determining the Applicable Margin and the Applicable Revolver Commitment Fee Rate shall be such amount as determined in accordance with the Pricing Grid but in any event not less than the amount set forth in Level V.

                                SCHEDULE 1.1(B)

                 COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES

                                  Page 1 of 2



Part 1 - Commitments of Banks and Addresses for Notices to Banks


                             Amount of      Amount of
                            Commitment     Commitment
                           for Revolving    for Term                Ratable
Bank                       Credit Loans       Loans     Commitment  Share

Name: PNC Bank,
      National Association
Address: 1950 Rt. 70 East
Cherry Hill, NJ  08003
Attention: Denise Viola-Monahan
Telephone (856)489-2972
Telecopy: (856)489-2785   $16,666,666.67  $13,333,333.33 $30,000,000 66.666666
                                                                     6667%

Name: Sovereign Bank
Address: 1660 Beverly Road
Burlington, New Jersey
Attention: Jim Wujcik
Telephone (609)387-2265 ext. 16
Telecopy: (609)387-8286   $ 8,333,333.33  $ 6,666,666.67 $15,000,000 33.333333
                                                                     3333%

         Total            $25,000,000     $20,000,000    $45,000,000
                          ===========     ===========    ===========
                                                                      100%
                                                                      ====

                                SCHEDULE 1.1(B)

                 COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES

                                  Page 2 of 2



Part 2 - Addresses for Notices to Borrowers and Guarantors:


AGENT

Name:          PNC Bank, National Association
Address:       Corporate Banking Division
               1950 East Route 70, 3rd Floor
               Cherry Hill, NJ  08003
Attention:     Denise Monahan
Telephone:     (856) 489-2972
Telecopy:      (856) 489-2785


BORROWERS:

Name:          Metrologic Instruments, Inc.
Address:       90 Coles Road
               Blackwood, NJ  08012
Attention:     Thomas E. Mills IV
Telephone:     (856) 228-8100
Telecopy:      (856) 228-0653


Name:          Adaptive Optics Associates, Inc.
Address:       90 Coles Road
               Blackwood, NJ  08012
Attention:     Thomas E. Mills IV
Telephone:     (856) 228-8100
Telecopy:      (856) 228-0653


GUARANTORS:

Name:          MTLG Investments, Inc.
Address:       90 Coles Road
               Blackwood, NJ  08012
Attention:     Thomas E. Mills IV
Telephone:     (856) 228-8100
Telecopy:      (856) 228-0653

                                  EXHIBIT 2.9

                          LETTER OF CREDIT PROVISIONS

1.       Issuance of Letters of Credit.
         -----------------------------

The Borrowers may request the issuance of a letter of credit (each a "Letter of Credit") on behalf of either Borrower or another Loan Party by delivering to the Agent a completed application and agreement for letters of credit in such form as the Agent may specify from time to time by no later than 10:00 a.m., Cherry Hill, New Jersey time, at least thirty Business Days, or such shorter period as may be agreed to by the Agent, in advance of the proposed date of issuance. Each Letter of Credit shall be either a Standby Letter of Credit or a Commercial Letter of Credit. Subject to the terms and conditions hereof and in reliance on the agreements of the other Banks set forth in this Exhibit 2.9, the Agent will issue a Letter of Credit provided that each Letter of Credit shall (A) have a maximum maturity of twelve months from the date of issuance, and (B) in no event expire later than ten Business Days prior to the Expiration Date and providing that in no event shall (i) the Letters of Credit Outstanding exceed, at any one time, $500,000 (the "Letter of Credit Sublimit") or (ii) the Revolving Facility Usage exceed, at any one time, the Revolving Credit Commitments.


2.       Letter of Credit Fees.
         ---------------------

The Borrowers shall pay (i) to the Agent for the ratable account of the Banks a fee (the "Letter of Credit Fee") at a rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Applicable Margin as set forth in the Pricing Grid below the heading "Revolving Credit Euro-Rate Spread" (based on the most recent compliance certificate), and (ii) to the Agent for its own account a fronting fee equal to 1/8% per annum (computed on the basis of a year of 360 days and actual days elapsed), which fees shall be computed on the daily average Letters of Credit Outstanding and shall be payable quarterly in arrears commencing with the first Business Day of each March, June, September and December following issuance of each Letter of Credit and on the Expiration Date. The Borrowers shall also pay to the Agent for the Agent's sole account the Agent's then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Agent may generally charge or incur from time to time in connection with the issuance, maintenance, modification (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.


3.       Disbursements, Reimbursement.
         ----------------------------

                 (a) Immediately upon the Issuance of each Letter of Credit, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Agent a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Bank's Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

                 (b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Agent will promptly notify the Borrowers. Provided that it shall have received such notice, the Borrowers shall reimburse (such obligation to reimburse the Agent shall sometimes be referred to as a "Reimbursement Obligation") the Agent prior to 12:00 noon, Cherry Hill, New Jersey time on each date that an amount is paid by the Agent under any Letter of Credit (each such date, an "Drawing Date") in an amount equal to the amount so paid by the Agent. In the event the Borrowers fail to reimburse the Agent for the full amount of any drawing under any Letter of Credit by 12:00 noon, Cherry Hill, New Jersey time, on the Drawing Date, the Agent will promptly notify each Bank thereof, and the Borrowers shall be deemed to have requested that Revolving Credit Loans be made by the Banks under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section 7.2 [Each Additional Loan] other than any notice requirements. Any notice given by the Agent pursuant to this Paragraph 3 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                (c) Each Bank shall upon any notice pursuant to Paragraph 3(b) of this Exhibit 2.9 make available to the Agent an amount in immediately available funds equal to its Ratable Share of the amount of the drawing, whereupon the participating Banks shall (subject to Paragraph 2(d) of this Exhibit 2.9) each be deemed to have made a Revolving Credit Loan under the Base Rate Option to the Borrowers in that amount. If any Bank so notified fails to make available to the Agent for the account of the Agent the amount of such Bank's Ratable Share of such amount by no later than 2:00 p.m., Cherry Hill, New Jersey time on the Drawing Date, then interest shall accrue on such Bank's obligation to make such payment, from the Drawing Date to the date on which such Bank makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Loans under the Revolving Credit Base Rate Option on and after the fourth day following the Drawing Date. The Agent will promptly give notice of the occurrence of the Drawing Date, but failure of the Agent to give any such notice on the Drawing Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligation under this Paragraph 3(c).


                (d) With respect to any unreimbursed drawing that is not converted into Revolving Credit Loans under the Base Rate Option to the Borrowers in whole or in part as contemplated by Paragraph 3(b) of this Exhibit 2.9, because of the Borrowers' failure to satisfy the conditions set forth in
Section 7.2 [Each Additional Loan] other than any notice requirements or for any other reason, the Borrowers shall be deemed to have incurred from the Agent a Letter of Credit Borrowing in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option. Each Bank's payment to the Agent pursuant to Paragraph 3(c) shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a Participation Advance from such Bank in satisfaction of its participation obligation under this Paragraph 3.

4.       Repayment of Participation Advances.
         -----------------------------------

                (a) Upon (and only upon) receipt by the Agent for its account of immediately available funds from any Borrower (i) in reimbursement of any payment made by the Agent under the Letter of Credit with respect to which any Bank has made a Participation Advance to the Agent, or (ii) in payment of interest on such a payment made by the Agent under such a Letter of Credit, the Agent will pay to each Bank, in the same funds as those received by the Agent, the amount of such Bank's Ratable Share of such funds, except the Agent shall retain the amount of the Ratable Share of such funds of any Bank that did not make a Participation Advance in respect of such payment by Agent.


                (b) If the Agent is required at any time to return to any Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by any Loan Party to the Agent pursuant to Paragraph 4(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Agent, forthwith return to the Agent the amount of its Ratable Share of any amounts so returned by the Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Agent, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time.


5.       Documentation.
         -------------

Each Loan Party agrees to be bound by the terms of the Agent's application and agreement for letters of credit and the Agent's written regulations and customary practices relating to letters of credit, though such interpretation may be different from the such Loan Party's own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Agent shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party's instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

6.       Determinations to Honor Drawing Requests.
         ----------------------------------------

In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Agent shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.


7.       Nature of Participation and Reimbursement Obligations.
         -----------------------------------------------------

Each Bank's obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Paragraph 3 of this
Exhibit 2.9, as a result of a drawing under a Letter of Credit, and the Obligations of each Borrower to reimburse the Agent upon a draw under a Letter of Credit, shall be joint and several, absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Exhibit
2.9 under all circumstances, including without limitation, the following circumstances: (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Agent, any Borrower or any other Person for any reason whatsoever; the failure of any Loan Party or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Section 2.1 [Revolving Credit Commitments], 2.5 [Revolving Credit Loan Requests], 2.6 [Making Revolving Credit Loans] or 7.2 [Each Additional Loan] or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Banks to make Participation Advances under Paragraph 3 of this Exhibit 2.9; (ii) any lack of validity or enforceability of any Letter of Credit; the existence of any claim, set-off, defense or other right which any Loan Party or any Bank may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), the Agent or any Bank or any other Person or, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; and (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect even if the Agent has been notified thereof.


8.       Indemnity.
         ---------

In addition to amounts payable as provided in Paragraph 5 of Exhibit 10 [Reimbursement of Agent by Borrowers, Etc.], the Borrowers hereby jointly and severally agree to protect, indemnify, pay and save harmless the Agent from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Agent may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of the Agent as determined by a final judgment of a court of competent jurisdiction or (B) subject to the following clause (ii), the wrongful dishonor by the Agent of a proper demand for payment made under any Letter of Credit, or (ii) the failure of the Agent to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").

9.       Liability for Acts and Omissions.
         --------------------------------

As between any Loan Party and the Agent, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Agent shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Agent shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Agent, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the Agent's rights or powers hereunder. Nothing in the preceding sentence shall relieve the Agent from liability for the Agent's gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence.

                                  EXHIBIT 8.3

                             Reporting Requirements


1.       [Intentionally Omitted].

2.       Quarterly Financial Statements.
         ------------------------------

                  As soon as available and in any event within forty-five (45) calendar days after the end of each of the first three fiscal quarters in each fiscal year, financial statements of Metrologic, consisting of a consolidated and consolidating balance sheet as of the end of such fiscal quarter and related consolidated and consolidating statements of income, stockholders' equity and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President or Chief Financial Officer of Metrologic as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.

3.       Annual Financial Statements.
         ---------------------------

                  As soon as available and in any event within one-hundred twenty (120) days after the end of each fiscal year of Metrologic, financial statements of Metrologic consisting of a consolidated and consolidating balance sheet as of the end of such fiscal year, and related consolidated and consolidating statements of income, stockholders' equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing satisfactory to the Agent. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents. The Loan Parties shall deliver with such financial statements and certification by their accountants a letter of such accountants to the Agent and the Banks substantially (i) to the effect that, based upon their ordinary and customary examination of the affairs of Metrologic, performed in connection with the preparation of such consolidated financial statements, and in accordance with generally accepted auditing standards, they are not aware of the existence of any condition or event which constitutes an Event of Default or Potential Default or, if they are aware of such condition or event, stating the nature thereof and confirming Metrologic's calculations with respect to the certificate to be delivered pursuant to paragraph 4 of this
Schedule 8.3 with respect to such financial statements and (ii) to the effect that the Banks are intended to rely upon such accountant's certification of the annual financial statements and that such accountants authorize the Loan Parties to deliver such reports and certificate to the Banks on such accountants' behalf.

4.       Certificate of the Borrowers.
         ----------------------------

                  Concurrently with the financial statements of Metrologic furnished to the Agent and to the Banks pursuant to paragraphs 2 and 3 of this
Exhibit 8.3, a certificate of the Borrowers signed by the Chief Executive Officer, President or Chief Financial Officer of the Borrowers, in the form of
Exhibit 8.3.4, to the effect that, except as described pursuant to paragraph 5 of this Schedule 8.3, (i) the representations and warranties of the Borrowers contained in Section 6 and in the other Loan Documents are true on and as of the date of such certificate with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time), (ii) no Event of Default or Potential Default exists and is continuing on the date of such certificate and (iii) containing calculations in sufficient detail to demonstrate compliance as of the date of such financial statements with all financial covenants contained in Section 8.2 [Negative Covenants]. The certificate delivered with the annual financial statements pursuant to paragraph 3 shall include a determination in reasonable detail of the Excess Cash Flow and the amount of the Mandatory Prepayment of Excess Cash Flow applicable to such fiscal year.


5.       Notice of Default.
         -----------------

                  Promptly after any officer of any Loan Party has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by the Chief Executive Officer, President or Chief Financial Officer of such Loan Party setting forth the details of such Event of Default or Potential Default and the action which the such Loan Party proposes to take with respect thereto.


6        Notice of Litigation.
         --------------------

                  Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party or Subsidiary of any Loan Party which relate to the Collateral, involve a claim or series of claims in excess of $250,000 or which if adversely determined would constitute a Material Adverse Change.

7.       Certain Events.
         --------------

                  Within 30 days of each fiscal quarter end after the Closing Date, a report covering the Borrowers' foreign receivables with a comparison of individual receivables coverage versus actual receivables amounts.


8.       Budgets, Forecasts, Other Reports and Information.
         -------------------------------------------------

                  Promptly upon their becoming available to the Borrowers:

                           (a)      the annual budget and any forecasts or
projections of the Borrowers, to be supplied not later than 30 days prior to commencement of the fiscal year to which any of the foregoing may be applicable,

                           (b)      any reports including management letters
submitted to the Borrowers by independent accountants in connection with any annual, interim or special audit,

                           (c)      any reports, notices or proxy statements
generally distributed by the Borrowers to their stockholders on a date no later than the date supplied to such stockholders,

                           (d)      regular or periodic reports, including
Forms 10-K, 10-Q and 8-K, registration statements and prospectuses, filed by the Borrowers with the Securities and Exchange Commission,

                           (e)      a copy of any order in any proceeding to
which the Borrowers or any of their Subsidiaries is a party issued by any Official Body, and

                           (f)      such other reports and information as any
of the Agent or any of the Banks may from time to time reasonably request. The Borrowers shall also notify the Agent and each of the Banks promptly of the enactment or adoption of any Law which, to its knowledge, may result in a Material Adverse Change.

9.       Notices Regarding Plans and Benefit Arrangements; Certain Events.
         ----------------------------------------------------------------

                  Promptly upon becoming aware of the occurrence thereof, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of:

                           (a)      any Reportable Event with respect to any
Borrower or any other member of the ERISA Group (regardless of whether the obligation to report said Reportable Event to the PBGC has been waived),

                           (b)      any Prohibited Transaction which could
subject any Borrower or any other member of the ERISA Group to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, any Benefit Arrangement or any trust created thereunder,

                           (c)      any written assertion of material
withdrawal liability with respect to any Multiemployer Plan,

                           (d)      any partial or complete withdrawal from a
Multiemployer Plan by any Borrower or any other member of the ERISA Group under Title IV of ERISA (or assertion thereof), where such withdrawal is likely to result in material withdrawal liability,

                           (e)      any cessation of operations (by any
Borrower or any other member of the ERISA Group) at a facility in the circumstances described in Section 4062(e) of ERISA,

                           (f)      withdrawal by any Borrower or any other
member of the ERISA Group from a Multiple Employer Plan,

                           (g)      a failure by any Borrower or any other
member of the ERISA Group to make a payment to a Plan required to avoid imposition of a Lien under Section 302(f) of ERISA,

                           (h)      the adoption of an amendment to a Plan
requiring the provision of security to such Plan pursuant to Section 307 of ERISA, or

                           (i)      any change in the actuarial assumptions or
funding methods used for any Plan, where the effect of such change is to materially increase or materially reduce the unfunded benefit liability or obligation to make periodic contributions.

10.      Notices of Involuntary Termination and Annual Reports

                  Promptly after receipt thereof, copies of (a) all written notices received by any Borrower or any other member of the ERISA Group of the PBGC's intent to terminate any Plan administered or maintained by any Borrower or any member of the ERISA Group, or to have a trustee appointed to administer any such Plan; and (b) at the request of the Agent or any Bank each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by any Borrower or any other member of the ERISA Group, and schedules showing the amounts contributed to each such Plan by or on behalf of any Borrower or any other member of the ERISA Group in which any of their personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by any Borrower or any other member of the ERISA Group with the Internal Revenue Service with respect to each such Plan.

11.      Notice of Voluntary Termination

                  Promptly upon the filing thereof, copies of any Form 5310, or any successor or equivalent form to Form 5310, filed with the PBGC in connection with the termination of any Plan.

                                   Exhibit 10

                                Agent Provisions

1.       Appointment.
         -----------

                 Each Bank hereby irrevocably designates, appoints and authorizes PNC Bank to act as Agent for such Bank under this Agreement and to execute and deliver or accept on behalf of each of the Banks the other Loan Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. PNC Bank agrees to act as the Agent on behalf of the Banks to the extent provided in this Agreement.

2.       Delegation of Duties.
         --------------------

                 The Agent may perform any of its duties hereunder by or through agents or employees (provided such delegation does not constitute a relinquishment of its duties as Agent) and, subject to Paragraphs 5 and 6 of this Exhibit 10, shall be entitled to engage and pay for the advice or services of any attorneys, accountants or other experts concerning all matters pertaining to its duties hereunder and to rely upon any advice so obtained.

3.       Nature of Duties; Independent Credit Investigation.
         --------------------------------------------------

                  The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or otherwise exist. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary or trust relationship in respect of any Bank; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement except as expressly set forth herein. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Each Bank expressly acknowledges (i) that the Agent has not made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of any of the Loan Parties, shall be deemed to constitute any representation or warranty by the Agent to any Bank; (ii) that it has made and will continue to make, without reliance upon the Agent, its own independent investigation of the financial condition and affairs and its own appraisal of the creditworthiness of each of the Loan Parties in connection with this Agreement and the making and continuance of the Loans hereunder; and (iii) except as expressly provided herein, that the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of any Loan or at any time or times thereafter.

4.       Actions in Discretion of Agent; Instructions From the Banks.
         -----------------------------------------------------------

                  The Agent agrees, upon the written request of the Required Banks, to take or refrain from taking any action of the type specified as being within the Agent's rights, powers or discretion herein, provided that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable Law. In the absence of a request by the Required Banks, the Agent shall have authority, in its sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Banks or all of the Banks. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Banks, subject to Paragraph 6 of this Exhibit 10. Subject to the provisions of Paragraph 6, no Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Banks, or in the absence of such instructions, in the absolute discretion of the Agent.

5.       Reimbursement and Indemnification of Agent by the Borrowers.
         -----------------------------------------------------------

                  The Borrowers unconditionally and jointly and severally agree to pay or reimburse the Agent and hold the Agent harmless against (a) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements, including fees and expenses of counsel (including the allocated costs of staff counsel), appraisers and environmental consultants, incurred by the Agent (i) in connection with the development, negotiation, preparation, printing, execution, administration, syndication, interpretation and performance of this Agreement and the other Loan Documents, (ii) relating to any requested amendments, waivers or consents pursuant to the provisions hereof, (iii) in connection with the enforcement of this Agreement or any other Loan Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and
(iv) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, and (b) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that the Borrowers shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Agent's gross negligence or willful misconduct, or if such Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that any such Borrower shall remain liable to the extent such failure to give notice does not result in a loss to such Borrower), or if the same results from a compromise or settlement agreement entered into without the consent of any Borrower, which shall not be unreasonably withheld. In addition, the Borrowers agree to reimburse and pay all reasonable out-of-pocket expenses of the Agent's regular employees and agents engaged periodically to perform audits of the Loan Parties' books, records and business properties.

6.       Exculpatory Provisions; Limitation of Liability.
         -----------------------------------------------

                  Neither the Agent nor any of its directors, officers, employees, agents, attorneys or Affiliates shall (a) be liable to any Bank for any action taken or omitted to be taken by it or them hereunder, or in connection herewith including pursuant to any Loan Document, unless caused by its or their own gross negligence or willful misconduct, (b) be responsible in any manner to any of the Banks for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement or any other Loan Documents or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Agreement or any other Loan Documents, or (c) be under any obligation to any of the Banks to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Loan Parties, or the financial condition of the Loan Parties, or the existence or possible existence of any Event of Default or Potential Default. No claim may be made by any of the Loan Parties, any Bank, the Agent or any of their respective Subsidiaries against the Agent, any Bank or any of their respective directors, officers, employees, agents, attorneys or Affiliates, or any of them, for any special, indirect or consequential damages or, to the fullest extent permitted by Law, for any punitive damages in respect of any claim or cause of action (whether based on contract, tort, statutory liability, or any other ground) based on, arising out of or related to any Loan Document or the transactions contemplated hereby or any act, omission or event occurring in connection therewith, including the negotiation, documentation, administration or collection of the Loans, and each of the Loan Parties, (for itself and on behalf of each of its Subsidiaries), the Agent and each Bank hereby waive, releases and agree never to sue upon any claim for any such damages, whether such claim now exists or hereafter arises and whether or not it is now known or suspected to exist in its favor. Each Bank agrees that, except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder or given to the Agent for the account of or with copies for the Banks, the Agent and each of its directors, officers, employees, agents, attorneys or Affiliates shall not have any duty or responsibility to provide any Bank with an credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Loan Parties which may come into the possession of the Agent or any of its directors, officers, employees, agents, attorneys or Affiliates.

7.       Reimbursement and Indemnification of Agent by Banks.
         ---------------------------------------------------

                  Each Bank agrees to reimburse and indemnify the Agent (to the extent not reimbursed by the Borrowers and without limiting the Obligation of the Borrowers to do so) in proportion to its Ratable Share from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, including attorneys' fees and disbursements (including the allocated costs of staff counsel), and costs of appraisers and environmental consultants, of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (a) if the same results from the Agent's gross negligence or willful misconduct, or (b) if such Bank was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that such Bank shall remain liable to the extent such failure to give notice does not result in a loss to the Bank), or (c) if the same results from a compromise and settlement agreement entered into without the consent of such Bank, which shall not be unreasonably withheld. In addition, each Bank agrees promptly upon demand to reimburse the Agent (to the extent not reimbursed by the Borrowers and without limiting the Obligation of the Borrowers to do so) in proportion to its Ratable Share for all amounts due and payable by the Borrowers to the Agent in connection with the Agent's periodic audit of the Loan Parties' books, records and business properties.

8.       Reliance by Agent.
         -----------------

                  The Agent shall be entitled to rely upon any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon the advice and opinions of counsel and other professional advisers selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

9.       Notice of Default.
         -----------------

                  The Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default unless the Agent has received written notice from a Bank or the Borrowers referring to this Agreement, describing such Potential Default or Event of Default and stating that such notice is a "notice of default."

10.      Notices.
         -------

                  The Agent shall promptly send to each Bank a copy of all notices received from any Borrower pursuant to the provisions of this Agreement or the other Loan Documents promptly upon receipt thereof. The Agent shall promptly notify the Borrowers and the other Banks of each change in the Base Rate and the effective date thereof.

11.      Banks in Their Individual Capacities.
         ------------------------------------

                  With respect to its Revolving Credit Commitment, the Revolving Credit Loans, the Term Loan Commitment and the Term Loan made by it and any other rights and powers given to it as a Bank hereunder or under any of the other Loan Documents, the Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the Agent, and the term "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. PNC Bank and its Affiliates and each of the Banks and their respective Affiliates may, without liability to account, except as prohibited herein, make loans to, accept deposits from, discount drafts for, act as trustee under indentures of, and generally engage in any kind of banking or trust business with, the Loan Parties and their Affiliates, in the case of the Agent, as though it were not acting as Agent hereunder and in the case of each Bank, as though such Bank were not a Bank hereunder. The Banks acknowledge that, pursuant to such activities, the Agent or its Affiliates may (i) receive information regarding the Loan Parties (including information that may be subject to confidentiality obligations in favor of the Loan Parties) and acknowledge that the Agent shall be under no obligation to provide such information to them, and (ii) accept fees and other consideration from the Loan Parties for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

12.      Holders of Notes.
         ----------------

                  The Agent may deem and treat any payee of any Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

13.      Equalization of Banks.
         ---------------------

                  The Banks and the holders of any participations in any Notes agree among themselves that, with respect to all amounts received by any Bank or any such holder for application on any Obligation hereunder or under any Note or under any such participation, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such excess amounts will be shared ratably among the Banks and such holders in proportion to their interests in payments under the Notes, except as otherwise provided in Section 4.4.2, 5.4.2 or 5.6. The Banks or any such holder receiving any such amount shall purchase for cash from each of the other Banks an interest in such Bank's Loans in such amount as shall result in a ratable participation by the Banks and each such holder in the aggregate unpaid amount under the Notes, provided that if all or any portion of such excess amount is thereafter recovered from the Bank or the holder making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by law (including court order) to be paid by the Bank or the holder making such purchase.

14.      Successor Agent.
         ---------------

                  The Agent (i) may resign as Agent or (ii) shall resign if such resignation is requested by the Required Banks (if the Agent is a Bank, the Agent's Loans and its Commitment shall be considered in determining whether the Required Banks have requested such resignation), in either case of (i) or
(ii) by giving not less than thirty (30) days' prior written notice to the Borrowers. If the Agent shall resign under this Agreement, then either (a) the Required Banks shall appoint from among the Banks a successor agent for the Banks, subject to the consent of the Borrowers, such consent not to be unreasonably withheld, or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following the Agent's notice to the Banks of its resignation, then the Agent shall appoint, with the consent of the Borrowers, such consent not to be unreasonably withheld, a successor agent who shall serve as Agent until such time as the Required Banks appoint and the Borrowers consent to the appointment of a successor agent. Upon its appointment pursuant to either clause (a) or (b) above, such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent, effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of any Agent hereunder, the provisions of this Exhibit 10 shall inure to the benefit of such former Agent and such former Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Agent under this Agreement.

15.      Agent's Fee.
         -----------

                  The Borrowers shall pay to the Agent a nonrefundable fee (the "Agent's Fee") under the terms of a letter (the "Agent's Letter") among the Borrowers and Agent, as amended from time to time.

16.      Availability of Funds.
         ---------------------

                  The Agent may assume that each Bank has made or will make the proceeds of a Loan available to the Agent unless the Agent shall have been notified by such Bank on or before the later of (1) the close of Business on the Business Day preceding the Borrowing Date with respect to such Loan or two
(2) hours before the time on which the Agent actually funds the proceeds of such Loan to the Borrowers (whether using its own funds pursuant to this Paragraph 16 or using proceeds deposited with the Agent by the Banks and whether such funding occurs before or after the time on which Banks are required to deposit the proceeds of such Loan with the Agent). The Agent may, in reliance upon such assumption (but shall not be required to), make available to the Borrowers a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover such amount on demand from such Bank (or, if such Bank fails to pay such amount forthwith upon such demand from the Borrowers) together with interest thereon, in respect of each day during the period commencing on the date such amount was made available to the Borrowers and ending on the date the Agent recovers such amount, at a rate per annum equal to (i) the Federal Funds Effective Rate during the first three (3) days after such interest shall begin to accrue and (ii) the applicable interest rate in respect of such Loan after the end of such three-day period.

17       Calculations.
         ------------

                  In the absence of gross negligence or willful misconduct, the Agent shall not be liable for any error in computing the amount payable to any Bank whether in respect of the Loans, fees or any other amounts due to the Banks under this Agreement. In the event an error in computing any amount payable to any Bank is made, the Agent, the Borrowers and each affected Bank shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the Federal Funds Effective Rate.

18.      Beneficiaries.
         -------------

                  Except as expressly provided herein, the provisions of this
Exhibit 10 are solely for the benefit of the Agent and the Banks, and the Loan Parties shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any of the Loan Parties.

EXHIBIT 99.2

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

         NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS SUBORDINATED PROMISORRY NOTE, THE OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN INTERCREDITOR AGREEMENT (THE "INTERCREDITOR AGREEMENT") DATED AS OF JANUARY 8, 2001, AMONG PNC BANK, NATIONAL ASSOCIATION, AS LENDER, UNITED TECHNOLOGIES OPTICAL SYSTEMS, INC., AS SUBORDINATED LENDER, METROLOGIC INSTRUMENTS, INC. AND ADAPTIVE OPTICS ASSOCIATES, INC., AS BORROWERS AND MTLG INVESTMENTS, INC., AS GUARANTOR, TO THE INDEBTEDNESS AND OTHER LIABILITIES OWED BY METROLOGIC INSTRUMENTS, INC., ADAPTIVE OPTICS ASSOCIATES, INC. AND MTLG INVESTMENTS, INC. UNDER AND PURSUANT TO THE Credit Agreement, DATED AS OF JANUARY 8, 2001 (the "Credit Agreement"), AND EACH RELATED "LOAN DOCUMENT" (AS DEFINED THEREIN), AND EACH HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, ACKNOWLEDGES AND AGREEES TO BE BOUND BY THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.


                                  SUBORDINATED
                                PROMISSORY NOTE


January 8, 2001                                                     $5,000,000



         FOR VALUE RECEIVED, MTLG INVESTMENTS, INC., a Delaware corporation (the "Company") having its principal place of business at 90 Coles Road, Blackwood, New Jersey, 08012, promises to pay to UNITED TECHNOLOGIES OPTICAL SYSTEMS, INC. (the "Holder"), with a principal address at c/o Hamilton Standard, 1 Hamilton Road, Windsor Locks, Connecticut, 06096, the principal sum of FIVE MILLION DOLLARS ($5,000,000), together with interest on the aggregate unpaid principal balance at a rate of ten percent (10%) per annum (computed on the basis of a 360-day year) until the principal amount and accrued interest thereon is paid in full.

         Interest shall accrue and be payable quarterly, in arrears, on each March 31, June 30, September 30 and December 31 or, if such date is not a Business Day ("Business Day" shall mean any day except a Saturday, Sunday or other day on which commercial banks in the State of New Jersey are authorized by law or executive order to close), on the next succeeding Business Day, and upon maturity of this Note or any portion hereof, whether by acceleration, prepayment or otherwise. The aggregate principal amount hereunder shall be payable in accordance with the following schedule: (i) $500,000 on March 31, 2002; (ii) $750,000 on December 31, 2002; and (iii) $3,750,000 on December 31,
2003.

         Payment of principal and interest shall be made to Holder in such coin or currency of the United States of America as at that time of payment shall be legal tender for the payment of public and private debtors, at such location designated by Holder to receive direct payment in immediately available funds.

         Capitalized terms used and not defined herein shall have the meanings assigned to them in the Stock Purchase Agreement, dated as of December 22, 2000 (the "Stock Purchase Agreement"), by and among the Holder, Hamilton Sunstrand Corporation, the Company and Metrologic Instruments, Inc. ("Metrologic").

         Subject to the subordination provisions of this Note, the Company shall have the privilege, without penalty, of prepaying all or any part of this Note at any time. All principal prepayments shall be made in the chronological order of the principal installments, and the prepayment of an installment shall not change the due date or change the amount of any other installment due hereunder.

         In the event of the happening of any one or more of the following events, any one of which shall constitute an event of default ("Event of Default"), to wit: (a) default in the payment of principal or interest due hereunder when the same shall be due and payable and such default shall continue for thirty (30) days; (b) default in the payment by the Company of principal or interest on any other debt in excess of $1,000,000; (c) a Change of Control of the Company; (d) any petition in bankruptcy being filed by or against the Company, or any proceedings in bankruptcy, or under any law or statute or jurisdiction relating to the relief of debtors, being commenced for the relief or readjustment of any indebtedness of the Company, either through reorganization, composition, extension, liquidation, dissolution or otherwise, provided that in the case of any petition filed or action commenced against the Company, such petition or proceeding has not been dismissed by a court of competent jurisdiction within 60 days of the institution thereof; (e) the making by the Company of an assignment for the benefit of creditors or the taking advantage by the same of any insolvency law; or (f) the appointment of a receiver, trustee, conservator or liquidator of a material portion of the assets of the Company; then, or at any time after the happening of such Event of Default, the Holder at its option may by written notice to the Company declare the entire then unpaid principal balance of this Note and the interest accrued and unpaid thereon to be immediately due and payable. For purposes of this Note, a "Change of Control" shall mean a merger or consolidation of the Company with or into any other corporation or sale by the Company of all or substantially all of the Company's assets, provided, however, that a Change of Control shall not be deemed to occur in the event of a merger or consolidation of the Company with or into Metrologic, a wholly owned subsidiary of Metrologic or an entity controlled by Metrologic.

         In case any one or more of the Events of Default specified above shall have happened, the Holder may proceed to protect and enforce its rights either by suit in equity and/or by action at law, or by other appropriate proceedings. The Company promises to pay reasonable attorneys' fees and other costs of collection of this Note or any portion thereof, including the costs of suit if suit be instituted upon this Note after it shall become due and payable; provided a court of competent jurisdiction shall determine that an Event of Default has occurred.

         No delay or omission of the Holder to exercise any right hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or of any Event of Default hereunder nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other right.

         This Note is subordinated and junior in the manner described herein to all principal of and premium and interest on indebtedness of the Company arising from the Credit Agreement. Such indebtedness of the Company to which this Note is subordinate and junior is hereinafter referred to as "Senior Debt".

         This Note is issued pursuant to the Stock Purchase Agreement and is guaranteed by Metrologic and the Company (the "Guarantors"), which guaranties are secured by a Security Agreement, dated of even date herewith pursuant to which all of the assets of the Guarantors secure the payment of the principal and interest of this Note.

         In the event of the occurrence of any of the Events of Default described in subclause (d), (e) or (f) above (each a "Proceeding") the Holder shall be entitled to commence and pursue legal proceedings to enforce payment of this Note at any time, but shall not be entitled to receive any payment on account of principal of or interest on this Note until after the holders of the Senior Debt shall have received payment in full of all Senior Debt.

         In the event that this Note is declared due and payable before its expressed maturity for any reason, the Holder shall not be entitled to receive any payment on account of the principal of or interest on this Note, until the holders of the Senior Debt then outstanding shall have received payment in full of the Senior Debt.

         During the continuance of any default in the payment of principal of or interest on any Senior Debt or any other Event of Default under loan agreements related thereto, no payment of principal or interest shall be made by the Company on or with respect to this Note. The Company shall give written notice of such Event of Default to the Holder within two days after such Event of Default occurs or, if applicable, after it receives an Event of Default notice from a holder of Senior Debt.

         The Holder of this Note agrees to execute such additional documents as may be reasonably requested by a holder of Senior Debt and otherwise cooperate to evidence and confirm the foregoing subordination of the Note to Senior Debt.

         The Company hereby waives notice of dishonor, protest and presentment of this Note, and except as set forth herein, any other notice in connection with the delivery, acceptance, performance or default of the Note.

         This Note is not negotiable and may not be sold, assigned or otherwise transferred except by the Holder surrendering this Note to the Company and the Company either (a) reissuing the Note to the transferee or (b) executing a new promissory note naming the transferee as payee; provided, however, that the Holder may assign this Note to any Affiliate of the Holder, without prior notice to or consent of the Company, so long as the Company is provided written notice of any such assignment, including the identity of the assignee, with thirty (30) days after the date of any such assignment hereof.

         This Note shall take effect as a sealed instrument and shall be governed by the laws of the State of New Jersey.


                                          MTLG INVESTMENTS, INC.



                                           By: /s/Thomas E. Mills IV
                                               -------------------------------
                                               Name:  Thomas E. Mills IV
                                               Title: Vice President

EXHIBIT 99.3

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

         NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS SUBORDINATED PROMISSORY NOTE, THE OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN INTERCREDITOR AGREEMENT (THE "INTERCREDITOR AGREEMENT") DATED AS OF JANUARY 8, 2001, AMONG PNC BANK, NATIONAL ASSOCIATION, AS LENDER, UNITED TECHNOLOGIES OPTICAL SYSTEMS, INC., AS SUBORDINATED LENDER, METROLOGIC INSTRUMENTS, INC. AND ADAPTIVE OPTICS ASSOCIATES, INC., AS BORROWERS AND MTLG INVESTMENTS, INC., AS GUARANTOR, TO THE INDEBTEDNESS AND OTHER LIABILITIES OWED BY METROLOGIC INSTRUMENTS, INC., ADAPTIVE OPTICS ASSOCIATES, INC. AND MTLG INVESTMENTS, INC. UNDER AND PURSUANT TO THE Credit Agreement, DATED AS OF JANUARY 8, 2001 (the "Credit Agreement"), AND EACH RELATED "LOAN DOCUMENT" (AS DEFINED THEREIN), AND EACH HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, ACKNOWLEDGES AND AGREEES TO BE BOUND BY THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.


                                  SUBORDINATED
                                PROMISSORY NOTE


January 8, 2001                                                   $6,000,000



         FOR VALUE RECEIVED, MTLG INVESTMENTS, INC., a Delaware corporation (the "Company") having its principal place of business at 90 Coles Road, Blackwood, New Jersey, 08012, promises to pay to UNITED TECHNOLOGIES OPTICAL SYSTEMS, INC. (the "Holder"), with a principal address at c/o Hamilton Standard, 1 Hamilton Road, Windsor Locks, Connecticut, 06096, the principal sum of SIX MILLION DOLLARS ($6,000,000), together with interest on the aggregate unpaid principal balance at a rate of ten percent (10%) per annum (computed on the basis of a 360-day year) until the principal amount and accrued interest thereon is paid in full.

         Interest shall accrue and be payable quarterly, in arrears, on each March 31, June 30, September 30 and December 31 or, if such date is not a Business Day ("Business Day" shall mean any day except a Saturday, Sunday or other day on which commercial banks in the State of New Jersey are authorized by law or executive order to close), on the next succeeding Business Day, and upon maturity of this Note or any portion hereof, whether by acceleration, prepayment or otherwise. The aggregate principal amount hereunder shall be payable in accordance with the following schedule: (i) $3,500,000 on March 31, 2002 and (ii) $2,500,000 on December 31, 2003.

         Payment of principal and interest shall be made to Holder in such coin or currency of the United States of America as at that time of payment shall be legal tender for the payment of public and private debtors, at such location designated by Holder to receive direct payment in immediately available funds.

         Capitalized terms used and not defined herein shall have the meanings assigned to them in the Stock Purchase Agreement, dated as of December 22, 2000 (the "Stock Purchase Agreement"), by and among the Holder, Hamilton Sunstrand Corporation, the Company and Metrologic Instruments, Inc. ("Metrologic").

         Subject to the subordination provisions of this Note, the Company shall have the privilege, without penalty, of prepaying all or any part of this Note at any time. All principal prepayments shall be made in the chronological order of the principal installments, and the prepayment of an installment shall not change the due date or change the amount of any other installment due hereunder.

         In the event of the happening of any one or more of the following events, any one of which shall constitute an event of default ("Event of Default"), to wit: (a) default in the payment of principal or interest due hereunder when the same shall be due and payable and such default shall continue for thirty (30) days; (b) default in the payment by the Company of principal or interest on any other debt in excess of $1,000,000; (c) a Change of Control of the Company; (d) any petition in bankruptcy being filed by or against the Company, or any proceedings in bankruptcy, or under any law or statute or jurisdiction relating to the relief of debtors, being commenced for the relief or readjustment of any indebtedness of the Company, either through reorganization, composition, extension, liquidation, dissolution or otherwise, provided that in the case of any petition filed or action commenced against the Company, such petition or proceeding has not been dismissed by a court of competent jurisdiction within 60 days of the institution thereof; (e) the making by the Company of an assignment for the benefit of creditors or the taking advantage by the same of any insolvency law; or (f) the appointment of a receiver, trustee, conservator or liquidator of a material portion of the assets of the Company; then, or at any time after the happening of such Event of Default, the Holder at its option may by written notice to the Company declare the entire then unpaid principal balance of this Note and the interest accrued and unpaid thereon to be immediately due and payable. For purposes of this Note, a "Change of Control" shall mean a merger or consolidation of the Company with or into any other corporation or sale by the Company of all or substantially all of the Company's assets, provided, however, that a Change of Control shall not be deemed to occur in the event of a merger or consolidation of the Company with or into Metrologic, a wholly owned subsidiary of Metrologic or an entity controlled by Metrologic.

         In case any one or more of the Events of Default specified above shall have happened, the Holder may proceed to protect and enforce its rights either by suit in equity and/or by action at law, or by other appropriate proceedings. The Company promises to pay reasonable attorneys' fees and other costs of collection of this Note or any portion thereof, including the costs of suit if suit be instituted upon this Note after it shall become due and payable; provided a court of competent jurisdiction shall determine that an Event of Default has occurred.

         No delay or omission of the Holder to exercise any right hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or of any Event of Default hereunder nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other right.

         This Note is subordinated and junior in the manner described herein to all principal of and premium and interest on indebtedness of the Company arising from the Credit Agreement. Such indebtedness of the Company to which this Note is subordinate and junior is hereinafter referred to as "Senior Debt".

         This Note is issued pursuant to the Stock Purchase Agreement and is guaranteed by Metrologic and the Company (the "Guarantors"), which guaranties are secured by a Security Agreement, dated of even date herewith pursuant to which all of the assets of the Guarantors secure the payment of the principal and interest of this Note.

         In the event of the occurrence of any of the Events of Default described in subclause (d), (e) or (f) above (each a "Proceeding") the Holder shall be entitled to commence and pursue legal proceedings to enforce payment of this Note at any time, but shall not be entitled to receive any payment on account of principal of or interest on this Note until after the holders of the Senior Debt shall have received payment in full of all Senior Debt.

         In the event that this Note is declared due and payable before its expressed maturity for any reason, the Holder shall not be entitled to receive any payment on account of the principal of or interest on this Note, until the holders of the Senior Debt then outstanding shall have received payment in full of the Senior Debt.

         During the continuance of any default in the payment of principal of or interest on any Senior Debt or any other Event of Default under loan agreements related thereto, no payment of principal or interest shall be made by the Company on or with respect to this Note. The Company shall give written notice of such Event of Default to the Holder within two days after such Event of Default occurs or, if applicable, after it receives an Event of Default notice from a holder of Senior Debt.

         The Holder of this Note agrees to execute such additional documents as may be reasonably requested by a holder of Senior Debt and otherwise cooperate to evidence and confirm the foregoing subordination of the Note to Senior Debt.

         The Company hereby waives notice of dishonor, protest and presentment of this Note, and except as set forth herein, any other notice in connection with the delivery, acceptance, performance or default of the Note.

         This Note is not negotiable and may not be sold, assigned or otherwise transferred except by the Holder surrendering this Note to the Company and the Company either (a) reissuing the Note to the transferee or (b) executing a new promissory note naming the transferee as payee; provided, however, that the Holder may assign this Note to any Affiliate of the Holder, without prior notice to or consent of the Company, so long as the Company is provided written notice of any such assignment, including the identity of the assignee, with thirty (30) days after the date of any such assignment hereof.

         This Note shall take effect as a sealed instrument and shall be governed by the laws of the State of New Jersey.


                                        MTLG INVESTMENTS, INC.



                                         By:/s/ Thomas E. Mills IV
                                            ---------------------------
                                            Name:   Thomas E. Mills IV
                                            Title:  Vice President

EXHIBIT 99.4

This Instrument prepared by,
and after recording return to
Kevin J. Silverang, Esquire
Buchanan Ingersoll Professional Corporation
Eleven Penn Center, 14th Floor
1835 Market Street
Philadelphia, PA 19103

-------------------------------
Kevin J. Silverang, Esquire


                         SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT

         THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT ("Agreement") is made as of the ___ day of January, 2001, by and among PNC Bank, National Association, a national banking association, as Agent, having an office at 1950 East Route 70, Cherry Hill, New Jersey 08003 ("Agent"), C. Harry Knowles, an individual residing at 425 East Linden Street, Morrestown, New Jersey 08057 ("Harry") and Janet Knowles, an individual residing at 425 East Linden Street, Morrestown New Jersey 08057 ("Janet") (Harry and Janet collectively referred to herein as the "Landlord"), and Metrologic Instruments, Inc., a New Jersey corporation, having an office at 90 Coles Road, Blackwood, New jersey 08012 (the "Tenant").

                                  WITNESSETH:

         WHEREAS, the Agent, on behalf of certain banks (the "Banks"), is the holder of certain promissory notes (collectively, the "Note") of Tenant and Adaptive Optics Associates, Inc.. ("AOA") secured, inter alia, by a Mortgage and Security Agreement granted by Landlord to the Agent (such Mortgage and Security Agreement and all amendments, renewals, modifications, replacements, increases, supplements, consolidations and extensions thereof being hereinafter collectively referred to as the "Mortgage") upon the real property and the improvements thereon described in Exhibit A hereto (collectively, the "Property"); and

         WHEREAS, Landlord and Tenant have entered into that certain lease agreement, dated as of April 1, 1994 and amended as of March 21, 2000 (the "Lease"), with respect to certain premises (the "Premises") which are part of the Property; and

         WHEREAS, pursuant to the Mortgage and documents related thereto, Landlord has assigned, inter alia, all of its right, title and interest in the Lease and the rents payable thereunder to the Agent, on behalf of the Banks, as collateral security for the performance of its obligations under the Note, Mortgage and documents related thereto.

         NOW, THEREFORE, intending to be legally bound hereby, in consideration of the mutual promises and covenants of the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do mutually covenant and agree as follows:

1. The Lease is and shall at all times hereafter be subject and subordinate in all respects to the Mortgage and, unless the holders thereof shall otherwise elect, to all future mortgages, deeds of trust and security instruments of the type referred to in paragraph 13 hereof. Such subordination shall be effective as though the Lease shall have been executed after the execution of the Mortgage and such other mortgages, deeds of trust and security instruments and the due and proper recordation thereof in all appropriate offices and indexes.

2. If Landlord shall default in any of Landlord's obligations under the Lease, then Tenant shall give prompt written notice thereof to the Agent. In addition, notwithstanding any provision in the Lease to the contrary, all notices to Landlord relating to any such default shall be given contemporaneously to the Agent in writing and any grace period which may be provided to Landlord under the Lease shall not be deemed to have commenced until the Agent shall also have received such notice. Tenant shall take no action as a result of such default and shall continue to perform all terms of the Lease as though such default shall not have occurred, until the applicable grace period provided to the Agent in this paragraph 2 shall have expired. The Agent shall have the right to cure any default by Landlord under the Lease until the later of (i) sixty (60) days after the expiration of any grace period available to Landlord under the Lease, or (ii) ninety (90) days after the Agent shall have received written notice from Tenant of such default, provided that, if such default is not capable of being cured by the Agent within such period, the Agent shall have such additional period of time as may be required within which to cure such default so long as the Agent diligently proceeds with efforts to cure such default. The Agent shall have the right, but not the obligation, to remedy or cure such default, and in no event shall this Agreement be construed as expanding the rights or remedies of Tenant upon the occurrence of a default under the Lease.

3. So long as Tenant is not in default, after any applicable cure periods, in the payment of rent, additional rent or other sums or charges now or hereafter payable under the Lease (collectively, the "Rent") or in the performance of any of the terms, covenants or conditions of the Lease, then (a) Tenant's possession of the Premises and its rights and privileges under the Lease shall not be diminished, terminated or interfered with by the Agent in its exercise of any of Agent's rights under the Mortgage, (b) subject to the other provisions of this Agreement, Tenant shall not, solely by reason of foreclosure of the Mortgage, acceptance of a deed in lieu of foreclosure or the exercise of any remedy provided in the Mortgage, be disturbed in Tenant's possession or occupancy of the Premises during the term of the Lease or any extension thereof set forth in the Lease.

4. If the Agent, prior to its acquisition of Landlord's title to the Property, shall at any time exercise a right to receive the Rent, the Agent shall not thereby become obligated to Tenant for the performance of any of the terms, covenants, conditions or agreements of Landlord under the Lease. Landlord and Tenant agree with the Agent that Tenant shall pay the Rent directly to the Agent upon Tenant's receipt of written notice from the Agent of a default under the Note, Mortgage or documents related thereto beyond any applicable notice and grace period and the exercise of Agent's rights under the Note, Mortgage or the documents related thereto Landlord hereby irrevocably authorizes and directs Tenant to make all such payments to the Agent.

5. Tenant shall attorn to and recognize as Tenant's landlord any purchaser at a foreclosure or judicial sale relating to the Mortgage or debt secured thereby or any transferee by deed or assignment in lieu thereof (a "Successor Landlord"). Without further evidence of such attornment and recognition, Tenant shall be bound by and comply with all the terms, provisions, covenants and obligations contained in the Lease on its part to be performed. From and after such attornment, except as expressly provided in this Agreement, including without limitation this Section 5 and Section 8, the Successor Landlord shall, with respect to the period that it is landlord under the Lease, be bound to Tenant under all of the then executory terms, covenants and conditions of the Lease. Notwithstanding anything to the contrary contained in this Agreement or any other instrument (including, without limitation, the Lease), no Successor Landlord or its successors or assigns shall have any obligation whatsoever to complete any improvements or any work or restoration otherwise to be performed under the Lease or to reimburse or otherwise credit Tenant or any other party for any costs thereof.

6. Landlord and Tenant shall not amend, modify or supplement the Lease or terminate the Lease or extend the term thereof, and Landlord shall not waive any rights thereunder or grant any approval or consent under the Lease without the written consent of the Agent. Any such attempted or purported amendment, modification, supplement, termination, waiver, consent or approval without such consent shall be void and of no effect, unless Agent may otherwise expressly elect in writing.

7. Notwithstanding any provision of the Lease to the contrary, no notice by Tenant to Landlord under the Lease shall be deemed effectively given to Landlord, unless and until Tenant shall also have given the same such notice (including all documents accompanying or required to accompany the same) to the Agent in accordance with paragraph 12 below.

8. In addition to, and not in lieu of all the provisions of this Agreement, neither Agent nor any Successor Landlord nor any of their respective successors or assigns shall in any way or to any extent:

     (a) be liable for any act or omission of any prior landlord (including Landlord) in contravention of any provision of the Lease, whether or not the same be continuing; or

     (b) be subject to any offsets, claims or defenses which Tenant might have against any prior landlord (including Landlord); or

     (c) be bound by any Rent which Tenant might have paid for more than thirty
(30) days in advance to any prior landlord (including Landlord); or

     (d) be in any way responsible for any deposit or security which was or shall have been delivered to any prior landlord (including Landlord) but which was not or shall not have been subsequently delivered to Agent or other Successor Landlord, as the case may be.

In any such event, Tenant shall nonetheless continue to observe and perform all terms, covenants and provisions of the Lease on its part to be performed.

9. In the event of a default under the Lease by any Successor Landlord or by any of its successors or assigns, Tenant shall have no recourse to any assets of such Successor Landlord or of its successors or assigns.

10. Tenant, in order to induce the Agent, on behalf of the Banks, to enter into this Agreement, hereby certifies, represents and warrants that:

     (a) Exhibit B is a full, true and complete copy of the Lease;


     (b) The Lease is in full force and effect and has not been modified or amended (except as may be herein set forth), and no option, if any, to extend the term of the Lease or to expand or contract the area of the Premises has been exercised;

     (c) Tenant has not assigned its interest in the Lease or sublet any of the Premises (except as may be herein set forth);

     (d) Tenant has accepted possession of the Premises and acknowledges that all alterations and improvements to be made on the part of Landlord have been completed to Tenant's satisfaction. All other inducements provided by Landlord to Tenant with respect to the Lease have been fulfilled, except as expressly indicated by the terms of the Lease or as may be herein set forth;

     (e) To the best of Tenant's knowledge and belief, Landlord is not in default under any of Landlord's obligations under the Lease;

     (f) As of the date hereof, Tenant has no right of offset or defense against any Rent or other obligation under the Lease;

     (g) The Lease was duly authorized by Tenant and constitutes the valid and binding obligation of Tenant enforceable in accordance with its provisions;

     (h) Tenant has not prepaid any Rent under the Lease other than for the current month.

11. Tenant agrees to execute such other documents as the Agent may deem necessary to subordinate the Lease to the lien of the Mortgage and to confirm the other matters contained herein. Tenant further agrees with the Agent that so long as the Mortgage is in effect Tenant will not voluntarily subordinate the Lease to any lien or encumbrance without the Agent's written consent.

12. All notices, demands or requests, and responses thereto, required or permitted to be given pursuant to this Agreement shall be in writing and shall be sent by certified or registered mail, postage prepaid, return receipt requested, or delivered by hand or overnight courier with receipt obtained, and addressed to the party at the address set forth above or at such other place as such party or successor or assign may from time to time designate in a notice to the other parties. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been given shall constitute receipt of the notice, demand or request sent.

13. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, successors and assigns. Landlord and Tenant acknowledge and agree that, at the election of any subsequent mortgagee, beneficiary of a deed of trust or holder of other security instrument with respect to the Property or any part thereof the proceeds of whose loan are used in whole or in part to refinance the Loan, this Agreement shall also inure to the benefit of such mortgagee, beneficiary or holder. In such event, all references herein to Agent shall also refer to such mortgagee, beneficiary or holder, and all references to the Mortgage shall also refer to such mortgage, deed of trust or security instrument. Landlord and Tenant agree to execute such documents as any such mortgagee, beneficiary or holder may reasonably request to confirm the provisions of this Agreement.

14. This Agreement may not be changed, amended or modified in any manner other than by an agreement in writing specifically referring to this Agreement and executed by the parties hereto.

15. This Agreement may be executed in counterparts. If any provision of this Agreement shall be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

16. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


ATTEST/WITNESS:                     PNC BANK, NATIONAL ASSOCIATION,
                                    as Agent


__________________________          By:___________________________________
Title:                              Title:

                                    METROLOGIC INSTRUMENTS, INC.,
                                    a New Jersey corporation

Attest: /s/Janet H. Knowles         By:/s/C.H. Knowles
Title:  Vice President              Title: Chief Executive officer
        Administration



Witness: /s/Joseph W. LaBarge        /s/C.H. Knowles
                                        C. Harry Knowles


Witness: /s/Joseph W. LaBarge        /s/Janet Knowles
                                        Janet Knowles

STATE OF NEW JERSEY

COUNTY OF _________________________


         On this _______ day of January, 2001, before me, a notary public, personally appeared C. Harry Knowles, who acknowledged himself to be the person who executed the foregoing instrument for the purposes therein contained by signing his name by himself.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.




                                                     Notary Public

My commission expires:


STATE OF NEW JERSEY

COUNTY OF _________________________


         On this _______ day of January, 2001, before me, a notary public, personally appeared Janet Knowles, who acknowledged herself to be the person who executed the foregoing instrument for the purposes therein contained by signing her name by herself.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.




                                                     Notary Public

My commission expires:







STATE OF _____________                               :
                                                              : ss.
COUNTY OF_________________                  :


                  On the ____ day of January, 2001, before me, the subscriber, a Notary Public in and for the State and County aforesaid, personally appeared _____________________, who acknowledged himself/herself to be the
_______________ of Metrologic Instruments, Inc., a ________________________,
and that he/she, being authorized to do so, executed the foregoing document for the purposes therein contained by signing the name of the corporation by himself/herself as such officer.

                  WITNESS my hand and seal the day and year aforesaid.

[NOTARIAL SEAL]                             ______________________________
                                                                  Notary Public

                             My Commission Expires:

STATE OF _______________________                              :
                                                              : ss.
COUNTY OF_________________                  :


                  On the ____ day of January, 2001, before me, the subscriber, a Notary Public in and for the State and County aforesaid, personally appeared _____________________, who acknowledged himself/herself to be a Vice President of PNC Bank, National Association, a national banking association, and that he/she, being authorized to do so, executed the foregoing document for the purposes therein contained by signing the name of the bank by himself/herself as such officer.

                  WITNESS my hand and seal the day and year aforesaid.


[NOTARIAL SEAL]                             ______________________________
                                                                  Notary Public

My Commission Expires:

                                   EXHIBIT A

                               Legal Description





                                   EXHIBIT B

                                     Lease

EXHIBIT 99.5
                               SECURITY AGREEMENT


         THIS SECURITY AGREEMENT (the "Agreement"), dated as of January 8, 2001, is entered into by and among METROLOGIC INSTRUMENTS, INC., a New Jersey corporation ("Metrologic"), ADAPTIVE OPTICS ASSOCIATES, INC., a Delaware corporation ("AOA", together with Metrologic hereinafter referred to individually as a "Borrower" and together as the "Borrowers"), and Harry Knowles and Janet Knowles, individuals residing at ______________, New Jersey (together, the "Secured Party").

                                WITNESSETH THAT:

         WHEREAS, the Borrowers are (or will be with respect to after-acquired property) the legal and beneficial owners and the holders of the Collateral (as defined in Section 1 hereof); and

         WHEREAS, pursuant to that certain Credit Agreement (as it may hereafter from time to time be restated, amended, modified or supplemented, the "Agreement"), dated as of the date hereof, by and among the Borrowers, MTLG Investments, Inc., a Delaware corporation, PNC Bank, National Association, as agent, and the Banks a party thereto, the Banks have agreed to make loans to the Borrowers, subject to the condition precedent that the Secured Party enter into, among other things, a Guaranty and Suretyship Agreement (the "Guaranty") with respect to the Guarantied Obligations defined therein, a mortgage and an assignment of rents (collectively, the "Guarantor Documents"), in each case, in favor of the Agent; and

         WHEREAS, the Borrowers hereby secure their obligations to reimburse the Secured Party for any payment or other action required to be taken by the Secured Party under the Guarantor Documents in the manner set forth herein.

         NOW, THEREFORE, intending to be legally bound hereby, the parties hereto covenant and agree as follows:

         1. Terms which are defined in that certain Agreement and not otherwise defined herein are used herein as defined therein. The following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

                  (a) "Code" means the Uniform Commercial Code of each state as in effect on the date hereof and as the same may subsequently be amended from time to time, the substantive provisions of which are applicable to any of the property of any Borrower in which the Secured Party is granted a security interest pursuant to this Security Agreement.

                  (b) "Collateral" means all of any Borrower's right, title and interest in, to and under the following described property of such Borrower (each capitalized term used in this Section 1(b) shall have in this Security Agreement the meaning given to it by Article 9 of the Code as in effect in (i) New Jersey in the case of Metrologic, and (ii) Massachusetts in the case of
AOA):

                           (i)      all now existing and hereafter acquired and
arising Accounts, General Intangibles, Chattel Paper, Documents, Instruments, Investment Property, Letters of Credit, advances of credit, Equipment, and Inventory, all Products of and Accessions to the foregoing and all Proceeds of all of the foregoing (including without limitation all insurance policies and proceeds thereof);

                           (ii)     to the extent, if any, not included in
clause (i) above, each and every other item of personal property and fixtures, both those that are now owned and those that hereafter arise or are acquired, regardless of whether Article 9 of the code is applicable to any extent to the creation, perfection or enforcement of Liens thereon or therein.

Without limiting the foregoing, Collateral includes all business records and information, including computer tapes and other storage media containing the same and computer programs and software (including without limitation, source code, object code and related manuals and documentation and all licenses to use such software) for accessing and manipulating such information.

         (c) "Receivables" means all of the Collateral except Equipment and Inventory.

         2. Each Borrower agrees to reimburse the Secured Party for any payment or other loss, charge or expense of the Secured Party under the Guarantied Obligations (the "Debt"). As security for the due and punctual payment and performance of the Debt in full, each Borrower hereby agrees that the Secured Party shall have, and each Borrower hereby grants to and creates in favor of the Secured Party a security interest under the Code in and to the Collateral subject only to Permitted Liens. Without limiting the generality of Section 4 below, each Borrower further agrees that with respect to each item of Collateral as to which (i) the creation of a valid and enforceable security interest is not governed exclusively by the Code or (ii) the perfection of a valid and enforceable security interest therein under the Code cannot be accomplished either by the Secured Party taking possession thereof or by the filing in appropriate locations of appropriate Code financing statements executed by such Borrower, such Borrower will at its expense execute and deliver to the Secured Party such documents, agreements, notices, assignments and instruments and take such further actions as may be reasonably requested by the Secured Party from time to time for the purpose of creating a valid Lien on such item, subject only to Permitted Liens, enforceable against such Borrower to secure the repayment obligations described herein.

         3. Each Borrower represents and warrants to the Secured Party that (a) the Borrowers have good and marketable title to the Collateral, (b) except for the security interest granted to and created in favor of the Secured Party hereunder and Permitted Liens, all the Collateral is free and clear of any Lien (except for any other encumbrances under foreign Laws), (c) each Borrower will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein (except with respect to Permitted Liens), (d) each Account and General Intangible is genuine and enforceable in accordance with its terms and such Borrower will defend the same against all claims, demands, setoffs and counterclaims at any time asserted, and (e) at the time any Account or General Intangible become subject to this Security Agreement, such Account or General Intangible will be a good and valid Account representing a bona fide sale of goods or services by such Borrower and such goods will have been shipped to the respective account Borrowers or the services will have been performed for the respective account Borrowers, and no such Account or General Intangible will be subject to any claim for credit, allowance or adjustment by any account Borrower or any setoff, defense or counterclaim.

         4. Each Borrower will faithfully preserve and protect the Secured Party's security interest in the Collateral as a valid security interest under the Code, except for Permitted Liens, and will do all such other acts and things and will, upon reasonable request therefor by the Secured Party, execute, deliver, file and record all such other documents and instruments, including, without limitation, financing statements, security agreements, assignments and documents and powers of attorney with respect to the Collateral, and pay all filing fees and taxes related thereto, as the Secured Party in its reasonable discretion may deem necessary or advisable from time to time in order to attach, continue, preserve, perfect and protect said security interest; and each Borrower hereby irrevocably appoints the Secured Party, its officers, employees and Secured Parties, or any of them, as attorneys-in-fact for such Borrower to execute, deliver, file and record such items for such Borrower and in such Borrower's name, place and stead. This power of attorney, being coupled with an interest, shall be irrevocable for the life of this Security Agreement.

         5. Each Borrower covenants and agrees that, except as permitted i n the Credit Agreement:

                  (a) it will defend the Secured Party's right, title and security interest in and to the Collateral and the proceeds thereof against the claims and demands of all Persons whomsoever (except in connection with Permitted Liens), other than any Person claiming a right in the Collateral pursuant to an agreement between such Person and the Secured Party;

                  (b) it will not suffer or permit to exist on any Collateral any Lien except for Permitted Liens and other encumbrances under foreign Laws;

                  (c) it will not take or omit to take any action, the taking or the omission of which might result in a material alteration or impairment of the Collateral or of the Secured Party's rights under this Security Agreement;

                  (d) it will not sell, assign or otherwise dispose of any portion of the Collateral except as permitted in the Credit Agreement;

                  (e) it will (i) obtain and maintain sole and exclusive possession of the Collateral, (ii) keep the Collateral and all records pertaining thereto at the locations specified on the Security Interest Data Summary attached as Schedule A hereto, unless it shall have given the Secured Party prior notice and taken any action reasonably requested by the Secured Party to maintain its security interest therein, (iii) notify the Secured Party if an Account becomes evidenced or secured by an Instrument or Chattel Paper and deliver to the Secured Party upon the Secured Party's request therefor all Collateral consisting of Chattel Paper immediately upon such Borrower's receipt of a request therefor, and (iv) keep materially accurate and complete books and records concerning the Collateral; and

                  (f) it will promptly furnish to the Secured Party such information and documents relating to the Collateral as the Secured Party may reasonably request, including, without limitation, all invoices, Documents, contracts, Chattel Paper, Instruments and other writings pertaining to such Borrower's contracts or the performance thereof, all of the foregoing to be certified upon request of the Secured Party by an authorized officer of such Borrower; and

                  (g) it shall immediately notify the Secured Party if any account arises out of contracts with the United States or any department, agency or instrumentality thereof, and will execute any instruments and take any steps required by the Secured Party so that all monies due under such contract shall be assigned to the Secured Party and notice of the assignment given to and acknowledged by the appropriate government agency or authority under the Federal Assignment of Claims Act.

         6. Each Borrower assumes full responsibility for taking any and all necessary steps to preserve the Secured Party's rights with respect to the Collateral against all Persons other than anyone asserting rights in respect of a Permitted Lien. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Secured Party takes such action for that purpose as such Borrower shall request in writing, provided that such requested action will not, in the judgment of the Secured Party, impair the security interest in the Collateral created hereby or the Secured Party's rights in, or the value of, the Collateral, and provided further that such written request is received by the Secured Party in sufficient time to permit the Secured Party to take the requested action.

         7. (a) At any time and from time to time whether or not an Event of Default then exists and without prior notice to or consent of any Borrower, the Secured Party may at its option take such actions as the Secured Party reasonably deems appropriate (i) to attach, perfect, continue, preserve and protect the Secured Party's security interest in the Collateral, and/or (ii) to inspect, audit and verify the Collateral, including reviewing all of such Borrower's books and records and copying and making excerpts therefrom, provided that prior to an Event of Default or a Potential Default, the same is done with advance notice during normal business hours to the extent access to such Borrower's premises is required;

                  (b) At any time and from time to time that an Event of Default exists and is continuing and without prior notice to or consent of any Borrower, the Secured Party may at its option take such action as the Secured Party deems appropriate (i) to maintain, repair, protect and insure the Collateral, and/or (ii) to perform, keep, observe and render true and correct any and all covenants, agreements, representations and warranties of any Borrower hereunder, and (iii) to add all liabilities, obligations, costs and expenses reasonably incurred in connection with the foregoing clauses (i) and
(ii) to the Debt, to be paid by any Borrower to the Secured Party upon demand.

         8. When there exists any Event of Default that is continuing under the Agreement:

                  (a) The Secured Party shall have and may exercise all the rights and remedies available to a secured party under the Code in effect at the time, and such other rights and remedies as may be provided by Law and as set forth below, including without limitation to take over and collect all of any Borrower's Receivables and all other Collateral, and to this end each Borrower hereby appoints the Secured Party, its officers, employees and Secured Parties, as its irrevocable, true and lawful attorneys-in-fact with all necessary power and authority to (i) take possession immediately, with or without notice, demand, or legal process, of any of or all of the Collateral wherever found, and for such purposes, enter upon any premises upon which the Collateral may be found and remove the Collateral therefrom, (ii) require any Borrower to assemble the Collateral and deliver it to the Secured Party or to any place designated by the Secured Party at such Borrower's expense, (iii) receive, open and dispose of all mail addressed to any Borrower and notify postal authorities to change the address for delivery thereof to such address as the Secured Party may designate, (iv) demand payment of the Receivables, (v) enforce payment of the Receivables by legal proceedings or otherwise, (vi) exercise all of any Borrower's rights and remedies with respect to the collection of the Receivables, (vii) settle, adjust, compromise, extend or renew the Receivables, (viii) settle, adjust or compromise any legal proceedings brought to collect the Receivables, (ix) to the extent permitted by applicable Law, sell or assign the Receivables upon such terms, for such amounts and at such time or times as the Secured Party deems advisable, (x) discharge and release the Receivables, (xi) take control, in any manner, of any item of payment or proceeds from any account Borrower, (xii) prepare, file and sign any Borrower's name on any Proof of Claim in Bankruptcy or similar document against any account Borrower, (xiii) prepare, file and sign any Borrower's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (xiv) do all acts and things necessary, in the Secured Party's sole discretion, to fulfill any Borrower's reimbursement obligations, (xv) endorse the name of any Borrower upon any check, Chattel Paper, Document, Instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Receivables or Inventory; (xvi) use any Borrower's stationery and sign such Borrower's name to verifications of the Receivables and notices thereof to account Borrowers;
(xvii) access and use the information recorded on or contained in any data processing equipment or computer hardware or software relating to the Receivables, Inventory, or other Collateral or proceeds thereof to which any Borrower has access, (xviii) demand, sue for, collect, compromise and give acquittances for any and all Collateral, (xix) prosecute, defend or compromise any action, claim or proceeding with respect to any of the Collateral, and (xx) take such other action as the Secured Party may deem appropriate, including extending or modifying the terms of payment of any Borrower's Borrowers. This power of attorney, being coupled with an interest, shall be irrevocable for the life of this Security Agreement. To the extent permitted by Law, each Borrower hereby waives all claims of damages due to or arising from or connected with any of the rights or remedies exercised by the Secured Party pursuant to this Security Agreement, except claims for damage to the Collateral arising from gross negligence or willful misconduct by the Secured Party.

                  (b) The Secured Party shall have the right to lease, sell or otherwise dispose of all or any of the Collateral at public or private sale or sales for cash, credit or any combination thereof, with such notice as may be required by Law (it being agreed by each Borrower that, in the absence of any contrary requirement of Law, ten (10) days' prior notice of a public or private sale of Collateral shall be deemed reasonable notice), in lots or in bulk, for cash or on credit, all as the Secured Party, in its sole discretion, may deem advisable. Such sales may be adjourned from time to time with or without notice. The Secured Party shall have the right to conduct such sales on any Borrower's premises or elsewhere and shall have the right to use any Borrower's premises without charge for such sales for such time or times as the Secured Party may see fit. The Secured Party may purchase all or any part of the Collateral at public or, if permitted by Law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the reimbursement obligations.

         9. The security interest in each Borrower's Collateral granted to and created in favor of the Secured Party by this Security Agreement shall be for the benefit of the Secured Party. Each of the rights, privileges, and remedies provided to the Secured Party hereunder or otherwise by Law with respect to any Borrower's Collateral shall be exercised by the Secured Party only for its own benefit, and any of such Borrower's Collateral or proceeds thereof held or realized upon at any time by the Secured Party shall be applied as set forth in
Section 9.2.5. of the Credit Agreement. Each Borrower shall pay to the Secured Party any deficiency which may remain after such sale or collection.

         10. If the Secured Party repossesses or seeks to repossess any of the Collateral pursuant to the terms hereof because of the occurrence of an Event of Default, then to the extent it is commercially reasonable for the Secured Party to store any Collateral on any of any Borrower's premises, each Borrower hereby agrees to lease to the Secured Party on a month-to-month tenancy for a period not to exceed one hundred twenty (120) days at the Secured Party's election, at a rental of One Dollar ($1.00) per month, the premises on which the Collateral is located, provided it is located on premises owned or leased by such Borrower.

         11. Upon indefeasible payment in full of the Notes and expiration or payment of all obligations under the Agreement, this Security Agreement shall terminate and be of no further force and effect, and the Secured Party shall thereupon promptly return to a Borrower such of the Collateral and such other documents delivered by such Borrower hereunder as may then be in the Secured Party's possession. Until such time, however, this Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         12. No failure or delay on the part of the Secured Party in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof or of any other right, remedy, power or privilege of the Secured Party hereunder; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No waiver of a single Event of Default shall be deemed a waiver of a subsequent Event of Default. All waivers under this Security Agreement must be in writing. The rights and remedies of the Secured Party under this Security Agreement are cumulative and in addition to any rights or remedies which it may otherwise have, and the Secured Party may enforce any one or more remedies hereunder successively or concurrently at its option.

         13. All notices, statements, requests and demands given to or made upon either party hereto in accordance with the provisions of this Security Agreement shall be given or made as provided in Section 11.6 of the Credit Agreement, and to the Secured Party at the following address set forth above.

         14. Each Borrower agrees that as of the date hereof, all information contained on the Security Interest Data Schedule attached hereto as Schedule A is accurate and complete and contains no omission or misrepresentation. Each Borrower shall promptly notify the Secured Party of any material changes in the information set forth thereon.

         15. Each Borrower acknowledges that the provisions hereof giving the Secured Party rights of access to books, records and information concerning the Collateral and such Borrower's operations and providing the Secured Party access to such Borrower's premises are intended to afford the Secured Party with immediate access to current information concerning such Borrower and its activities, including without limitation, the value, nature and location of the Collateral so that the Secured Party can, among other things, make an appropriate determination during the occurrence of an Event of Default, whether and when to exercise its other remedies hereunder and at Law, including without limitation, instituting a replevin action should any Borrower refuse to turn over any Collateral to the Secured Party. Each Borrower further acknowledges that should such Borrower at any time fail to promptly provide such information and access to the Secured Party, each Borrower acknowledges that the Secured Party would have no adequate remedy at Law to promptly obtain the same. Each Borrower agrees that the provisions hereof may be specifically enforced by the Secured Party and waives any claim or defense in any such action or proceeding that the Secured Party has an adequate remedy at Law.

         16. This Security Agreement shall be binding upon and inure to the benefit of the Secured Party and their respective successors and assigns, and each Borrower and each of its respective successors and assigns, except that no Borrower may assign or transfer such Borrower's obligations hereunder or any interest herein.

         17. This Security Agreement shall be deemed to be a contract under the laws of the State of New Jersey and for all purposes shall be governed by and construed in accordance with the laws of said State excluding its rules relating to conflicts of law.

         18. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                            [SIGNATURE PAGE FOLLOWS]


                 [SIGNATURE PAGE 1 OF 1 TO SECURITY AGREEMENT]


PHL_A #1444279 v2 WORD97


         IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Security Agreement as of the day and year first above set forth.



                                           METROLOGIC INSTRUMENTS, INC.



                           By: /s/C. H. Knowles                       (SEAL)
                           Name:  C. Harry Knowles
                           Title: Chief Executive Officer


                                          ADAPTIVE OPTICS ASSOCIATES, INC.



                            By: /s/C. H. Knowles                       (SEAL)
                            Name:  C. Harry Knowles
                            Title: Chief Executive Officer


/s/C. H. Knowles                              /s/Janet Knowles
C. Harry Knowles                              Janet Knowles

PHL_A #1444279 v2 WORD97




                                   SCHEDULE A
                                       TO
                               SECURITY AGREEMENT

                         SECURITY INTEREST DATA SUMMARY


         19. The chief executive office of ____________________ (the "Borrower") is located at:

                                    ================
                                    ----------------
                                    __________ County

         20. The Borrower's true and full name is: _________________. The Borrower uses no trade names or fictitious names.

         21. All of the Borrower's personal property which has not been delivered to the Secured Party pursuant to the terms of this Security Agreement or the Stock Purchase Agreement is now, and will be at all future times, located at the Borrower's chief executive office as described in Paragraph 1 above, except as specified below: